Exhibit 10.83

CENTRE POINT FUNDING, LLC

as Issuer

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

(f/k/a The Bank of New York Trust Company, N.A.),

as Trustee

AMENDED AND RESTATED

BASE INDENTURE

Dated as of March 9, 2010

Rental Truck Asset Backed Notes

(Issuable in Series)

i

v

Annex 1	–	Definitions List

Exhibit A-1	–	Form of Transfer Certificate (Regulation S)

Exhibit A-2	–	Form of Transfer Certificate (Rule 144A)

AMENDED AND RESTATED BASE INDENTURE, dated as of March 9, 2010, between CENTRE POINT FUNDING, LLC (f/k/a Budget Truck Funding, LLC), a special purpose limited liability company established under the laws of Delaware, as issuer (“CPF”), and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. (f/k/a The Bank of New York Trust Company N.A.), a national banking association organized under the laws of the United States, as trustee (in such capacity, the “Trustee”).

W I T N E S S E T H:

WHEREAS, CPF and the Trustee entered into a Base Indenture dated as of May 11, 2006, as amended pursuant to Amendment No. 1 to the Base Indenture dated as of May 16, 2007 and Amendment No. 2 to the Base Indenture dated as of February 15, 2008 (as amended, the “Original Indenture”);

WHEREAS, CPF and the Trustee desire to amend and restate the Original Indenture in its entirety as set forth herein;

WHEREAS, CPF has duly authorized the execution and delivery of this Base Indenture to provide for the issuance from time to time of one or more Series of Rental Truck Asset Backed Notes (the “Notes”), in each case, issuable as provided in this Base Indenture and the Series Supplement for such Series; and

WHEREAS, all things necessary to make this Base Indenture a legal, valid and binding agreement of CPF, in accordance with its terms, have been done, and CPF proposes to do all the things necessary to make the Notes, when executed by CPF and authenticated and delivered by the Trustee hereunder and duly issued by CPF, the legal, valid and binding obligations of CPF as hereinafter provided;

NOW, THEREFORE, for and in consideration of the premises and the receipt of the Notes by the Noteholders, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Noteholders, as follows:

ARTICLE 1. DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.1. Definitions.

Certain capitalized terms used herein (including the preamble and the recitals hereto) shall have the meanings assigned to such terms in the Definitions List attached hereto as Annex I (the “Definitions List”), as such Definitions List may be amended or modified from time to time in accordance with the provisions hereof.

Section 1.2. Cross-References.

Unless otherwise specified, references in this Base Indenture and in each other Applicable Related Document for any Series of Notes to any Article or Section are references to such Article or Section of this Base Indenture or such other Applicable Related Document, as the case may be and, unless otherwise specified, references in any Article, Section or definition to any clause are references to such clause of such Article, Section or definition.

Section 1.3. Accounting and Financial Determinations; No Duplication.

Where the character or amount of any asset or liability or item of income or expense is required to be determined, or any accounting computation is required to be made, for the purpose of this Indenture, such determination or calculation shall be made, to the extent applicable and except as otherwise specified in this Indenture, in accordance with GAAP. When used herein, the term “financial statement” shall include the notes and schedules thereto. All accounting determinations and computations hereunder or under any other Applicable Related Documents for any Series of Notes shall be made without duplication.

Section 1.4. Rules of Construction.

In this Indenture, unless the context otherwise requires:

(a) the singular includes the plural and vice versa;

(b) reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by this Indenture, and reference to any Person in a particular capacity only refers to such Person in such capacity;

(c) reference to any gender includes the other gender;

(d) reference to any Requirement of Law means such Requirement of Law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time;

(e) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term; and

(f) with respect to the determination of any period of time, “from” means “from and including” and “to” means “to but excluding”.

ARTICLE 2. THE NOTES

Section 2.1. Designation and Terms of Notes.

Each Series of Notes shall be substantially in the form specified in the Series Supplement related to such Series of Notes, shall be secured by the collateral specified hereunder and any additional collateral specified in such Series Supplement, and shall bear, upon its face, the designation for such Series to which it belongs as selected by CPF, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted hereby or by such Series Supplement, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined to be appropriate by the Authorized Officer executing such Notes, as evidenced by his execution of the Notes. All Notes of any Series shall, except as specified in the Series Supplement related to such Series of Notes, be equally and ratably entitled as provided herein to the benefits hereof without preference, priority or distinction on account of the actual time or times of authentication and delivery, all in accordance with the terms and provisions of this Base Indenture and such Series Supplement. The aggregate principal amount of Notes which may be authenticated and delivered under this Base Indenture is unlimited. The Notes of each Series shall be issued in the denominations set forth in the Series Supplement related to such Series of Notes.

Section 2.2. Notes Issuable in Series.

(a) The Notes may be issued in one or more Series. Each Series of Notes shall be created by a Series Supplement related to such Series of Notes.

(b) Notes of a new Series may from time to time be executed by CPF and delivered to the Trustee for authentication and thereupon the same shall be authenticated and delivered by the Trustee upon the receipt by the Trustee of a Company Request at least two (2) Business Days in advance of the related Series Closing Date and upon delivery by CPF to the Trustee, and receipt by the Trustee, of the following:

(i) a Company Order authorizing and directing the authentication and delivery of the Notes of such new Series by the Trustee and specifying the designation of such new Series, the Initial Invested Amount (or the method for calculating the Initial Invested Amount) of such new Series to be authenticated and the Note Rate with respect to such new Series;

(ii) a Series Supplement for such new Series of Notes satisfying the criteria set forth in Section 2.3 executed by CPF and the Trustee and specifying the Principal Terms of such new Series;

(iii) the related Enhancement Agreement, if any, executed by each of the parties thereto, other than the Trustee;

(iv) an Officer’s Certificate of CPF dated as of the applicable Series Closing Date to the effect that (A) no Amortization Event, Limited Liquidation Event of Default, Potential Amortization Event or Enhancement Deficiency with respect to any Series of Notes in the same Group as such new Series of Notes is continuing or will occur as a result of the issuance of such new Series of Notes, (B) no Liquidation Event of Default, no Borrowing Base Deficiency, Lease Event of Default or Potential Lease Event

of Default, in each case, with respect to any Series of Notes in the same Group as such new Series of Notes, is continuing or will occur as a result of the issuance of such new Series of Notes, (C) the issuance of such new Series of Notes will not result in any breach of any of the terms, conditions or provisions of, or constitute a default under, any indenture, mortgage, deed of trust or other agreement or instrument to which CPF is a party or by which it or its property is bound or any order of any court or administrative agency entered in any suit, action or other judicial or administrative proceeding to which CPF is a party or by which it or its property may be bound or to which it or its property may be subject, and (D) all conditions precedent provided in this Base Indenture and the Series Supplement for such new Series of Notes with respect to the authentication and delivery of the new Series of Notes have been satisfied;

(v) a Tax Opinion;

(vi) evidence that each of the parties to the Series Supplement for such new Series of Notes and the other Applicable Related Documents has covenanted and agreed in such Series Supplement and such Applicable Related Documents with respect to such new Series of Notes that, prior to the date which is one year and one day after the payment in full of the latest maturing Note, it will not institute against, or join with any other Person in instituting, against CPF any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings, under any Federal or state bankruptcy or similar law;

(vii) unless otherwise specified in the Series Supplement for such new Series of Notes, an Opinion of Counsel, subject to the assumptions and qualifications stated therein, and in a form substantially acceptable to the Trustee, dated the applicable Series Closing Date, substantially to the effect that:

(A)	all instruments furnished to the Trustee conform in all material respects to the requirements of this Base Indenture and the Series Supplement for such new Series of Notes and constitute all the documents required to be delivered hereunder and thereunder for the Trustee to authenticate and deliver such new Series of Notes, and all conditions precedent provided for in this Base Indenture and the Series Supplement for such new Series of Notes with respect to the authentication and delivery of such new Series of Notes have been complied with in all material respects;

(B)

(1) CPF is duly organized under the jurisdiction of its formation and has the limited liability company power and authority to execute and deliver the Series Supplement for such new Series of Notes, this Base Indenture and each other Applicable Related Document for such new Series of Notes to which it is a party and to issue such new Series of Notes and (2) each of CPF, the Guarantor, the Lessee and the Administrator is duly organized under the jurisdiction of its formation and has the limited liability company power and authority to execute and deliver each of the

Applicable Related Documents for such new Series of Notes to which it is a party and, in the case of CPF, to issue such new Series of Notes;

(C)	the Series Supplement for such new Series of Notes has been duly authorized, executed and delivered by CPF;

(D)	such new Series of Notes has been duly authorized and executed and, when authenticated and delivered in accordance with the provisions of this Base Indenture and the Series Supplement for such new Series of Notes, will constitute valid, binding and enforceable obligations of CPF entitled to the benefits of this Base Indenture and such Series Supplement, subject, in the case of enforcement, to bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors’ rights generally and to general principles of equity;

(E)	this Base Indenture, the Series Supplement for such new Series of Notes and each of the other Applicable Related Documents with respect to such new Series of Notes to which CPF, the Administrator or the Lessee is a party is a legal, valid and binding agreement of CPF, the Administrator or the Lessee, as the case may be, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors’ rights generally and to general principles of equity;

(F)	CPF is not, and is not controlled by, an “investment company” within the meaning of, and is not required to register as an “investment company” under, the Investment Company Act;

(G)	the offer and sale of such new Series of Notes, if offered in accordance with the terms of the Applicable Related Documents for such new Series of Notes, has been offered pursuant to a valid exemption from registration under the Securities Act;

(H)	this Base Indenture and the Series Supplement for such new Series of Notes are not required to be registered under the Trust Indenture Act;

(I)

as to such new Series of Notes and as to any Series of Notes that is part of the same Group as such new Series, the Opinions of Counsel relating to (1) the validity, perfection and priority of security interests, (2) the nature of the Applicable CPF Lease for each Series of Notes in such Group as a “true lease” and not as a financing arrangement, (3) the analysis of substantive consolidation of the assets of CPF with the assets of BRAC or any

Affiliate thereof in the event of insolvency of any one such party, (4) there being no pending or threatened litigation which would materially and adversely affect the ability of CPF, the Lessee, ABCR or the Administrator to perform its obligations under any of the Applicable Related Documents and (5) the absence of any conflict with or violation of any known court decree, injunction, writ or order applicable to CPF or any breach or default of any indenture, agreement or other instrument as a result of the issuance of such Series of Notes by CPF; and

(J)	such other matters as the Trustee may reasonably require; and

(viii) such other documents, instruments, certifications, agreements or other items as the Trustee may reasonably require.

Upon satisfaction of such conditions, the Trustee shall authenticate and deliver, as provided above, such new Series of Notes upon execution thereof by CPF.

Section 2.3. Series Supplement for Each Series.

(a) In conjunction with the issuance of a new Series, the parties hereto shall execute a Series Supplement for such new Series, which shall specify the relevant terms with respect to such new Series of Notes, which may include, without limitation:

(1) its name or designation;

(2) the Initial Invested Amount or the method of calculating the Initial Invested Amount with respect to such Series;

(3) the Note Rate with respect to such Series;

(4) the Series Closing Date;

(5) the interest payment date or dates and the date or dates from which interest shall accrue;

(6) the method of allocating Collections allocated to such Series;

(7) whether the Notes of such Series will be issued in multiple Classes and, if so, the method of allocating Collections allocated to such Series among such Classes and the rights and priorities of each such Class;

(8) the method by which the principal amount of the Notes of such Series shall amortize or accrete;

(9) the names of any Series Accounts to be used by such Series and the terms governing the operation of any such account and the use of moneys therein;

(10) any deposit of funds to be made in any Series Account for such Series of Notes on the Series Closing Date;

(11) the terms of any related Enhancement and the Enhancement Provider thereof, if any;

(12) the form of the Notes of such Series and whether such Notes may be issued in bearer form and any limitations imposed thereon;

(13) the Series Termination Date of such Series;

(14) the Group to which such Series belongs and the Group Specific Collateral in which such Series has an interest;

(15) any additional collateral securing such Series of Notes not specified in this Base Indenture or the Series Supplement for such Series of Notes;

(16) the Eligibility Requirements for the Trucks to be included as Group Specific Collateral for such Series of Notes; and

(17) any other relevant terms of such Series of Notes (including whether or not such Series will be pledged as collateral for an issuance by an Affiliate Issuer) that do not change the terms of any other Series of Notes Outstanding (all such terms, the “Principal Terms” of such Series).

(b) (i) Each Series Supplement will specify that the related Series of Notes will have collateral that is to be segregated as Group Specific Collateral by the Administrator and the Trustee and be solely for the benefit of the Noteholders of such Series of Notes and any other Series of Notes that is designated in the Series Supplement for such other Series of Notes as sharing in such Group Specific Collateral. If any Group Specific Collateral with respect to such Series of Notes is specified, such Series Supplement shall expressly designate such Series as a member of a “Group” and each Series of Notes secured by such Group Specific Collateral shall be a member of the same “Group” for purposes of this Base Indenture; provided, however, that no such new Series of Notes will be issued unless (x) the Rating Agency Condition is met with respect to each Series of Notes Outstanding in the same Group, (y) the Administrator and CPF shall have delivered to the Trustee an Officers’ Certificate to the effect that the issuance of such Series of Notes will not have a material adverse effect on any Series of Notes Outstanding (excluding any impact from the dilution of the percentage interests in the Collateral or Group Specific Collateral or voting percentage of the existing Noteholders as a result of such issuance), and (z) the Series Supplement for such Series of Notes provides, in form satisfactory to the Trustee, for the changes and modifications to this Base Indenture as are described in clause (ii) below, and the other Applicable Related Documents for such Series of Notes comply with the requirements described in clause (ii) below.

(ii) When any Series of Notes is issued, the Series Supplement for such Series of Notes and/or the Applicable Related Documents for such Series of Notes will provide that (A) the Administrator will determine the Group Specific Collateral for such Series of Notes and notify the Trustee of such determination and the Administrator and the Trustee shall segregate and identify the collateral such that (x) the Series of Notes will be secured by the Group Specific Collateral applicable to such Series of Notes and (y) the Noteholders with respect to any other Series of Notes, the Series Supplement with respect to which does not specify that such Series is a member of the same Group as such new Series, will not be entitled to the security interest in such Group Specific Collateral, (B) the Trustee will adjust the allocations and distributions to be made under the Indenture at the written direction of the Administrator so that the Noteholders of a Series of Notes sharing in particular Group Specific Collateral will be entitled to allocations and distributions arising in part or wholly from such Group Specific Collateral and the Noteholders with respect to other Series of Notes not sharing in the security interest in such Group Specific Collateral, as determined by the Series Supplement for such Series of Notes, will not be entitled to allocations and distributions arising from such Group Specific Collateral, (C) the Trustee will act as collateral agent under the Indenture (and in such capacity the Trustee, (x) may establish and maintain a master collection account, and one or more segregated collection accounts, into which Collections from Group Specific Collateral for a Group will be deposited and, after such deposit, further allocated among one or more Segregated Series of Notes in such Group, and (y) will hold its lien encumbering its rights and interests in such Group Specific Collateral for the benefit of all Series of Notes in such Group), (D) the Administrator will designate on its computer system by VIN, and the Trustee will designate in its records in electronic form by VIN, the source of the funds for the financing of each Truck (i.e., the Applicable CPF Lease under which it is leased and the Group to which the related Group Specific Collateral belongs), (E) the Noteholders of any Series of Notes will, subject to the limitations contained in this Base Indenture and the Series Supplement for such Series of Notes, be entitled to cause (pursuant to written direction) the Trustee to exercise remedies under this Base Indenture and such Series Supplement on behalf of such Series of Notes with respect to the Group Specific Collateral for the related Group, (F) in the case of the first Series of Notes in a Group, a separate segregated lease pertaining to the Group Specific Collateral for such Group will be executed and delivered by CPF, as lessor, and the Lessee, (G) to the extent specified in the Series Supplement for such Series of Notes, such actions will be taken by CPF or the Administrator as are necessary to perfect the Trustee’s security interest on behalf of the Noteholders of such Series of Notes in the Group Specific Collateral for such Group, and (H) provisions may be added to the Series Supplement for such Series of Notes and the other Applicable Related Documents for such Series of Notes, if necessary, to reflect the foregoing, which provisions will, among other things, provide for revisions to the terms “Aggregate Required Borrowing Base”, “Borrowing Base Deficiency”, “Collateral”, “Collection Account”, “CPF Lease”, “Required Borrowing Base”, and “Applicable CPF Agreements” and such other terms as may be appropriate; provided that any such revisions shall not have a material adverse effect (and, with respect to each Series, the Trustee may conclusively rely on an Officer’s Certificate of CPF as sufficient evidence of such lack of material adverse effect) on any Series of Notes Outstanding in the same Group or the Noteholders of any Series of Notes in such Group (excluding any impact from the dilution of the percentage interests in the Group Specific Collateral for such Group or voting percentage of the existing Noteholders in such Group as a result of such issuance) unless the Required Noteholders of such Series of Notes shall have given their prior written consent thereto. For purposes of the new Series of Notes, terms that are defined in both the Series Supplement for such new Series of Notes and the Base Indenture shall, for purposes of such Series Supplement and the Base Indenture as it relates to such new Series, have the meanings assigned to them in such Series Supplement. References herein to “all” Series of Notes (other than as specifically stated herein) shall be automatically modified to refer to all Series of Notes in the same Group (or as otherwise provided in the Series Supplement for a Series of Notes).

Section 2.4. Execution and Authentication.

(a) The Notes shall, upon issue pursuant to Section 2.2, be executed by manual, electronically scanned or facsimile signature on behalf of CPF by an Authorized Officer and delivered by CPF to the Trustee for authentication and redelivery as provided herein. If an Authorized Officer whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note shall nevertheless be valid.

(b) At any time and from time to time after the execution and delivery of this Base Indenture, CPF may deliver Notes of any particular Series executed by CPF to the Trustee for authentication, together with one or more Company Orders for the authentication and delivery of such Notes, and the Trustee, in accordance with such Company Order and this Base Indenture, shall authenticate and deliver such Notes.

(c) No Note shall be entitled to any benefit under this Indenture or be valid for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein, duly executed by the Trustee by the manual signature of a Trust Officer. Such signatures on such certificate shall be conclusive evidence, and the only evidence, that the Note has been duly authenticated under this Indenture. The Trustee may appoint an authenticating agent acceptable to CPF to authenticate Notes. Unless limited by the term of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. The Trustee’s certificate of authentication shall be in substantially the following form:

This is one of the Notes of a Series issued under the within mentioned Indenture.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Authorized Signatory

(d) Each Note shall be dated and issued as of the date of its authentication by the Trustee.

(e) Notwithstanding the foregoing, if any Note shall have been authenticated and delivered hereunder but never issued and sold by CPF, and CPF shall deliver such Note to the Trustee for cancellation as provided in Section 2.12 together with a written statement (which need not comply with Section 13.3 and need not be accompanied by an Opinion of Counsel) stating that such Note has never been issued and sold by CPF, for all purposes of this Indenture such Note shall be deemed never to have been authenticated and delivered hereunder and shall not be entitled to the benefits of this Indenture.

Section 2.5. Form of Notes.

(a) Rule 144A Global Note. Except as otherwise provided in Section 2.19 or in the Series Supplement related to a Series of Notes, any Series of Notes, or any class of such Series to be issued and sold in reliance on the exemption from registration provided by Section 4(2) of the Securities Act and resold in reliance on, or eligible for resale under, Rule 144A under the Securities Act (“Rule 144A”), shall be issued in the form of and represented by one or more global Notes in fully registered form without interest coupons (each, a “Rule 144A Global Note”), substantially in the form set forth in the Series Supplement for such Series of Notes, with such legends as may be applicable thereto, which shall be deposited on behalf of the subscribers for the Notes represented thereby with a custodian for DTC (which may be the Trustee), and registered in the name of Cede or another nominee of DTC, duly executed by CPF and authenticated by the Trustee as provided in Section 2.4 for credit to the accounts of the subscribers at DTC. The aggregate principal amount of a Rule 144A Global Note may from time to time be increased or decreased by adjustments made on the records of the custodian for DTC, DTC or its nominee, as the case may be, as hereinafter provided.

(b) Regulation S Global Note. Except as otherwise provided in Section 2.19 or in the Series Supplement related to a Series of Notes, any Series of Notes, or any class of such Series, offered and sold to non-United States Persons in transactions outside of the United States will be offered and sold in reliance on the exemption from registration under the Securities Act provided by Regulation S thereunder (“Regulation S”) and shall be issued in the form of one or more global Notes (each, a “Regulation S Global Note” and together with the Rule 144A Global Notes, each a “Global Note”) in fully registered form without interest coupons substantially in the form set forth in the Series Supplement for such Series of Notes with such legends as may be applicable thereto, registered in the name of Cede or another nominee of DTC for the accounts of

Euroclear Bank S.A./N.V., as operator of Euroclear and Clearstream, duly executed by CPF and authenticated by the Trustee as provided in Section 2.4 and deposited with a custodian for DTC (which may be the Trustee). The aggregate principal amount of the Regulation S Global Note may from time to time be increased or decreased by adjustments made on the records of the custodian for DTC, DTC or its nominee, as the case may be, as hereinafter provided.

(c) Any Series of Notes, or any class of such Series, issued hereunder may be issued as definitive, fully registered Notes without interest coupons (“Definitive Notes”) only in accordance with Section 2.19.

Section 2.6. Registrar and Paying Agent.

(a) CPF shall (i) maintain an office or agency where Notes may be presented for registration of transfer or for exchange (the “Registrar”) and (ii) appoint a paying agent (which shall satisfy the eligibility criteria set forth in Section 10.8(a)) (“Paying Agent”) at whose office or agency Notes may be presented for payment. The Registrar shall keep a register of the Notes and of their transfer and exchange (the “Note Register”). CPF may appoint one or more co-registrars and one or more additional paying agents. The term “Paying Agent” includes any additional paying agent and the term “Registrar” includes any co-registrars. CPF may change any Paying Agent or Registrar without prior notice to any Noteholder. CPF shall notify the Trustee in writing of the name and address of any Agent not a party to this Base Indenture. The Trustee is hereby initially appointed as the Registrar, Paying Agent and agent for service of notices and demands in connection with the Notes.

(b) CPF shall enter into an appropriate agency agreement with any Agent not a party to this Base Indenture. Such agency agreement shall implement the provisions of this Base Indenture that relate to such Agent. If CPF fails to maintain a Registrar or Paying Agent, the Trustee shall act as such, and shall be entitled to appropriate compensation in accordance with this Base Indenture until CPF shall appoint a replacement Registrar or Paying Agent, as applicable.

Section 2.7. Paying Agent to Hold Money in Trust

(a) CPF will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee (and if the Trustee acts as Paying Agent, it hereby so agrees), subject to the provisions of this Section 2.7, that such Paying Agent will:

(i) hold all sums held by it for the payment of amounts due with respect to the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

(ii) give the Trustee notice of any default by CPF (or any other obligor under the Notes) of which it has actual knowledge in the making of any payment required to be made with respect to the Notes;

(iii) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent;

(iv) immediately resign as a Paying Agent and forthwith pay to the Trustee all sums held by it in trust for the payment of Notes if at any time it ceases to meet the standards required to be met by a Trustee hereunder at the time of its appointment; and

(v) comply with all requirements of the Code with respect to the withholding from any payments made by it on any Notes of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith.

(b) CPF may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, by Company Order direct any Paying Agent to pay to the Trustee all sums held in trust by such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which the sums were held by such Paying Agent; and upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums.

(c) Subject to applicable laws with respect to escheat of funds, any money held by the Trustee or any Paying Agent or a Clearing Agency in trust for the payment of any amount due with respect to any Note and remaining unclaimed for two years after such amount has become due and payable shall be discharged from such trust and be paid to CPF on Company Request; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to CPF for payment thereof (but only to the extent of the amounts so paid to CPF), and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may, at the expense of CPF, cause to be published once (x) in a newspaper published in the English language, customarily published on each Business Day and of general circulation in New York City and (y) if the related Series of Notes has been listed on the Luxembourg Stock Exchange, in a newspaper customarily published on a day other than a Saturday, Sunday or other day on which banks are authorized or required by law to be closed in Luxembourg City, Luxembourg and of general circulation in Luxembourg City, Luxembourg, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to CPF. The Trustee may also adopt and employ, at the expense of CPF, any other reasonable means of notification of such repayment.

Section 2.8. Noteholder List. The Trustee will furnish or cause to be furnished by the Registrar to CPF or the Paying Agent, within five Business Days after receipt by the Trustee of a request therefor from CPF or the Paying Agent, respectively, in writing, a list in such form as CPF or the Paying Agent may reasonably require, of the names and addresses of the Noteholders of each Series as of the most recent Record Date for payments to such Noteholders. Unless otherwise provided in the Series Supplement for a Series of Notes, holders of Notes of any Series having an aggregate Invested Amount of not less than 10% of the aggregate Invested Amount of such Series (the “Applicants”) may apply in writing to the Trustee, and if such application states that the Applicants desire to communicate with other Noteholders of any Series in the same Group with respect to their rights under this Indenture or under the Notes and is accompanied by a copy of the communication which such Applicants propose to transmit, then the Trustee, after having been indemnified to its satisfaction by such Applicants for its costs and expenses, shall afford or shall cause the Registrar to afford such Applicants access during normal business hours to the most recent list of Noteholders of any Series in such Group held by the Trustee and shall give CPF notice that such request has been made, within five Business Days after the receipt of such application. Such list shall be as of a date no more than 45 days prior to the date of receipt of such Applicants’ request. Every Noteholder, by receiving and holding a Note, agrees with the Trustee that neither the Trustee, the Registrar, nor any of their respective agents shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Noteholders hereunder, regardless of the source from which such information was obtained.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Noteholders of each Series of Notes. If the Trustee is not the Registrar, CPF shall furnish to the Trustee at such time as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Noteholders of each Series of Notes.

Section 2.9. Transfer and Exchange.

(a) No Note, or beneficial interest in a Note, may be resold, pledged or transferred (including, without limitation, by pledges or hypothecation) unless such sale or transfer is (1) to CPF (upon redemption thereof or otherwise), (2) to any Person the transferor reasonably believes is a qualified institutional buyer (as defined in Rule 144A) in a transaction meeting the requirements of Rule 144A, (3) outside the United States to a Person who is not a U.S. Person (as such term is defined in Regulation S) in a transaction meeting the requirements of Regulation S, (4) pursuant to an exemption from the registration requirements of the Securities Act and in any case, in accordance with any applicable securities laws or “Blue Sky” laws of any state of the United States or any other jurisdiction. Subject to provisions of clauses (i) through (vii) of this Section 2.9(a), when a request to register a transfer or exchange of Global Notes is presented to the Registrar or co-registrar or, in the case of Definitive Notes, when Definitive Notes of any particular Series are presented to the Registrar or a co-registrar with a request to register a transfer or to exchange them for an equal principal amount of Notes of other authorized denominations of the same Series, the Registrar shall register the transfer or make the exchange if its requirements for such transaction are met; provided, however, that any Definitive Notes surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to CPF and the Registrar, duly executed by the holder thereof or its attorney, duly authorized in writing. No Note shall be transferred or exchanged, except in compliance with the following provisions, as applicable:

(i) Transfer of Interest in the same Global Note. Transfers of interests in the same Global Note may be made by book-entry transfer of a beneficial interest within the relevant Clearing Agency and transfers of beneficial interests from one Global Note to another Global Note shall be made in accordance with clauses (ii) and (iii) below of this Section 2.9(a), as applicable.

(ii) Rule 144A Global Note to Regulation S Global Note. If a holder of a beneficial interest in a Rule 144A Global Note wishes at any time to transfer its interest in such Rule 144A Global Note to a Person who wishes to take delivery thereof in the form of an interest in a Regulation S Global Note, such holder may, subject to the rules and procedures of DTC, cause the transfer of such interest for an equivalent beneficial interest in a Regulation S Global Note of the same Series and Class. Upon receipt by the Trustee, as Registrar, of (1) instructions given in accordance with DTC’s procedures from an agent member directing the Registrar to credit or cause to be credited a beneficial interest in a Regulation S Global Note in an amount equal to the beneficial interest in such Rule 144A Global Note to be exchanged or transferred, but not less than the minimum denomination applicable to such Notes, such instructions to contain information regarding the agent member’s account with DTC to be credited with such increase and information regarding the agent member’s account with DTC to be debited with such decrease, (2) a written order given in accordance with DTC’s procedures containing information regarding the agent member’s account with DTC and, in the case of a transfer pursuant to and in accordance with Regulation S, the Euroclear or Clearstream account to be credited with such increase and (3) a certificate in the form of Exhibit A-1 attached hereto given by the holder of such beneficial interest stating that the transfer of such interest has been made in compliance with the transfer restrictions applicable to the Notes and pursuant to and in accordance with Regulation S under the Securities Act, the Trustee shall instruct DTC to reduce such Rule 144A Global Note by the aggregate principal amount of the beneficial interest in such Rule 144A Global Note to be so transferred and the Registrar shall instruct DTC, concurrently with such reduction, to increase the principal amount of a Regulation S Global Note by the aggregate principal amount of the beneficial interest in such Rule 144A Global Note to be so transferred, and to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in a Regulation S Global Note equal to the reduction in the principal amount of such Rule 144A Global Note to be so transferred.

(iii) Regulation S Global Note to Rule 144A Global Note. If a holder of a beneficial interest in a Regulation S Global Note wishes at any time to exchange its interest in such Regulation S Global Note for an interest in a Rule 144A Global Note, or to transfer its interest in such Regulation S Global Note to a Person who wishes to take delivery thereof in the form of an interest in a Rule 144A Global Note, such holder may, subject to the rules and procedures of Euroclear or Clearstream or DTC, as the case may be, exchange or cause the exchange or transfer of such interest for an equivalent beneficial interest in a Rule 144A Global Note of the same Series and Class. Upon receipt by the Trustee, as Registrar, of (1) instructions from Euroclear or Clearstream or DTC, as the case may be, directing the Registrar to credit or cause to be credited a beneficial interest in a Rule 144A Global Note equal to the beneficial interest in a Regulation S Global Note to be exchanged or transferred, but not less than the minimum denomination applicable to such Note, such instructions to contain information regarding the agent member’s account with DTC to be credited with such increase and information regarding the agent member’s account with DTC to be debited with such decrease, and (2) a certificate in the form of Exhibit A-2 attached hereto given by the holder of such beneficial interest and stating that the Person transferring such interest in the Regulation S Global Note reasonably believes that the Person acquiring such interest in the Rule 144A Global Note is a Qualified Institutional Buyer and is obtaining such beneficial interest in a transaction meeting the requirements of Rule 144A, Euroclear or Clearstream or the Registrar, as the case may be, shall instruct DTC to reduce the Regulation S Global Note by the aggregate principal amount of the beneficial interest in the Regulation S Global Note to be exchanged or transferred, and the Registrar shall instruct DTC, concurrently with such reduction, to increase the principal amount of the Rule 144A Global Note by the aggregate principal amount of the beneficial interest in the Regulation S Global Note to be so exchanged or transferred, and to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Rule 144A Global Note equal to the reduction in the principal amount of the Regulation S Global Note to be so exchanged or transferred.

(iv) Other Transfers or Exchanges. In the event that a Global Note is exchanged for Definitive Notes, or Notes are otherwise issued, in definitive registered form without interest coupons, pursuant to Section 2.19, such Notes may be exchanged or transferred for one another only in accordance with such procedures as are substantially consistent with the provisions of clauses (i) through (iii) above (including the certification requirements intended to insure that such exchanges or transfers comply with Rule 144A or Regulation S, as the case may be) and as may be from time to time adopted by CPF and the Trustee.

(b) Upon surrender for registration of transfer of any Note at the office or agency of the Registrar, if the requirements of Section 2.9(g) and Section 8-401(a) of the UCC are met, CPF shall execute and after CPF has executed, the Trustee shall authenticate and deliver to the Noteholder, in the name of the designated transferee or transferees, one or more new Notes, in any authorized denominations, of the same Class and a like initial Invested Amount (or maximum Invested Amount, as the case may be). At the option of any Noteholder, Notes may be exchanged for other Notes of the same Series and Class in authorized denominations of like initial Invested Amount (or maximum Invested Amount, as the case may be), upon surrender of the Notes to be exchanged at any office or agency of the Registrar maintained for such purpose. Whenever Notes of any Series are so surrendered for exchange, if the requirements of Section 2.9(a) and Section 8-401(a) of the UCC are met, CPF shall execute and after CPF has executed, the Trustee shall authenticate and deliver to the Noteholder, the Notes which the Noteholder making the exchange is entitled to receive.

(c) Except as otherwise provided in a Series Supplement for a Series of Notes, every Note presented or surrendered for registration of transfer or exchange shall be (i) duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing, with a medallion signature guarantee, and (ii) accompanied by such other documents as the Trustee may require. CPF shall execute and deliver to the Trustee or the Registrar, as applicable, Notes in such amounts and at such times as are necessary to enable the Trustee to fulfill its responsibilities under this Indenture and the Notes.

(d) All Notes issued upon any registration of transfer or exchange of the Notes shall be the valid obligations of CPF, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

(e) The preceding provisions of this Section 2.9 notwithstanding, the Trustee or the Registrar, as the case may be, shall not be required to register the transfer or exchange of any Note of any Series for a period of 15 days preceding the due date for payment in full of the Notes of such Series.

(f) Unless otherwise provided in the Series Supplement for a Series of Notes, no service charge shall be payable for any registration of transfer or exchange of Notes, but CPF or the Registrar may require payment by the Noteholder of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Notes.

(g) Unless otherwise provided in the Series Supplement for a Series of Notes, registration of transfer of Notes containing a legend relating to the restrictions on transfer of such Notes (which legend shall be set forth in the Series Supplement for such Series of Notes) shall be effected only if the conditions set forth in such Series Supplement are satisfied. Notwithstanding any other provision of this Section 2.9 and except as otherwise provided in Section 2.19, the typewritten Note or Notes representing Book-Entry Notes for any Series of Notes may be transferred, in whole but not in part, only to another nominee of the Clearing Agency for such Series of Notes, or to a successor Clearing Agency for such Series of Notes selected or approved by CPF or to a nominee of such successor Clearing Agency, only if in accordance with this Section 2.9 and Section 2.19.

(h) If the Notes are listed on the Luxembourg Stock Exchange, the Registrar or the Luxembourg Agent, as the case may be, shall send to CPF, upon any transfer or exchange of any Note, information reflected in the copy of the register for the Notes maintained by the Registrar or the Luxembourg Agent, as the case may be.

Section 2.10. Certain Purchaser Representations and Certifications.

(a) Prior to any sale or transfer of the Notes described in clause (2) of Section 2.9(a) above, each prospective purchaser of the Notes shall be deemed to have represented and agreed as follows:

(1) It is a qualified institutional buyer as defined in Rule 144A, it is aware that any sale of the Notes to it will be made in reliance on Rule 144A and it is acquiring the Notes for its own institutional account or for the account of a qualified institutional buyer.

(2) The purchaser understands that the Notes are being offered in a transaction not involving any public offering in the United States within the meaning of the Securities Act, that the Notes have not been and will not be registered under the Securities Act and that (A) such Notes may be offered, resold, pledged or otherwise transferred only (i) to CPF, (ii) to a Person who the seller reasonably believes is a qualified institutional buyer (as defined in Rule 144A) in a transaction meeting the requirements of Rule 144A, (iii) outside the United States to a Person other than a U.S. Person (as defined in Regulation S) in a transaction meeting the requirements of Regulation S under the Securities Act or (iv) in a transaction exempt from the registration requirements of the Securities Act and the applicable securities laws of any State of the United States and any other jurisdiction, in each such case in accordance with this Base Indenture, the Series Supplement for the applicable Series of Notes and any applicable securities laws of any State of the United States and (B) the purchaser will, and each subsequent holder of a Note is required to, notify any subsequent purchaser of a Note of the resale restrictions set forth in (A) above.

(b) Prior to any direct placement of the Notes from CPF to an institutional accredited investor, CPF shall require each such prospective purchaser of the Notes to represent and agree as follows:

(i) to the restrictions on transfer set forth in clause (a) (2) above;

(ii) that it is (w) a qualified institutional buyer within the meaning of Rule 144A or an accredited investor as defined in Rule 501(a)(1),(2),(3) or (7) under the Securities Act; (x) acquiring Notes for its own account or for any separate account for which it is acting; (y) acquiring such Notes for its own institutional account or the account of an accredited investor as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act; and (z) not acquiring the Notes with a view to distribution thereof or with any present intention of offering or selling any of the Notes in a transaction that would violate the Securities Act or the securities laws of any State of the United States or any other applicable jurisdiction; and

(iii) that the Registrar for the Notes will not be required to accept for registration of transfer any Notes acquired by them, except upon presentation of evidence satisfactory to the Registrar that the restrictions on transfer set forth in clause (b)(ii) above have been complied with.

(c) Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, shall be deemed to represent, warrant and agree that (a) either (i) it is not, and is not acquiring such Note or interest therein with the assets of, a plan or account subject to ERISA or Section 4975 of the Code, or an entity that is deemed to hold assets of any of the foregoing, or (ii) the acquisition and holding of such Note or interest therein by the Noteholder or Note Owner, throughout the period that it holds such Note or interest therein, will not result in a non-exempt prohibited transaction under Section 406 of

ERISA or Section 4975 of the Code (or in the case of a governmental, church or non-U.S. plan, a non-exempt violation of any federal, state, local, non-U.S. or other laws or regulations that are substantially similar to the prohibited transaction provisions of ERISA and/or Section 4975 of the Code), because the acquisition and holding of such Note or interest therein (x) is not, and will not become, subject to such laws or (y) is covered by an exemption from all applicable prohibited transactions, all of the conditions of which are and will be satisfied upon its acquisition of, and throughout the term that it holds, such Note or interest therein, and (b) it will not sell, pledge or otherwise transfer such Note or interest therein in violation of the foregoing.

(d) In addition, CPF shall require such prospective purchaser to provide additional information or certifications, as shall be reasonably requested by the Trustee or CPF to support the truth and accuracy of the foregoing acknowledgements, representations and agreements, it being understood that such additional information is not intended to create additional restrictions on the transfer of the Notes. CPF and the Trustee are not obligated, in their individual capacities or as a group, to register the Notes under the Securities Act or any state securities laws.

Section 2.11. Note Legends. Unless otherwise provided for in a Series Supplement for a Series of Notes and except as permitted by the following sentence, in addition to any legends required by Section 2.17, each Note shall bear legends in the following form:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES OR “BLUE SKY” LAWS. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES FOR THE BENEFIT OF CENTRE POINT FUNDING, LLC (THE “COMPANY”) THAT THIS NOTE IS BEING ACQUIRED FOR ITS OWN ACCOUNT AND NOT WITH A VIEW TO DISTRIBUTION AND MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (1) TO THE COMPANY (UPON REDEMPTION THEREOF OR OTHERWISE), (2) TO A PERSON WHO THE TRANSFEROR REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (3) OUTSIDE THE UNITED STATES TO A NON U.S. PERSON (AS DEFINED IN REGULATION S OF THE SECURITIES ACT) IN A TRANSACTION IN COMPLIANCE WITH REGULATION S OF THE SECURITIES ACT OR (4) PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, IN EACH CASE IN COMPLIANCE WITH THE INDENTURE AND ALL APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION. THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE RESALE RESTRICTIONS SET FORTH ABOVE.

EACH NOTEHOLDER OR NOTE OWNER, BY ACCEPTANCE OF A NOTE OR, IN THE CASE OF A NOTE OWNER, A BENEFICIAL INTEREST IN A NOTE, IS DEEMED TO REPRESENT, WARRANT AND AGREE THAT (A) EITHER (I) IT IS NOT, AND IS NOT ACQUIRING SUCH NOTE OR INTEREST THEREIN WITH THE ASSETS OF, A PLAN OR ACCOUNT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR AN ENTITY THAT IS DEEMED TO HOLD ASSETS OF ANY OF THE FOREGOING, OR A GOVERNMENTAL, CHURCH OR NON-U.S. PLAN WHICH IS SUBJECT TO ANY FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SUBSTANTIALLY SIMILAR TO THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND/OR SECTION 4975 OF THE CODE (“SIMILAR LAWS”), OR (II) THE ACQUISITION AND HOLDING OF SUCH NOTE OR INTEREST THEREIN BY THE NOTEHOLDER OR NOTE OWNER, THROUGHOUT THE PERIOD THAT IT HOLDS SUCH NOTE OR INTEREST THEREIN, WILL NOT RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE (OR, IN THE CASE OF A GOVERNMENTAL, CHURCH OR NON-U.S. PLAN, A NON-EXEMPT VIOLATION OF ANY SIMILAR LAWS), BECAUSE THE ACQUISITION AND HOLDING OF SUCH NOTE OR INTEREST THEREIN (X) IS NOT, AND WILL NOT BECOME, SUBJECT TO SUCH LAWS OR (Y) IS COVERED BY AN EXEMPTION FROM ALL APPLICABLE PROHIBITED TRANSACTIONS, ALL OF THE CONDITIONS OF WHICH ARE AND WILL BE SATISFIED UPON ITS ACQUISITION OF, AND THROUGHOUT THE TERM THAT IT HOLDS, SUCH NOTE OR INTEREST THEREIN, AND (B) IT WILL NOT SELL, PLEDGE OR OTHERWISE TRANSFER SUCH NOTE OR INTEREST THEREIN IN VIOLATION OF THE FOREGOING.

Upon any transfer, exchange or replacement of Notes bearing such legend, or if a request is made to remove such legend on a Note, the Notes so issued shall bear such legend, or such legend shall not be removed, as the case may be, unless there is delivered to CPF and the Trustee or the listing agent, if the Notes are listed on the Luxembourg Exchange, such satisfactory evidence, which may include an Opinion of Counsel, as may be reasonably required by CPF or the Trustee that neither such legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the Securities Act. Upon provision of such satisfactory evidence, the Trustee, at the direction of CPF, shall authenticate and deliver a Note that does not bear such legend.

Section 2.12. Persons Deemed Owners. Prior to due presentment for registration of transfer of any Note, the Trustee, any Agent and CPF may deem and treat the Person in whose name any Note is registered (as of the day of determination) as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Trustee, any Agent or CPF shall be affected by notice to the contrary.

Section 2.13. Replacement Notes.

(a) If (i) any mutilated Note is surrendered to the Trustee, or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, and (ii) there is delivered to the Trustee such security or indemnity as may be required by it to hold CPF and the Trustee harmless then, provided that the requirements of Section 8-405 of the UCC are met (which generally permit CPF to impose reasonable requirements), CPF shall execute and upon its request the Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a replacement Note; provided, however, that if any such destroyed, lost or stolen Note, but not a mutilated Note, shall have become or within seven days shall be due and payable, instead of issuing a replacement Note, CPF may pay such destroyed, lost or stolen Note when so due or payable without surrender thereof. If, after the delivery of such replacement Note or payment of a destroyed, lost or stolen Note pursuant to the proviso to the preceding sentence, a protected purchaser (within the meaning of Section 8-303 of the UCC) of the original Note in lieu of which such replacement Note was issued presents for payment such original Note, CPF and the Trustee shall be entitled to recover such replacement Note (or such payment) from the Person to whom it was delivered or any Person taking such replacement Note from such Person to whom such replacement Note was delivered or any assignee of such Person, except a protected purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by CPF or the Trustee in connection therewith.

(b) Upon the issuance of any replacement Note under this Section 2.13, the Registrar, CPF or the Trustee may require the payment by the Holder of such Note of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the reasonable fees and expenses of the Trustee) connected therewith.

(c) Every replacement Note issued pursuant to this Section 2.13 in replacement of any mutilated, destroyed, lost or stolen Note shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes of the same Class and Series duly issued hereunder.

(d) The provisions of this Section 2.13 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 2.14. Treasury Notes. In determining whether the Noteholders of the required Invested Amount of Notes have concurred in any direction, waiver or consent, Notes owned by CPF shall be considered as though they are not Outstanding, except that for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes of which a Trust Officer has received written notice of such ownership shall be so disregarded. Absent written notice to a Trust Officer of such ownership, the Trustee shall not be deemed to have knowledge of the identity of the individual owners of the Notes.

Section 2.15. Cancellation. CPF may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which CPF may have acquired in any manner whatsoever or upon any repayment of the principal amount in respect of such Notes, and all Notes so delivered shall be promptly cancelled by the Trustee. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and the principal of and all accured interest on all such cancelled Notes shall be deemed to have been paid in full (and such payment of principal and interest shall be deemed to have been made to the relevant Noteholders) and such cancelled Notes shall be deemed no longer to be outstanding for all purposes hereunder . CPF may not issue new Notes to replace Notes that it has redeemed or paid or that have been delivered to the Trustee for cancellation. All cancelled Notes held by the Trustee shall be disposed of in accordance with the Trustee’s standard disposition procedures unless CPF shall direct that cancelled Notes be returned to it pursuant to a Company Order.

Section 2.16. Principal and Interest.

(a) The principal of each Series of Notes shall be payable at the times and in the amount set forth in the Series Supplement for such Series of Notes and, unless otherwise specified in such Series Supplement, in accordance with Section 6.1.

(b) Each Series of Notes shall accrue interest as provided in the Series Supplement for such Series of Notes and such interest shall be payable on each Distribution Date for such Series in accordance with Section 6.1 and such Series Supplement.

(c) Except as provided in the following sentence, the Person in whose name any Note is registered at the close of business on any Record Date with respect to a Distribution Date for such Note shall be entitled to receive the principal and interest payable on such Distribution Date notwithstanding the cancellation of such Note upon any registration of transfer, exchange or substitution of such Note subsequent to such Record Date. Any interest payable at maturity shall be paid to the Person to whom the principal of such Note is payable.

(d) Unless otherwise specified in the Series Supplement for a Series of Notes, if CPF defaults in the payment of interest on the Notes of any Series, such interest, to the extent paid on any date that is more than five (5) Business Days after the applicable due date, shall, at the option of CPF, cease to be payable to the Persons who were Noteholders of such Series on the applicable Record Date and in such case CPF shall pay the defaulted interest in any lawful manner, plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Noteholders of such Series on a subsequent special record date which date shall be at least five (5) Business Days prior to the payment date, at the rate provided in the Series Supplement for such Series of Notes and in the Notes of such Series. CPF shall fix or cause to be fixed each such special record date and payment date, and at least 15 days before the special record date, CPF (or the Trustee, in the name of and at the expense of CPF) shall mail to Noteholders of such Series a notice that states the special record date, the related payment date and the amount of such interest to be paid.

Section 2.17. Book-Entry Notes.

(a) For each Series of Notes to be issued in registered form, CPF shall duly execute the Notes, and the Trustee shall, in accordance with Section 2.4 hereof, authenticate and deliver initially one or more Global Notes that (a) shall be registered on the Note Register in the name of DTC or DTC’s nominee, and (b) shall bear legends substantially to the following effect:

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”), TO CENTRE POINT FUNDING, LLC OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. (“CEDE”) OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE, HAS AN INTEREST HEREIN.

So long as DTC or its nominee is the registered owner or holder of a Global Note, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the Notes represented by such Global Note for purposes of this Indenture and such Notes. Members of, or participants in, DTC shall have no rights under this Indenture with respect to any Global Note held on their behalf by DTC, and DTC may be treated by CPF, the Trustee, the Registrar, any Paying Agent and any Agent of such entities as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent CPF, the Trustee, the Registrar, any Paying Agent and any Agent of such entities from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and its agent members, the operation of customary practices governing the exercise of the rights of the holder of a beneficial interest in any Note.

(b) The then currently applicable provisions of the relevant Clearing Agency shall be applicable to beneficial interests in the Global Notes. Account holders or participants in DTC, Euroclear and Clearstream shall have no rights under this Indenture with respect to such Global Note, and the registered holder may be treated by CPF, the Trustee, the Registrar and any

Paying Agent and any Agent of any such entities as the owner of such Global Note for all purposes whatsoever.

(c) Title to the Notes shall pass only by registration in the Note Register maintained by the Registrar pursuant to Section 2.6.

(d) Any typewritten Note or Notes representing Book-Entry Notes shall provide that they represent the aggregate or a specified amount of Outstanding Notes from time to time endorsed thereon and may also provide that the aggregate amount of Outstanding Notes represented thereby may from time to time be reduced to reflect exchanges. Any endorsement of a typewritten Note or Notes representing Book-Entry Notes to reflect the amount, or any increase or decrease in the amount, or changes in the rights of Note Owners represented thereby, shall be made in such manner and by such Person or Persons as shall be specified therein or in the Company Order to be delivered to the Trustee pursuant to Section 2.4. Subject to the provisions of Section 2.4, the Trustee shall deliver and redeliver any typewritten Note or Notes representing Book-Entry Notes in the manner and upon instructions given by the Person or Persons specified therein or in the applicable Company Order. Any instructions by CPF with respect to endorsement or delivery or redelivery of a typewritten Note or Notes representing the Book-Entry Notes shall be in writing but need not comply with Section 2.4 hereof and need not be accompanied by an Opinion of Counsel.

(e) Unless and until Definitive Notes have been issued to all Note Owners pursuant to Section 2.19:

(i) the provisions of this Section 2.17 shall be in full force and effect;

(ii) the Paying Agent, the Registrar and the Trustee may deal with the Clearing Agency for all purposes of this Indenture (including the making of payments on the Notes and the giving of instructions or directions hereunder) as the authorized representatives of the Note Owners;

(iii) to the extent that the provisions of this Section 2.17 conflict with any other provisions of this Base Indenture, the provisions of this Section 2.17 shall control;

(iv) whenever this Indenture requires or permits actions to be taken based upon instructions or directions of Holders of Notes evidencing a specified percentage of the Invested Amount of the Notes, the applicable Clearing Agency shall be deemed to represent a percentage or principal amount in respect of any outstanding Global Notes only to the extent that it has received instructions to such effect from the applicable Note Owners and/or their related Clearing Agency Participants owning or representing, respectively, such percentage or principal amount of the beneficial interest in the Notes and has delivered such instructions or directions to the Trustee; and

(v) the rights of Note Owners shall be exercised only through the applicable Clearing Agency and their related Clearing Agency Participants and shall be limited to those established by law and agreements between such Note Owners and their related Clearing Agency and/or the Clearing Agency Participants. Unless and until

Definitive Notes are issued pursuant to Section 2.19, the applicable Clearing Agencies will make book-entry transfers among their related Clearing Agency Participants and receive and transmit payments of principal and interest on the Notes to such Clearing Agency Participants.

Section 2.18. Notices to Clearing Agency. Whenever notice or other communication to the Noteholders is required under this Indenture, unless and until Definitive Notes shall have been issued pursuant to Section 2.19, the Trustee, CPF and the Administrator shall give all such notices and communications specified herein to be given to Noteholders to the applicable Clearing Agency for further distribution to the Clearing Agency Participants and the Note Owners in accordance with such Clearing Agency’s and Clearing Agency Participants’ customary practices and procedures with respect thereto.

Section 2.19. Definitive Notes.

(a) Conditions for Issuance. Unless otherwise provided in the Series Supplement for a Series of Notes, Definitive Notes shall be issued and delivered, and interests in a Rule 144A Global Note or Regulation S Global Note deposited with DTC or a custodian of DTC pursuant to Section 2.5 shall be transferred to the beneficial owners thereof in the form of Definitive Notes, only if (i) in the case of a transfer or exchange, such transfer complies with Section 2.9 and (ii) either (x) DTC notifies CPF that it is unwilling or unable to continue as depositary for such Rule 144A Global Note or Regulation S Global Note or at any time ceases to be a “clearing agency” registered under the United States Securities Exchange Act of 1934, as amended, (the “Exchange Act”), and in either case a successor depositary so registered is not appointed by CPF within ninety (90) days of such notice or (y) CPF, in its sole discretion, determines that the Rule 144A Global Notes or Regulation S Global Notes with respect to the relevant Series of Notes shall be exchangeable for Definitive Notes, in which case Definitive Notes shall be issuable or exchangeable only in respect of such global Notes or the category of Definitive Notes represented thereby or (z) any Noteholder, purchaser or transferee of a Rule 144A Global Note or a Regulation S Global Note requests the same in the form of a Definitive Note and CPF, in its sole discretion, consents to such request (in which case a Definitive Note shall be issuable or transferable only to such Noteholder, purchaser or transferee), CPF will deliver Notes in definitive registered form, without interest coupons, in exchange for the Rule 144A Global Notes or the Regulation S Global Notes or, in the case of an exchange or transfer described in clause (z) above, in exchange for the applicable beneficial interest in one or more Global Notes. Definitive Notes shall be issued without coupons in minimum denominations that are specified in the Series Supplement for such Series of Notes, subject to compliance with all applicable legal and regulatory requirements.

(b) Issuance. If interests in any Rule 144A Global Note or Regulation S Global Note, as the case may be, are to be transferred to the beneficial owners thereof in the form of Definitive Notes pursuant to this Section 2.19, such Rule 144A Global Note or Regulation S Global Note, as the case may be, shall be surrendered by DTC or its custodian or Agent to the office or agency of the Registrar located in the Borough of Manhattan, The City of New York, or if the Notes are listed on the Luxembourg Stock Exchange, to the applicable listing agent in Luxembourg, to be so transferred, without charge. If interests in any Regulation S Global Note are to be transferred to the beneficial owners thereof in the form of Definitive Notes pursuant to this Section 2.19, such Regulation S Global Note shall be surrendered by DTC or its custodian or Agent to the Registrar or its Agent to be so transferred, without charge. The Trustee shall authenticate and deliver, upon such transfer of interests in such Rule 144A Global Note or Regulation S Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations; provided, that in the case of an interest in a Rule 144A Global Note, no such interest will be transferred except upon delivery of a certificate substantially in the form of Exhibit A-2 hereto, and in the case of an interest in a Regulation S Global Note, no such interest will be transferred except upon delivery of a certificate substantially in the form of Exhibit A-1 hereto. The Definitive Notes issued or transferred pursuant to this Section 2.19 shall be executed, authenticated and delivered only in the denominations specified in the Series Supplement for such Series of Notes, and Definitive Notes shall be registered in such names as DTC (in the case of a transfer and exchange of Global Notes to Definitive Notes) or CPF (in all other cases) shall direct in writing. The Registrar shall have at least thirty (30) days from the date of its receipt of Definitive Notes and registration information to authenticate (or cause to be authenticated) and deliver such Definitive Notes. Any Definitive Note delivered in exchange for an interest in a Rule 144A Global Note or Regulation S Global Note shall, except as otherwise provided by Section 2.11, bear, and be subject to, the legend regarding transfer restrictions set forth in Section 2.11. CPF will promptly make available to the Registrar a reasonable supply of Definitive Notes. CPF shall bear the costs and expenses of printing or preparing any Definitive Notes.

(c) Transfer of Definitive Notes. Subject to the terms of Section 2.9(a), the Holder of any Definitive Note may transfer the same in whole or in part, in an amount equivalent to an authorized denomination, by surrendering at the office maintained by the Registrar for such purpose in the Borough of Manhattan, The City of New York, such Note with the form of transfer endorsed on it duly completed and executed by, or accompanied by a written instrument of transfer in form satisfactory to CPF and the Registrar by, the holder thereof and accompanied by a certificate as specified in Section 2.19(b) above. In exchange for any Definitive Note properly presented for transfer, CPF shall execute and the Trustee shall promptly authenticate and deliver or cause to be authenticated and delivered in compliance with applicable law, to the transferee at such office, or send by mail (at the risk of the transferee) to such address as the transferee may request, Definitive Notes for the same aggregate principal amount as was transferred. In the case of the transfer of any Definitive Note in part, CPF shall execute and the Trustee shall also promptly authenticate and deliver or cause to be authenticated and delivered to the transferor at such office, or send by mail (at the risk of the transferor) to such address as the transferor may request, Definitive Notes for the aggregate principal amount that was not transferred. No transfer of any Definitive Note shall be made unless the request for such transfer is made by the registered holder at such office.

(d) Neither CPF nor the Trustee shall be liable for any delay in delivery of transfer instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Notes for such Series, the Trustee shall recognize the holders of the Definitive Notes as Noteholders of such Series.

Section 2.20. Tax Treatment. CPF has structured this Base Indenture, the Series Supplement for each Series of Notes, and each Series of Notes that have been (or will be) issued with the intention that the Notes will qualify under applicable tax law as indebtedness of CPF and any entity acquiring any direct or indirect interest in any Note by acceptance of its Notes agrees to treat the Notes for purposes of Federal, state and local and income or franchise taxes and any other tax imposed on or measured by income, as indebtedness of CPF.

ARTICLE 3. SECURITY

Section 3.1. Grant of Security Interest.

(a) To secure the Note Obligations and to secure compliance with the provisions of this Indenture, CPF hereby pledges, assigns, conveys, delivers, transfers and sets over to the Trustee, to the extent set forth in Section 3.2(c), for the benefit of the Noteholders (the “Secured Parties”), and hereby grants to the Trustee, for the benefit of the Secured Parties, a security interest in, all of CPF’s right, title and interest in and to all of the following assets, property, and interests of CPF, whether now owned or at any time hereafter acquired or created (collectively, the “Collateral”):

(i) (a) the Collection Account, (b) all funds on deposit therein from time to time, (c) all certificates and instruments, if any, representing or evidencing the Collection Account or the funds on deposit therein from time to time, and (d) all Permitted Investments made at any time and from time to time with the funds on deposit in the Collection Account (including income thereon);

(ii) all Investment Property, other than Investment Property constituting Group Specific Collateral for any Group;

(iii) all additional property not constituting Group Specific Collateral for any Group that may from time to time hereafter (pursuant to the terms of the Series Supplement for a Series of Notes or otherwise) be subjected to the grant and pledge hereof by CPF or by anyone on its behalf; and

(iv) to the extent not otherwise included, all Proceeds, products, offspring, rents or profits of any and all of the foregoing, including cash, and all collateral security and guarantees given by any Person with respect to any of the foregoing.

(b) The foregoing grant is made in trust to secure the Note Obligations for each and every Group and to secure compliance with the provisions of this Indenture, all as provided in this Indenture. The Trustee, as trustee on behalf of the Secured Parties, acknowledges such grant, accepts the trusts under this Indenture in accordance with the provisions of this Indenture and subject to Section 10.1 and 10.2, agrees to perform its duties required in this Indenture to the best of its abilities to the end that the interests of the Secured Parties may be adequately and effectively protected. The Collateral shall secure the Notes in each and every Group equally and ratably without prejudice, priority (except, with respect to any Series of Notes, as otherwise stated in the Series Supplement for such Series of Notes) or distinction.

(c) Notwithstanding the foregoing or anything to the contrary in this Indenture, any Collections or other identifiable proceeds with respect to Group Specific Collateral for a Group which may be deposited in the Collection Account pending transfer to the Group Collection Account for such Group for further allocation among one or more Segregated Series of Notes in such Group shall at all times constitute Group Specific Collateral for such Group, and not Collateral.

Section 3.2. Grant of Group Specific Security Interest.

(a) To secure the Note Obligations with respect to each Series in a Group and to secure compliance with the provisions of this Base Indenture and the Series Supplement for each Series of Notes in such Group, CPF hereby pledges, assigns, conveys, delivers, transfers and sets over to the Trustee, to the extent set forth in the Series Supplement for each Series of Notes in such Group, for the benefit of the Noteholders of such Group (collectively, with respect to a Group, the “Group Secured Parties”), and hereby grants to the Trustee, for the benefit of such Group Secured Parties, a security interest in, all of CPF’s right, title and interest in and to all of the following assets, property, and interests of CPF, whether now owned or at any time hereafter acquired or created (collectively, with respect to a Group, the “Group Specific Collateral”):

(i) the Applicable CPF Lease, any Sublease related to such Applicable CPF Lease and any other agreements related to the Applicable CPF Trucks to which CPF is a party or in which CPF otherwise has an interest (collectively, with respect to a Group, the “Applicable CPF Agreements”), including, without limitation, all monies due and to become due to CPF under or in connection with such Applicable CPF Agreements, whether payable as rent, fees, expenses, costs, indemnities, insurance recoveries, damages for the breach of such Applicable CPF Agreements or otherwise, all security for amounts payable thereunder and all rights, remedies, powers, privileges and claims of CPF against any other party under or with respect to such Applicable CPF Agreements (whether arising pursuant to the terms of such Applicable CPF Agreements or otherwise available to CPF at law or in equity), the right to enforce the Applicable CPF Agreements and to give or withhold any and all consents, requests, notices, directions, approvals, extensions or waivers under or with respect to the Applicable CPF Agreements or the obligations of any party thereunder;

(ii) the Applicable Administration Agreement, including, without limitation, all rights, remedies, powers, privileges and claims of CPF against any other party under or with respect to the Applicable Administration Agreement (whether arising pursuant to the terms of the Applicable Administration Agreement or otherwise available to CPF at law or in equity), and the right to enforce the Applicable Administration Agreement and to give or withhold any and all consents, requests, notices, directions, approvals, extensions or waivers under or with respect to the Applicable Administration Agreement or the obligations of any party thereunder;

(iii) any Applicable Nominee Agreement, including, without limitation, all rights, remedies, powers, privileges and claims of CPF against any other party under or with respect to such Applicable Nominee Agreement (whether arising pursuant to the terms of the Applicable Nominee Agreement or otherwise available to CPF at law or in equity), and the right to enforce such Applicable Nominee Agreement and to give or withhold any and all consents, requests, notices, directions, approvals, extensions or waivers under or with respect to such Applicable Nominee Agreement or the obligations of any party thereunder;

(iv) all Applicable CPF Trucks and all Certificates of Title with respect thereto;

(v) all sale or other proceeds from the disposition of Applicable CPF Trucks, including all monies due in respect of Applicable CPF Trucks, whether payable as the purchase price of Applicable CPF Trucks or as related fees, expenses, costs, indemnities, insurance recoveries or otherwise;

(vi) all payments under insurance policies (whether or not the Trustee is named as the loss payee thereof) or any warranty payable by reason of loss or damage to, or otherwise with respect to, any of Applicable CPF Trucks;

(vii) (a) the Group Collection Account for such Group and all accounts designated in any Series Supplement for a Series in such Group or otherwise as a sub-account or an administrative subaccount thereof (other than any such sub-account or administrative subaccount established solely for the benefit of a particular Series of Notes in a Group, and not for the benefit of any other Series of Notes in such Group, as set forth in the related Series Supplement or other document or agreement pursuant to which such sub-account or administrative subaccount is established), (b) all funds on deposit therein from time to time, (c) all certificates and instruments, if any, representing or evidencing any or all of such accounts or the funds on deposit therein from time to time, (d) all Investment Property credited to any such account at any time and from time to time or acquired at any time and from time to time with the funds on deposit in any or all such accounts (including income thereon) and (e) all Permitted Investments made at any time and from time to time with the funds on deposit in any or all such accounts (including income thereon);

(viii) all additional property relating to such Group that may from time to time hereafter (pursuant to the terms of the Series Supplement for a Series of Notes in such Group or otherwise) be subjected to the grant and pledge hereof by CPF or by anyone on its behalf; and

(ix) to the extent not otherwise included, all Proceeds, products, offspring, rents or profits of any and all of the foregoing, including cash, and all collateral security and guarantees given by any Person with respect to any of the foregoing.

(b) The foregoing grant is made in trust to secure the Note Obligations for the applicable Group and to secure compliance with the provisions of this Base Indenture and the Series Supplement for each Series of Notes in the applicable Group, all as provided in this Base Indenture and each such Series Supplement. The Trustee, as trustee on behalf of the Group Secured Parties for each Group, acknowledges such grant, accepts the trusts under this Base Indenture and the Series Supplement for each Series of Notes in such Group in accordance with the provisions of this Base Indenture and each such Series Supplement and subject to Section 10.1 and 10.2, agrees to perform its duties required in this Base Indenture and each such Series Supplement to the best of its abilities to the end that the interests of the Group Secured Parties for such Group may be adequately and effectively protected. The Group Specific Collateral for a Group shall secure the Notes in such Group equally and ratably without prejudice, priority (except, with respect to any Series of Notes, as otherwise stated in the Series Supplement for such Series of Notes) or distinction.

(c) With respect to any Group, the Group Specific Collateral for such Group granted to the Trustee for the benefit of the Noteholders of such Group shall not include any Group Specific Collateral that is designated as securing any other Group. For all purposes hereunder and for the avoidance of doubt, the Group Specific Collateral for each Group will be held by the Trustee solely for the benefit of the Noteholders of each Series of Notes in such Group, and no Noteholder under any Series in any other Group will have any right, title or interest in, to or under such Group Specific Collateral. The obligations of CPF under this Base Indenture with respect to a Series of Notes issued hereunder shall be limited to recourse against the Collateral and Group Specific Collateral securing such Series of Notes and such obligations of CPF shall be paid only in accordance with the terms of the Indenture applicable to such Series of Notes. If all the amounts ultimately realized on the Collateral and Group Specific Collateral securing one or more Series of Notes are insufficient to satisfy CPF’s obligations under the Indenture applicable to such Series of Notes, CPF shall have no further liability under this Base Indenture or the Series Supplement for any such Series of Notes and any outstanding obligations of CPF shall be extinguished as against the Group Secured Parties with respect to any such Series of Notes. CPF may identify and pledge to the Trustee additional Group Specific Collateral to secure a Series of Notes, as specified in the Series Supplement for such Series of Notes. For the avoidance of doubt, if it is determined that the Noteholders with respect to any Series of Notes have any right, title or interest in, to or under the Group Specific Collateral for any Group other than the Group Specific Collateral designated as securing such Series of Notes, then such Noteholders under such Series of Notes agree that their right, title and interest in, to or under the Group Specific Collateral not designated as securing such Noteholder’s Series of Notes shall be subordinate in all respects to the claims or rights of the Noteholders under any Series of Notes for which such Group Specific Collateral is so designated. This Base Indenture shall constitute a subordination agreement for purposes of Section 510(a) of the Bankruptcy Code. This Section 3.2(c) shall survive termination of this Base Indenture for any reason whatsoever.

Section 3.3. Certain Rights and Obligations of CPF Unaffected.

(a) Notwithstanding the assignment and security interest so granted to the Trustee on behalf of the Secured Parties and the Group Secured Parties for each Group, CPF shall nevertheless be permitted, subject to the provisions of Section 3.4, to give all consents, requests, notices, directions, approvals, extensions or waivers, if any, which are required to be given in the normal course of business (which does not include waivers of default under any of any Applicable Collateral Agreements for any Series of Notes); provided, that the Trustee shall have the right to revoke such permission with respect to any such rights arising under or with respect to Group Specific Collateral of a particular Group upon the occurrence of an Amortization Event with respect to any Series of Notes Outstanding in such Group.

(b) The assignment of and grant of a security interest in the Collateral and in the Group Specific Collateral for each Group to the Trustee on behalf of the Secured Parties and the Group Secured Parties for such Group, respectively, shall not (i) relieve CPF from the performance of any term, covenant, condition or agreement on CPF’s part to be performed or observed under or in connection with any of the Applicable Collateral Agreements for any Series of Notes or (ii) impose any obligation on the Trustee or any of the Secured Parties or Group Secured Parties for such Group to perform or observe any such term, covenant, condition or agreement on CPF’s part to be so performed or observed or impose any liability on the Trustee or any of the Secured Parties or Group Secured Parties for such Group for any act or omission on the part of CPF or from any breach of any representation or warranty on the part of CPF.

(c) CPF hereby agrees to indemnify and hold harmless the Trustee (including its directors, officers, employees and agents) from and against any and all losses, liabilities (including liabilities for penalties), claims, demands, actions, suits, judgments, reasonable out-of-pocket costs and expenses arising out of or resulting from the assignments and security interests granted hereby, whether arising by virtue of any act or omission on the part of CPF or otherwise, including, without limitation, the reasonable out-of-pocket costs, expenses, and disbursements (including reasonable attorneys’ fees and expenses) incurred by the Trustee in enforcing this Indenture or preserving any of its rights to, or realizing upon, any of the Collateral or Group Specific Collateral for any Group; provided, however, the foregoing indemnification shall not extend to any action by the Trustee which constitutes gross negligence or willful misconduct by the Trustee or any other indemnified person hereunder. The indemnification provided for in this Section 3.3 shall survive the removal of, or a resignation by, such Person as Trustee as well as the termination of this Base Indenture or the Series Supplement for any Series of Notes.

Section 3.4. Performance of Applicable Collateral Agreements.

(a) Upon the occurrence of a default or breach by any Person party to an Applicable Collateral Agreement for a Series of Notes, promptly following a request from the Trustee to do so and at CPF’s expense, CPF agrees to take all such lawful action as permitted under this Base Indenture and the Series Supplement for such Series of Notes as the Trustee may request to compel or secure the performance and observance by CPF, the Applicable Nominee Lienholder, the Administrator, the Lessee, the Guarantor or any other party to such Applicable

Collateral Agreements of its obligations to CPF, and to exercise any and all rights, remedies, powers and privileges lawfully available to CPF to the extent and in the manner directed by the Trustee, including, without limitation, the transmission of notices of default and the institution of legal or administrative actions or proceedings to compel or secure performance by CPF, the Applicable Nominee Lienholder, the Administrator, the Lessee or the Guarantor (or such other party to such Applicable Collateral Agreement) of their respective obligations thereunder. If (i) CPF shall have failed, within 30 days of receiving the direction of the Trustee to take commercially reasonable action to accomplish such directions of the Trustee, (ii) CPF refuses to take any such action or (iii) the Trustee reasonably determines that such action must be taken immediately, in any such case the Trustee may take, at the expense of CPF, such previously directed action and any related action permitted under this Base Indenture and the Series Supplement for the related Series of Notes which the Trustee thereafter determines is appropriate (without the need under this provision or any other provision under this Indenture to direct CPF to take such action), on behalf of CPF and the Group Secured Parties for the relevant Group. For the avoidance of doubt, the foregoing provisions of this Section 3.4(a) shall not apply to any Collateral.

(b) Promptly following a request from the Trustee to do so and at CPF’s expense, CPF agrees to take all such lawful action with respect to the Collateral as permitted under this Base Indenture as the Trustee, acting at the direction of the Requisite Investors, may request to exercise any and all rights, remedies, powers and privileges lawfully available to CPF to the extent and in the manner requested by the Trustee. If (i) CPF shall have failed, within 30 days of receiving such a request of the Trustee to take commercially reasonable action to accomplish such request of the Trustee, (ii) CPF refuses to take any such action or (iii) the Trustee reasonably determines that such action must be taken immediately, in any such case, the Trustee shall take, at the expense of CPF, such previously requested action and any related action permitted under this Base Indenture which the Trustee thereafter determines is appropriate (without the need under this provision or any other provision under this Indenture to direct CPF to take such action), on behalf of CPF and the Secured Parties.

Section 3.5. Release of Collateral.

(a) The Trustee shall, when required by the provisions of this Indenture and at CPF’s reasonable request, execute instruments provided to it to release property from the lien of this Indenture, or convey the Trustee’s interest in the same, in a manner and under circumstances that are not inconsistent with the provisions of this Indenture. No party relying upon an instrument executed by the Trustee as provided in this Section 3.5 shall be bound to ascertain the Trustee’s authority, inquire into the satisfaction of any conditions precedent or see to the application of any moneys.

(b) From and after the earlier of (i) the date of the deposit of the Disposition Proceeds of an Applicable CPF Truck by or on behalf of CPF into the Collection Account (for further credit to the Group Collection Account for the relevant Group) and (ii) in the case of a Casualty, the date the related Casualty Payment is deposited into the Collection Account (for further credit to the Group Collection Account for the relevant Group), such Applicable CPF

Truck and the related Certificate of Title shall automatically be released from the lien of this Base Indenture and the Series Supplement for each Series of Notes in the related Group.

(c) The Trustee shall, at such time as there is no Note Outstanding, release any remaining portion of the Collateral from the lien of this Indenture and release to CPF any funds then on deposit in the Collection Account and any Series Accounts. The Trustee shall, at such time as there is no Note of a particular Group Outstanding, release any remaining portion of the Group Specific Collateral for such Group from the lien of this Base Indenture and the Series Supplement for any Series of Notes in such Group and release to CPF any funds then on deposit in the Group Collection Account and any Series Accounts for such Group. The Trustee shall release property from the lien of this Base Indenture or the Series Supplement for any Series of Notes pursuant to this Section 3.5(c) only upon receipt of a Company Order accompanied by an Officer’s Certificate meeting the applicable requirements of Section 13.3 and, upon request by the Trustee, an Opinion of Counsel.

Section 3.6. Opinions of Counsel. The Trustee shall receive at least seven days’ notice when requested by CPF to take any action pursuant to Section 3.5(a), accompanied by copies of any instruments involved, and the Trustee may also require as a condition of such action, an Opinion of Counsel, in form and substance reasonably satisfactory to the Trustee, stating the legal effect of any such action, outlining the steps required to complete the same, and concluding that all such action will not materially and adversely impair the security for any Series of Notes or the rights of any Noteholders; provided, however that such Opinion of Counsel shall not be required to express an opinion as to the fair value of the Collateral or of any Group Specific Collateral. Counsel rendering any such opinion may rely, without independent investigation, on the accuracy and validity of any certificate or other instrument delivered to the Trustee in connection with any such action.

Section 3.7. Stamp, Other Similar Taxes and Filing Fees. CPF shall indemnify and hold harmless the Trustee from any present or future claim for liability for any stamp or other similar tax and any penalties or interest with respect thereto, that may be assessed, levied or collected by any jurisdiction in connection with this Indenture or any Collateral or any Group Specific Collateral for any Group. CPF shall pay, or reimburse the Trustee for, any and all amounts in respect of, all search, filing, recording and registration fees, taxes, excise taxes and other similar imposts that may be payable or determined to be payable in respect of the execution, delivery, performance and/or enforcement of this Indenture.

[THE REMAINDER OF ARTICLE 3, INCLUDING ANY ADDITIONAL COLLATERAL WITH RESPECT TO A SERIES, MAY BE SPECIFIED IN ANY SUPPLEMENT WITH RESPECT TO ANY SUCH SERIES]

ARTICLE 4. REPORTS

Section 4.1. Reports and Instructions to Trustee.

(a) Daily Reports. On each Business Day commencing on the Initial Closing Date, CPF shall prepare and maintain, or cause to be prepared and maintained, at the office of CPF, a record (each, a “Daily Report”) setting forth the aggregate of the amounts deposited in the Collection Account, and the applicable portion thereof to be further credited to the Group Collection Account for each Group, on the immediately preceding Business Day, which shall consist of: (A) the aggregate amount of proceeds received with respect to the sale of Applicable CPF Trucks for each Group and deposited in the Collection Account, for further credit to the Group Collection Account for such Group, (B) the aggregate amount of other Collections deposited in the Collection Account, for further credit to the Group Collection Account for the relevant Group, and (C) the aggregate amount of withdrawals made from the Collection Account, and the Group Collection Account for each Group, to pay the Initial Acquisition Cost of Trucks or maintenance and other administrative expenses in respect of any Applicable CPF Trucks for such Group. CPF shall deliver a copy of the Daily Report for each Business Day to the Trustee.

(b) Reports and Certificates. Promptly following delivery to CPF, CPF shall forward to the Trustee copies of all reports, certificates, information or other materials delivered to CPF pursuant to the Applicable CPF Lease for each Series of Notes.

(c) Monthly Certificate. On each Determination Date, CPF shall furnish to the Trustee and the Paying Agent a certificate for each Group substantially in the form of Exhibit A (each a “Monthly Certificate”). The Monthly Certificate delivered in March of each calendar year beginning in March 2011 shall list all Applicable CPF Trucks by Group and shall set forth the Group to which each such Applicable CPF Truck relates.

(d) Monthly Noteholders’ Statement. On each Determination Date, CPF shall furnish to the Paying Agent a Monthly Noteholders’ Statement with respect to each Series of Notes substantially in the form, or as otherwise provided, in the Series Supplement for such Series of Notes.

(e) Monthly Collateral Certificate. On or before (but not more than five days before) each Distribution Date, CPF shall furnish to the Trustee an Officer’s Certificate of CPF for each Group to the effect that, except as stated therein, (i) the Collateral and all Applicable CPF Trucks and other Group Specific Collateral for such Group is free and clear of all Liens, other than Permitted Liens, and (ii) a schedule describing all of the vicarious liability claims then outstanding against CPF.

(f) Quarterly Compliance Certificates. On or before (but not more than five days before) the Distribution Date in each of March, June, September and December, commencing in June 2010, CPF shall deliver to the Trustee an Officer’s Certificate of CPF to the effect that, except as provided in a notice delivered pursuant to Section 8.9, no Amortization Event or Potential Amortization Event with respect to any Series of Notes Outstanding in any

Group has occurred or is continuing and no Lease Event of Default or Potential Lease Event of Default under the Applicable CPF Lease for any Group has occurred or is continuing.

(g) Additional Information. From time to time such additional information regarding the financial position, results of operations or business of the Lessee, the Guarantor, the Administrator, or CPF as the Trustee may reasonably request to the extent that such information is available to CPF pursuant to the Applicable Related Documents for any Series of Notes.

(h) Instructions as to Withdrawals and Payments. CPF will furnish, or cause to be furnished, to the Trustee or the Paying Agent, as applicable, written instructions to make withdrawals and payments from the Collection Account and any other accounts specified in a Series Supplement for a Series of Notes (including the Group Collection Account for the relevant Group) and to make drawings under any Enhancement as contemplated herein and in the Series Supplement for such Series of Notes. The Trustee and the Paying Agent shall promptly follow any such written instructions, which, notwithstanding any provision contained in the Indenture or any Applicable Related Document in connection with any Series of Notes, may be provided by facsimile transmission or e-mail.

Section 4.2. Reports to Noteholders.

(a) Distribution of Monthly Noteholders’ Statement. On each Distribution Date, the Paying Agent shall forward to each Noteholder of record as of the immediately preceding Record Date of each Series of Notes Outstanding the Monthly Noteholders’ Statement with respect to such Series.

(b) Annual Noteholders’ Tax Statement. Unless otherwise specified in the Series Supplement for a Series of Notes, beginning with calendar year 2011, the Paying Agent shall furnish upon written request received on or before January 31 of any calendar year to each Person who at any time during the preceding calendar year was a Noteholder a statement prepared by CPF containing the information which is required to be contained in the Monthly Noteholders’ Statements with respect to each Series of Notes aggregated for such calendar year or the applicable portion thereof during which such Person was a Noteholder, together with such other customary information (consistent with the treatment of the Notes as debt) as CPF deems necessary or desirable to enable such Noteholder to prepare its tax return (each such statement, an “Annual Noteholders’ Tax Statement”). Such obligations of CPF to prepare and the Paying Agent to distribute the Annual Noteholders’ Tax Statement shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Paying Agent pursuant to any requirements of the Code as may be in effect from time to time.

Section 4.3. Rule 144A Information. For so long as any of the Notes remain outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, CPF covenants and agrees that it shall, during any period in which it is not subject to Section 13 or 15(d) under the Exchange Act, make available to any Noteholder and to any prospective purchaser of Notes designated by such Noteholder, upon the request of such Noteholder or prospective purchaser, any information required to be provided to such holder or prospective purchaser to satisfy the conditions set forth in Rule 144A(d)(4) under the Securities Act.

Section 4.4. Administrator. Pursuant to the Applicable Administration Agreement for each Series of Notes, the Administrator has agreed, or may agree, to provide certain reports, instructions and other services on behalf of CPF. The Noteholders by their acceptance of the Notes consent to the provision of such reports by the Administrator in lieu of CPF.

[ANY ADDITIONAL REPORTING REQUIREMENTS WITH RESPECT TO A SERIES OF NOTES MAY BE SPECIFIED IN ANY SERIES SUPPLEMENT WITH RESPECT TO SUCH SERIES OF NOTES.]

ARTICLE 5. ALLOCATION AND APPLICATION OF COLLECTIONS

Section 5.1. Collection Account and Group Collection Accounts.

(a) Establishment of Collection Account and Group Collection Accounts. On or prior to the Initial Closing Date, CPF, the Collection Account Securities Intermediary and the Trustee shall have entered into the Collection Account Control Agreement pursuant to which the Collection Account shall be established and maintained for the collective benefit of the Noteholders. On or prior to the Series Closing Date for the first Series of Notes of any Group, CPF, the Securities Intermediary and the Trustee shall have entered into an account control agreement pursuant to which the Group Collection Account for such Group shall be established and maintained for the collective benefit of the Noteholders of each Series in such Group. If at any time a Trust Officer obtains knowledge that the Collection Account or any Group Collection Account is no longer an Eligible Account, the Trustee shall, within ten (10) Business Days of obtaining such knowledge, cause the Collection Account or such Group Collection Account, as applicable, to be moved to a Qualified Institution or a Qualified Trust Institution and cause the depositary maintaining the new Collection Account or Group Collection Account to assume the obligations of the existing Collection Account Securities Intermediary under the Collection Account Control Agreement or the existing Securities Intermediary under such account control agreement, as applicable. Initially, the Collection Account and, unless otherwise provided in the Series Supplement for a Series of Notes in a Group, each Group Collection Account will be established with the Trustee.

(b) Administration of the Collection Account and Group Collection Accounts. All amounts held in the Collection Account and each Group Collection Account shall be invested in Permitted Investments in accordance with the Collection Account Control Agreement or other applicable account control agreement at the written direction of CPF. Investments of funds on deposit in the Group Collection Account or any administrative sub-accounts of the Group Collection Account established in respect of a particular Series of Notes in a Group shall be required to mature on or before the dates specified in the Series Supplement for such Series of Notes. In the absence of written investment instructions hereunder, funds on deposit in the Collection Account and each Group Collection Account shall remain uninvested. CPF shall not direct the disposal of any Permitted Investments prior to the maturity thereof to the extent such disposal would result in a loss of the initial purchase price of such Permitted Investment.

(c) Earnings from Collection Account and Group Collection Accounts. All interest and earnings (net of losses and investment expenses) paid on funds on deposit in the Collection Account or any Group Collection Account shall be deemed to be available and on deposit for distribution. CPF shall, to the extent reasonably practicable, allocate earnings in the Collection Account to one or more Groups based on the Group Specific Collateral to which such amounts relate, and to the extent such allocation is not reasonably practicable, CPF may in its sole discretion allocate earnings in the Collection Account to one or more Groups.

(d) Establishment of Series Accounts. To the extent specified in the Series Supplement with respect to any Series of Notes in any Group, the Trustee may establish and maintain a Group Collection Account for such Group and one or more other Series Accounts and/or administrative sub-accounts of the Collection Account to facilitate the proper allocation of Collections in accordance with the terms of this Base Indenture and such Series Supplement.

(e) Trustee Accounts as Securities Accounts. Each of CPF and the Trustee on behalf of the secured parties hereunder and as Securities Intermediary acknowledges and agrees that all of the accounts established under Article 4 of this Base Indenture and under Series Supplement for any Series of Notes (all such accounts and any accounts established by the Trustee or CPF under any Series Supplement for any future Series of Notes, the “Issuer Accounts”) are intended to be, and the Trustee agrees to establish such accounts as, “securities accounts” (as defined in Section 8-501 of the New York UCC). The Trustee represents and warrants that it is a “securities intermediary” (as defined in Section 8-102 of the New York UCC) and a “bank” (as defined in Section 9-102 of the New York UCC) (the Trustee in such capacities is referred to herein as the “Securities Intermediary”). The Securities Intermediary has, at the time of execution and delivery of the Base Indenture, entered into a Control Agreement with respect to each existing Issuer Account and will, unless otherwise provided in the Series Supplement for a new Series of Notes, execute and deliver a Control Agreement with respect to any Issuer Accounts hereinafter created pursuant to a Series Supplement for a Series of Notes or any other Applicable Related Document for a Series of Notes.

Section 5.2. Collections and Allocations.

(a) Collections in General. Until this Base Indenture is terminated pursuant to Section 11.1, CPF shall, and the Trustee is authorized to, cause all Collections due and to become due to CPF or the Trustee, as the case may be, to be deposited in the following manner:

(i) all amounts representing the proceeds from sales of Applicable CPF Trucks for any Series of Notes by CPF, the Lessee or the Administrator to third parties to be deposited by CPF, the Lessee or the Administrator within two Business Days of its receipt into the Collection Account, for further credit to the Group Collection Account for the relevant Group;

(ii) all amounts payable to CPF pursuant to the Applicable CPF Lease for any Series of Notes shall be paid directly to the Trustee for deposit into the Collection Account, for further credit to the Group Collection Account for the relevant Group;

(iii) all amounts due from any other source in respect of the Collateral and the Group Specific Collateral for any Group (other than insurance proceeds and warranty payments in respect of Applicable CPF Trucks for any Series of Notes) to be paid either (a) directly into the Collection Account at such times as such amounts are due or (b) by the Administrator or the Lessee into the Collection Account within two Business Days of its receipt thereof (and, in each case, CPF represents to the Secured Parties and the Group Secured Parties for such Group that it has instructed the Administrator, the Lessee and any other source of Collections, as applicable, to so remit such amounts), it being understood that any such amounts due in respect of Group Specific Collateral for a Group shall be further credited to the Group Collection Account for such Group.

All amounts on deposit in the Collection Account shall be allocated and distributed as provided herein and as supplemented by the Series Supplement for each outstanding Series of Notes.

Upon the occurrence and during the continuance of an Amortization Event or Potential Amortization Event with respect to any Series of Notes Outstanding, insurance proceeds and warranty payments relating to the Group Specific Collateral for such Series of Notes will be deposited in the Collection Account and further credited to the Group Collection Account for the related Group, in each case, within two Business Days of their receipt by CPF, the Lessee or the Administrator; provided, however, upon the delivery of an Officer’s Certificate of the Administrator to the Trustee (upon which it may conclusively rely) certifying (i) that an Applicable CPF Truck for which insurance proceeds or warranty payments, as the case may be, have been received in the Collection Account has been repaired and (ii) as to the dollar amount of such repairs, the Trustee shall release to CPF insurance proceeds or warranty payments, as the case may be, in such dollar amount (to the extent not previously applied hereunder). CPF agrees that if any such monies, instruments, cash or other proceeds shall be received by CPF in an account other than the Collection Account or in any other manner, such monies, instruments, cash and other proceeds will not be commingled by CPF with any of its other funds or property, if any, but will be held separate and apart therefrom and shall be held in trust by CPF for, and immediately paid over to, but in any event within two Business Days from receipt, the Trustee, with any necessary endorsement. CPF shall ensure that all funds to be deposited in the Collection Account are paid to the Trustee by wire transfer. All monies, instruments, cash and other proceeds received by the Trustee pursuant to this Indenture shall be immediately deposited in the Collection Account and further credited to the Group Collection Account for the relevant Group, and shall, in each case, be applied as provided in this Article 5.

(b) Allocations for Noteholders. On each day on which Collections are deposited into the Collection Account, CPF shall, upon identification of the Collections, allocate Collections deposited into the Collection Account in accordance with this Article 5 and shall instruct the Trustee to withdraw the required amounts from the Collection Account and make the required deposits in any Series Account (including, without limitation, the Group Collection Account for each Group) in accordance with this Article 5, as modified by the Series Supplement for any Series of Notes. CPF shall make such deposits or payments on the date indicated therein in immediately available funds or as otherwise provided in the Series Supplement for any Series of Notes.

(c) Unallocated Principal Collections. If, after giving effect to Section 5.2(b), Principal Collections allocated to any Series on any Distribution Date are in excess of the amount required to be paid in respect of such Series on such Distribution Date, then any such excess Principal Collections shall be allocated to CPF or such other party as may be entitled thereto as set forth in the Series Supplement for any Series of Notes.

Section 5.3. Determination of Monthly Interest. Monthly payments of interest on each Series of Notes shall be determined, allocated and distributed in accordance with the procedures set forth in the Series Supplement for such Series of Notes.

Section 5.4. Determination of Monthly Principal. Monthly payments of principal of each Series of Notes shall be determined, allocated and distributed in accordance with the procedures set forth in the Series Supplement for such Series of Notes. However, all principal of or interest on any Series of Notes shall be due and payable no later than the Series Termination Date with respect to such Series.

[THE REMAINDER OF ARTICLE 5 IS RESERVED AND MAY BE SPECIFIED IN ANY SERIES SUPPLEMENT WITH RESPECT TO ANY SERIES OF NOTES.]

ARTICLE 6. DISTRIBUTIONS

Section 6.1. Distributions in General.

(a) Notwithstanding any provision hereof or of the Series Supplement for any Series of Notes, prior to depositing any amounts on deposit in the Collection Account or the Group Collection Account for any Group into any Distribution Account, all amounts due and payable to the Trustee pursuant to Section 10.5 and under the Applicable Nominee Agreement for any Series of Notes (including all reasonable costs and expenses incurred by the Trustee related to the disposition of any Collateral or Group Specific Collateral for any Group), to the

extent not already paid by CPF, shall be withdrawn from the Collection Account or the Group Collection Account for the relevant Group and paid to the Trustee. Unless otherwise specified in the Series Supplement for a Series of Notes, on each Distribution Date with respect to each Outstanding Series, after payment of the amounts described in the preceding sentence, (i) the Paying Agent shall deposit (in accordance with the Monthly Certificate delivered to the Trustee) in the Distribution Account for each such Series the amounts on deposit in the Group Collection Account for the relevant Group, in each case, allocable to Noteholders of such Series as interest and principal, and (ii) to the extent provided for in the Series Supplement for such Series of Notes, the Trustee shall deposit in the Distribution Account for each such Series the amount of Enhancement for such Series drawn in connection with such Distribution Date.

(b) Unless otherwise specified in the Series Supplement for a Series of Notes, on each Distribution Date, the Paying Agent shall pay to the Noteholders of each Series of record on the preceding Record Date the amounts payable thereto hereunder by check mailed first-class postage prepaid or by wire (according to wiring instructions to be provided by such Noteholder) to such Noteholder at the address for such Noteholder appearing in the Note Register, except that with respect to Notes registered in the name of a Clearing Agency or its nominee, such amounts shall be payable by wire transfer of immediately available funds released by the Paying Agent from the applicable Series Account no later than noon (New York City time) on the Payment Date for credit to the account designated by such Clearing Agency or its nominee, as applicable; provided, however, that, the final principal payment due on a Note shall only be paid to the Noteholder of a Note on due presentment of such Note for cancellation in accordance with the provisions of the Note.

(c) Unless otherwise specified in the Series Supplement for a Series of Notes, (i) all distributions to Noteholders of all Classes within a Series of Notes will have the same priority and (ii) in the event that on any date of determination the amount available to make payments to the Noteholders of a Series is not sufficient to pay all sums required to be paid to such Noteholders on such date, then each Class of Noteholders will receive its ratable share (based upon the aggregate amount due to such Class of Noteholders) of the aggregate amount available to be distributed in respect of the Notes of such Series.

ARTICLE 7. REPRESENTATIONS AND WARRANTIES

CPF hereby represents and warrants, for the benefit of the Trustee and the Noteholders of each Series in a Group, as follows as of the Restatement Effective Date and each Series Closing Date for each Series of Notes in such Group:

Section 7.1. Existence and Power. CPF (a) is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, (b) is duly qualified to do business as a foreign company and in good standing under the laws of each jurisdiction where the character of its property, the nature of its business or the performance of its obligations make such qualification necessary, and (c) has all company powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted and for purposes of the transactions contemplated by this Base Indenture and the other Applicable Related Documents.

Section 7.2. Company and Governmental Authorization. The execution, delivery and performance by CPF of this Base Indenture, the Series Supplement for each Series of Notes in such Group and each other Applicable Related Document to which it is a party (a) is within CPF’s company power and has been duly authorized by all necessary company action, (b) requires no action by or in respect of, or filing with, any Governmental Authority which has not been obtained and (c) does not contravene, or constitute a default under, any Requirements of Law with respect to CPF or any Contractual Obligation with respect to CPF or any of its assets or result in the creation or imposition of any Lien on any property of CPF, except for Liens created by this Base Indenture or the Applicable Related Documents. This Base Indenture, the Series Supplement for each Series of Notes in such Group, and each of the other Applicable Related Documents to which CPF is a party has been executed and delivered by a duly authorized officer of CPF.

Section 7.3. No Consent. No consent, action by or in respect of, approval or other authorization of, or registration, declaration or filing with, any Governmental Authority or other Person is required for the valid execution and delivery by CPF of this Base Indenture, the Series Supplement for any Series of Notes in such Group or any Applicable Related Document or for the performance of any of CPF’s obligations hereunder or thereunder other than such consents, approvals, authorizations, registrations, declarations or filings as shall have been obtained by CPF prior to the Initial Closing Date or as contemplated in Section 7.14.

Section 7.4. Binding Effect. This Base Indenture, the Series Supplement for each Series of Notes in such Group, and each other Applicable Related Document is a legal, valid and binding obligation of CPF enforceable against CPF in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors’ rights generally or by general equitable principles, whether considered in a proceeding at law or in equity and by an implied covenant of good faith and fair dealing).

Section 7.5. Financial Information; Financial Condition. All balance sheets, all statements of operations, of members’ equity and of cash flow, and other financial data (other than projections) which have been or shall hereafter be furnished by CPF to the Trustee and any Noteholder for a Series of Notes in such Group have been and will be prepared in accordance with GAAP (to the extent applicable) and do and will present fairly the financial condition of the entities involved as of the dates thereof and the results of their operations for the periods covered thereby, subject, in the case of all unaudited statements, to normal year-end adjustments and lack of footnotes and presentation items.

Section 7.6. Litigation. There is no action, suit or proceeding pending against or, to the knowledge of CPF, threatened against or affecting CPF before any court or arbitrator or any Governmental Authority with respect to which there is a reasonable possibility of an adverse decision that would materially adversely affect the financial position, results of operations, business, properties, performance, prospects or condition (financial or otherwise) of CPF or which in any manner draws into question the validity or enforceability of this Base Indenture, the Series Supplement for any Series of Notes in such Group or any other Applicable Related Document or the ability of CPF to perform its obligations hereunder or thereunder.

Section 7.7. No ERISA Plan. CPF has not established and does not maintain or contribute to any Pension Plan that is covered by Title IV of ERISA.

Section 7.8. Tax Filings and Expenses. CPF has filed all federal, state and local tax returns and all other tax returns which, to the knowledge of CPF, are required to be filed (whether informational returns or not), and has paid all taxes due, if any, pursuant to said returns or pursuant to any assessment received by CPF, except such taxes, if any, as are being contested in good faith and for which adequate reserves have been set aside on its books. CPF has paid all fees and expenses required to be paid by it in connection with the conduct of its business, the maintenance of its existence and its qualification as a foreign limited liability company authorized to do business in each State in which it is required to so qualify, except to the extent that the failure to pay such fees and expenses is not reasonably likely to result in a Material Adverse Effect.

Section 7.9. Disclosure. All certificates, reports, statements, documents and other information furnished to the Trustee or any Noteholder for a Series of Notes in such Group by or on behalf of CPF pursuant to any provision of this Base Indenture or any Applicable Related Document, or in connection with or pursuant to any amendment or modification of, or waiver under, this Base Indenture or any Applicable Related Document, shall, at the time the same are so furnished, be complete and correct to the extent necessary to give the Trustee or such Noteholder true and accurate knowledge of the subject matter thereof in all material respects, and the furnishing of the same to the Trustee or such Noteholder shall constitute a representation and warranty by CPF made on the date the same are furnished to the Trustee or to such Noteholder to the effect specified herein.

Section7.10. Investment Company Act. CPF is not, and is not controlled by, an “investment company” within the meaning of, and is not required to register as an “investment company” under, the Investment Company Act.

Section 7.11. Regulations T, U and X. No proceeds of any Series of Notes in such Group will be used to purchase or carry any “margin stock” (as defined or used in the regulations of the Board of Governors of the Federal Reserve System, including Regulations T, U and X thereof). CPF is not engaged in the business of extending credit for the purpose of purchasing or carrying any margin stock.

Section 7.12. Solvency. Both before and after giving effect to the transactions contemplated by this Base Indenture, the Series Supplement for each Series of Notes in such Group, and the other Applicable Related Documents, CPF is solvent within the meaning of the Bankruptcy Code and CPF is not the subject of any voluntary or involuntary case or proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy or insolvency law and no Event of Bankruptcy has occurred with respect to CPF.

Section 7.13. Ownership of Membership Interests; Subsidiary. All of the issued and outstanding shares of membership interests of CPF are owned by BRAC, all membership interests have been validly issued, are fully paid and non-assessable and are owned of record by BRAC, free and clear of all Liens other than Permitted Liens. CPF has no subsidiaries and owns no capital stock of, or other equity interest in, any other Person.

Section 7.14. Security Interests.

(a) All action necessary (including the filing of UCC-1 financing statements necessary to perfect the Trustee’s security interest in the Collateral for the benefit of the Secured Parties and in the Group Specific Collateral for such Group for the benefit of the Group Secured Parties for such Group (in each case, now in existence and hereafter acquired)), has been or will be duly and effectively taken on or prior to the Restatement Effective Date or, solely in the case of Group Specific Collateral for such Group, on or prior to the date of the issuance of the first Series of Notes in such Group.

(b) CPF owns and has good and marketable title to the Collateral and the Group Specific Collateral for such Group, in each case, free and clear of all Liens other than Permitted Liens. CPF’s rights under the Applicable Collateral Agreements constitute general intangibles under the applicable UCC. This Base Indenture constitutes a valid and continuing Lien on the Collateral and the Group Specific Collateral for such Group in favor of the Trustee on behalf of the Secured Parties and the Group Secured Parties for such Group, respectively, which Lien on the Collateral and the Group Specific Collateral for such Group has been perfected and is prior to all other Liens (other than Permitted Liens), enforceable as such as against creditors of and purchasers from CPF in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors’ rights generally or by general equitable principles, whether considered in a proceeding at law or in equity and by an implied covenant of good faith and fair dealing. CPF has received all consents and approvals required by the terms of the Collateral and the Group Specific Collateral for such Group to the pledge of the Collateral and the Group Specific Collateral for such Group to the Trustee.

(c) Other than the security interests granted to the Trustee hereunder, CPF has not pledged, assigned, sold or granted a security interest in the Collateral or the Group Specific Collateral for such Group. All action necessary (including the filing of UCC-1 financing statements and, other than as set forth in the definition of “Eligible Truck” in any Series Supplement for such Group, the notation on the Certificates of Title for all Applicable CPF Trucks of the Trustee’s Lien (or, if applicable, the Lien of the Applicable Nominee Lienholder on behalf of the Trustee), for the benefit of the Secured Parties and the Group Secured Parties for such Group, as applicable) to protect and perfect the Trustee’s security interest in the Collateral and the Group Specific Collateral for such Group has been duly and effectively taken. No security agreement, financing statement, equivalent security or lien instrument or continuation statement listing CPF as debtor covering all or any part of the Collateral or the Group Specific Collateral for such Group is on file or of record in any jurisdiction, except such as may have been filed, recorded or made by CPF in favor of the Trustee on behalf of the Secured Parties and the Group Secured Parties for such Group in connection with this Base Indenture and the Series Supplement for any Series of Notes in such Group, and CPF has not authorized any such filing.

(d) CPF’s legal name is Centre Point Funding, LLC and its location within the meaning of Section 9-307 of the applicable UCC is the State of Delaware. Except for a change pursuant to Section 8.20, the place where its records concerning the Collateral and the Group Specific Collateral for such Group are kept are at: 6 Sylvan Way, Parsippany, NJ and 300 Centre point Drive, Virginia Beach, VA. CPF does not transact business under any other name, and CPF has not transacted business under any other name except for Budget Truck Funding, LLC.

(e) All authorizations in this Base Indenture for the Trustee to endorse checks, instruments and securities and to execute financing statements, continuation statements, security agreements, Certificates of Title, and other instruments with respect to the Collateral and the Group Specific Collateral for such Group are powers coupled with an interest and are irrevocable for so long as this Base Indenture is in effect.

(f) No other liens, other than the liens in favor of the Trustee for the benefit of the Group Secured Parties for such Group, are noted on any Certificates of Title issued for the Applicable CPF Trucks.

(g) No Person acquired an interest in any Applicable CPF Truck or in any funds used to acquire such interest by reason of fraud, theft, forgery, negligence or administrative error by any Person.

(h) This Base Indenture creates a valid and continuing Lien (as defined in the New York UCC) in the Collateral and the Group Specific Collateral for such Group in favor of the Trustee for the benefit of the Secured Parties and the Group Secured Parties for such Group, respectively, which Lien is prior to all other Liens (other than Permitted Liens) and is enforceable as such as against creditors of and purchasers from CPF in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors’ rights generally or by general equitable principles, whether considered in a proceeding at law or in equity and by an implied covenant of good faith and fair dealing. All action necessary to perfect such first-priority security interest has been duly taken.

(i) CPF is a “registered organization” within the meaning of Section 9-102(a)(70) of the applicable UCC.

(j) CPF has caused or will have caused, within ten days, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest (to the extent a security interest can be perfected by the filing of financing statements) in the Collateral and the Group Specific Collateral for such Group granted to the Trustee in favor of the Secured Parties and the Group Secured Parties for such Group, respectively, hereunder.

(k) CPF has not authorized the filing of and is not aware of any financing statements against CPF that include a description of collateral covering the Collateral or the Group Specific Collateral for such Group other than any financing statements relating to the security interests granted to the Trustee for the benefit of the Secured Parties and the Group Secured Parties for such Group hereunder or that has been terminated. CPF is not aware of any judgment or tax lien filings against CPF.

Section 7.15. Applicable Related Documents.

The Applicable Collateral Agreements are in full force and effect. There is no outstanding Administrator Default under the Applicable Administration Agreement or Lease Event of Default under the Applicable CPF Lease, nor have events occurred which, with the giving of notice, the passage of time or both, would constitute an Administrator Default under the Applicable Administration Agreement or a Lease Event of Default under the Applicable CPF Lease.

Section 7.16. Non-Existence of Other Agreements.

Other than as permitted by Section 8.23, (i) CPF is not a party to any contract or agreement of any kind or nature and (ii) CPF is not subject to any obligations or liabilities of any kind or nature in favor of any third party, including, without limitation, Contingent Obligations. CPF has not engaged in any activities since its formation (other than those incidental to its formation, the authorization and the issue of the initial Series of Notes, the execution of the Applicable Related Documents to which it is a party and the performance of the activities referred to in or contemplated by such agreements).

Section 7.17. Compliance with Contractual Obligations and Laws

CPF is not (i) in violation of its certificate of formation or limited liability company agreement; (ii) in violation of any Requirement of Law with respect to CPF; (iii) in violation of any Contractual Obligation with respect to CPF.

Section 7.18. Other Representations.

All representations and warranties of CPF made in each Applicable Related Document to which it is a party are true and correct and are repeated herein as though fully set forth herein.

Section 7.19. No General Solicitation or General Advertising.

Neither CPF nor the Administrator has engaged, in connection with the offering of such Series of Notes, in any form of general solicitation or general advertising with the meaning of Rule 502(c) under the Securities Act.

[ANY ADDITIONAL REPRESENTATIONS AND WARRANTIES WITH RESPECT TO A SERIES OF NOTES MAY BE SPECIFIED IN ANY SERIES SUPPLEMENT WITH RESPECT TO SUCH SERIES OF NOTES]

ARTICLE 8. COVENANTS

CPF hereby covenants and agrees, for the benefit of the Trustee and the Noteholders of each Series in a Group, for so long as any Series of Notes in such Group shall be Outstanding, as follows:

Section 8.1. Payment of Notes.

CPF shall pay the principal of (and premium, if any) and interest on each Series of Notes in such Group when due pursuant to the provisions of this Base Indenture and the Series Supplement for each such Series of Notes. Principal and interest shall be considered paid on the date due if the Paying Agent holds on that date money designated for and sufficient to pay all principal and interest then due.

Section 8.2. Maintenance of Office or Agency.

CPF will maintain an office or agency (which may be an office of the Trustee, the Registrar or co-registrar) where each Series of Notes in such Group may be surrendered for registration of transfer or exchange, where notices and demands to or upon CPF in respect of such Notes, the Base Indenture and the Series Supplement for each such Series of Notes may be served, and where, at any time when CPF is obligated to make a payment of principal of, and premium, if any, upon, such Notes, such Notes may be surrendered for payment. CPF will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time CPF shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office.

CPF may also from time to time designate one or more other offices or agencies where such Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. CPF will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

CPF hereby designates the Corporate Trust Office as one such office or agency of CPF in accordance with this Section 8.2.

Section 8.3. Payment of Obligations.

CPF will pay and discharge, at or before maturity, all of its respective material obligations and liabilities, including, without limitation, tax liabilities and other governmental claims, except where the same may be contested in good faith by appropriate proceedings, and will maintain, in accordance with GAAP, reserves as appropriate for the accrual of any of the same.

Section 8.4. Maintenance of Property.

CPF will keep, or will cause to be kept, all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted; provided, however, that nothing in this Section 8.4 shall require CPF to maintain, or to make renewals, replacements, additions, betterments or improvements of or to, any tangible property, if such property, in the reasonable opinion of CPF, is obsolete or surplus or unfit for use and cannot be used advantageously in the conduct of the business of CPF.

Section 8.5. Conduct of Business and Maintenance of Existence.

CPF will do and cause to be done at all times all things necessary to maintain and preserve its existence as a limited liability company validly existing, and in good standing under the laws of the State of Delaware and duly qualified as a foreign limited liability company licensed under the laws of each state in which the failure to so qualify would have a Material Adverse Effect.

Section 8.6. Compliance with Laws.

CPF will comply in all respects with all Requirements of Law with respect to CPF and all applicable laws, ordinances, rules, regulations, and requirements of Governmental Authorities (including, without limitation, ERISA and the rules and regulations thereunder) except where the necessity of compliance therewith is contested in good faith by appropriate proceedings and where such noncompliance would not materially and adversely affect the financial position, results of operations, business, properties, performance, prospects or condition (financial or otherwise) of CPF or the ability of CPF to perform its obligations under this Base Indenture, the Series Supplement for any Series of Notes in such Group, or under any other Applicable Related Document to which it is a party; provided, however, such noncompliance will not result in a Lien (other than a Permitted Lien) on any of the Collateral or Group Specific Collateral for such Group.

Section 8.7. Inspection of Property, Books and Records.

CPF will keep proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions, business and activities in accordance with GAAP. CPF will permit the Trustee to visit and inspect any of its properties, to examine and make abstracts from any of its books and records and to discuss its affairs, finances and accounts with its officers, directors, employees and independent certified public accountants, all at such reasonable times upon reasonable notice and as often as may reasonably be requested.

Section 8.8. Compliance with the Applicable Collateral Agreements.

(a) CPF will perform and comply with each and every obligation, covenant and agreement required to be performed or observed by it in or pursuant to this Base Indenture and each other Applicable Related Document to which it is a party. CPF will not take any action which would permit the Lessee, the Guarantor, the Applicable Nominee Lienholder, the Administrator or any other Person to have the right to refuse to perform any of its respective obligations under any of the Applicable Collateral Agreements or any other instrument or agreement included in the Collateral or the Group Specific Collateral for such Group or that would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any Applicable Collateral Agreement or any such instrument or agreement.

(b) Except as otherwise provided in Section 3.3(a) and Section 9.2, CPF agrees that it will not, without the prior written consent of the Trustee acting at the direction of the Requisite Investors, exercise any right, remedy, power or privilege available to it with respect to any obligor under any instrument or agreement included in the Collateral, take any action to compel or secure performance or observance by any such obligor of its obligations to CPF or give any consent, request, notice, direction, approval, extension or waiver with respect to any such obligor; provided that CPF (i) may perform its obligations under any agreement in the ordinary course and (ii) may take the foregoing actions with respect to any Applicable Collateral Agreement for any Series of Notes in any particular Group or other instrument or agreement constituting Group Specific Collateral for a particular Group with the consent of the Requisite Group Investors for such particular Group. Subject to the requirements of the Applicable Related Documents for any applicable Series of Notes for any Group, CPF agrees that it will not, without the prior written consent of the Trustee, acting at the direction of the Requisite Investors, amend, modify, waive, supplement, terminate or surrender, or agree to any amendment, modification, supplement, termination, waiver or surrender of, the terms of any of the Applicable Related Documents for any Series of Notes for any Group; provided that any Applicable Related Document relating solely to any particular Group may be amended, modified, waived, supplemented, terminated or surrendered without the consent of any Noteholder or any Group of Noteholders if CPF delivers an Officer’s Certificate to the Trustee that the Noteholders will not be materially adversely affected thereby and so long as CPF has satisfied the Rating Agency Condition with respect to each Series of Notes Outstanding in such Group. Upon the occurrence of an Administrator Default under the Applicable Administration Agreement, CPF will not, without the prior written consent of the Trustee acting at the direction of the Requisite Group Investors of such Group, terminate the Administrator under the Applicable Administration Agreement and appoint a successor Administrator in accordance with the Applicable Administration Agreement, and will terminate the Administrator under the Applicable Administration Agreement and appoint a successor Administrator in accordance with the Applicable Administration Agreement if and when so directed by the Trustee acting at the direction of the Requisite Group Investors of such Group.

Section 8.9. Notice of Defaults.

Promptly upon becoming aware of (i) any Potential Amortization Event or Amortization Event with respect to any Series of Notes Outstanding in such Group, any Potential Lease Event of Default, any Lease Event of Default or any Administrator Default under the Applicable Administration Agreement or (ii) any default under any other Applicable Collateral Agreement, CPF shall give the Trustee notice thereof, together with an Officer’s Certificate of CPF setting forth the details thereof and any action with respect thereto taken or contemplated to be taken by CPF.

Section 8.10. Notice of Material Proceedings.

Promptly upon becoming aware thereof, CPF shall give the Trustee written notice of the commencement or existence of any proceeding by or before any Governmental Authority against or affecting CPF which is reasonably likely to have a material adverse effect on the financial position, results of operations, business, properties, performance, prospects or condition (financial or otherwise) of CPF or the ability of CPF to perform its obligations under this Base Indenture or under any other Applicable Related Document to which it is a party.

Section 8.11. Further Requests.

CPF will promptly furnish to the Trustee such other information as, and in such form as, the Trustee may reasonably request in connection with the transactions contemplated hereby or by the Series Supplement for any Series of Notes in such Group.

Section 8.12. Further Assurances.

(a) CPF shall from time to time, and at its own expense, do such further acts and things, and promptly execute and deliver to the Trustee such additional assignments, agreements, powers and instruments, as are necessary or desirable (including as may be reasonably requested by the Trustee or the Administrator) to maintain the security interest of the Trustee in the Collateral on behalf of the Secured Parties and in the Group Specific Collateral for such Group on behalf of the Group Secured Parties for such Group, in each case, as a perfected security interest subject to no prior Liens (other than Permitted Liens), to carry into effect the purposes of this Base Indenture or the other Applicable Related Documents or to better assure and confirm unto the Trustee or the Noteholders of such Group their respective rights, powers and remedies hereunder including, without limitation, the filing of any financing or continuation statements under the UCC in effect in any jurisdiction with respect to the liens and security interests granted hereby. Without limiting the generality of the foregoing provisions of this Section 8.12(a), CPF shall take all actions that are required to maintain the security interest of the

Trustee in the Collateral on behalf of the Secured Parties and in the Group Specific Collateral for such Group on behalf of the Group Secured Parties for such Group, in each case, as a perfected security interest subject to no prior Liens (other than Permitted Liens) or to enable the Trustee or the Administrator to exercise and enforce its rights and remedies hereunder or under the Series Supplement for any Series of Notes in such Group with respect to any Collateral or Group Specific Collateral for such Group, including, without limitation (i) filing all UCC financing statements, continuation statements and amendments thereto necessary to achieve the foregoing, (ii) causing the Lien of the Trustee or the Applicable Nominee Lienholder to be noted on all Certificates of Title for any Applicable CPF Truck and (iii) causing the Administrator or its agent, as agent for the Trustee, to maintain possession of such Certificates of Title for the benefit of the Trustee pursuant to Section 2(b) of the Applicable Administration Agreement. CPF shall designate all accounts as “securities accounts” within the meaning of Section 8-501 of the New York UCC, and execute and deliver a Control Agreement with respect to each such account. If CPF fails to perform any of its agreements or obligations under this Section 8.12(a), the Trustee shall, at the direction of the Required Noteholders of any Series of Notes (in the case of agreements or obligations related to Collateral) or at the direction of the Required Noteholders of any affected Series of Notes (in the case of agreements or obligations related to Group Specific Collateral for such Group), itself perform such agreement or obligation, and the expenses of the Trustee incurred in connection therewith shall be payable by CPF upon the Trustee’s demand therefor. The Trustee is hereby authorized, but shall have no obligation, to execute and file any financing statements, continuation statements or other instruments necessary or appropriate to perfect or maintain the perfection of the Trustee’s security interest in the Collateral and the Group Specific Collateral for such Group.

(b) If any amount payable under or in connection with any of the Collateral or Group Specific Collateral for such Group shall be or become evidenced by any promissory note, chattel paper or other instrument, such note, chattel paper or instrument shall be deemed to be held in trust and immediately pledged and physically delivered to the Trustee hereunder, and shall, subject to the rights of any Person in whose favor a prior Lien has been perfected, be duly endorsed in a manner satisfactory to the Trustee and delivered to the Trustee promptly.

(c) CPF will warrant and defend the Trustee’s right, title and interest in and to the Collateral and the Group Specific Collateral for such Group and the income, distributions and proceeds thereof, for the benefit of the Trustee on behalf of the Secured Parties and the Group Secured Parties for such Group, respectively, against the claims and demands of all Persons whomsoever.

(d) Unless otherwise agreed to in each Series Supplement for the Notes of such Group, CPF shall cause the Trustee to hold in the State of New York each original chattel paper for the Applicable CPF Lease. With respect to any other Group Specific Collateral for such Group that may be perfected by possession in the State of New York under the New York UCC, CPF shall cause the Trustee to hold such Group Specific Collateral in the State of New York to the extent required by the Series Supplement for any applicable Series of Notes.

Section 8.13. Liens.

CPF will not create, incur, assume or permit to exist any Lien upon any of its property (including the Collateral and the Group Specific Collateral for such Group), other than (i) Liens in favor of the Applicable Nominee Lienholder for any Series of Notes in any Group and other Liens in favor of the Trustee for the benefit of the Secured Parties and the Group Secured Parties in any Group, as applicable, and (ii) other Permitted Liens.

Section 8.14. Other Indebtedness.

CPF will not create, assume, incur, suffer to exist or otherwise become or remain liable in respect of any Indebtedness other than Indebtedness hereunder or under any other Applicable Related Document for any Series of Notes in any Group.

Section 8.15. No ERISA Plan.

CPF shall not establish or maintain or contribute to any Pension Plan that is covered by Title IV of ERISA.

Section 8.16. Mergers.

CPF will not merge or consolidate with or into any other Person, nor form, acquire or hold any subsidiary (whether corporate, partnership, limited liability company or other).

Section 8.17. Sales of Assets.

CPF will not sell, lease, transfer, liquidate or otherwise dispose of any of its property except as contemplated by the Applicable Related Documents for any Series of Notes in any Group and provided that the proceeds received by CPF in connection with such transaction relating to the Collateral or the Group Specific Collateral for such Group are paid directly into the Collection Account or deposited by CPF into the Collection Account within two Business Days after receipt thereof by CPF; provided, that in the case of proceeds relating to Group Specific Collateral for such Group, CPF shall so notify the Trustee in writing within two Business Days after receipt thereof by CPF and the Trustee shall further credit such proceeds to the Group Collection Account for such Group.

Section 8.18. Acquisition of Assets.

CPF will not acquire, by long-term or operating lease or otherwise, any property except pursuant to the terms of and as contemplated by the Applicable Related Documents for any Series of Notes in any Group.

Section 8.19. Dividends, Officers’ Compensation, etc.

CPF will not (i) declare or pay any distributions on its limited liability company interests; provided, however, that so long as no Amortization Event or Potential Amortization Event has occurred and is continuing with respect to any Series of Notes Outstanding in any Group or would result therefrom, CPF may declare and pay distributions out of its earnings or capital surplus in accordance with the provisions of this Base Indenture or (ii) pay any wages or salaries or other compensation to its officers, directors, employees or others except out of earnings or capital surplus computed in accordance with GAAP.

Section 8.20. Legal Name; Location Under Section 9-301.

CPF will not change its location (within the meaning of Section 9-301 of the applicable UCC), its legal name or the place where its records concerning the Collateral or the Group Specific Collateral for such Group are kept without at least 30 days’ prior written notice to the Trustee. In the event that CPF desires to so change its location or change its legal name, CPF will make any required filings and prior to actually changing its location or its legal name, CPF shall deliver to the Trustee (i) an Officer’s Certificate of CPF and an Opinion of Counsel confirming that all required filings have been made to continue the perfected interest of the Trustee on behalf of the Secured Parties in the Collateral, and on behalf of the Group Secured Parties for such Group in the Group Specific Collateral for such Group, in respect of the new location or new legal name of CPF and (ii) copies of all such required filings with the filing information duly noted thereon by the office in which such filings were made.

Section 8.21. Organizational Documents.

CPF will not amend any of its organizational documents, including its certificate of formation or limited liability company agreement unless the Rating Agency Condition has been satisfied with respect to such amendment.

Section 8.22. Investments.

CPF will not make, incur, or suffer to exist any loan, advance, extension of credit or other investment in any Person other than in accordance with the Applicable Related Documents for any Series of Notes in any Group.

Section 8.23. No Other Agreements.

CPF will not (a) enter into or be a party to any agreement or instrument other than any Applicable Related Document for any Series of Notes in any Group, any documents related to any Enhancement or any documents and agreements incidental thereto, (b) except as provided for in Sections 12.1 or 12.2 of this Base Indenture, amend or modify any provision of any Applicable Related Document to which it is a party, or (c) give any approval or consent or permission provided for in any Applicable Related Document, except as permitted in Section 3.3(a) of this Base Indenture.

Section 8.24. Other Business.

CPF will not engage in any business or enterprise or enter into any transaction other than the acquisition, financing, leasing and disposition of the Applicable CPF Trucks pursuant to the Applicable CPF Lease and the other Applicable Related Documents for each Series of Notes in each Group, the related exercise of its rights thereunder, the incurrence and payment of ordinary course operating expenses, the issuing and selling of the Notes and other activities related to or incidental to any of the foregoing (including transaction or activities contemplated in Sections 8.25 and 8.26).

Section 8.25. Maintenance of Separate Existence.

To maintain its limited liability company existence separate and apart from that of ABCR, BRAC, BTR and any other Affiliates of ABCR, BRAC or BTR, CPF will:

(a) practice and adhere to organizational formalities, such as maintaining appropriate books and records;

(b) observe all organizational formalities in connection with all dealings between itself and BTR, the Lessee, the Administrator, the Affiliates of the foregoing or any other unaffiliated entity;

(c) observe all procedures required by its certificate of formation, limited liability company agreement and the laws of the State of Delaware;

(d) act solely in its name and through its duly authorized officers or agents in the conduct of its businesses;

(e) manage its business and affairs by or under the direction of its officers;

(f) ensure that its Board of Managers duly authorizes all of its actions;

(g) ensure the receipt of proper authorization, when necessary, from its shareholders for its actions;

(h) maintain at least one member of the Board of Managers who is an Independent Manager;

(i) own or lease (including through shared arrangements with Affiliates) all office furniture and equipment necessary to operate its business;

(j) not (i) guarantee or otherwise become liable for any obligations of ABCR, the Lessee, the Administrator or any Affiliates of the foregoing; (ii) other than as provided in the Applicable Related Documents for any Series of Notes in any Group, have obligations guaranteed by ABCR, the Lessee, the Administrator or any Affiliates of the foregoing; (iii) hold itself out as responsible for debts of ABCR, the Lessee, the Administrator or any Affiliates of the foregoing or for decisions or actions with respect to the affairs of ABCR, the Lessee, the Administrator or any Affiliates of the foregoing; (iv) fail to correct any known misrepresentation with respect to the statement in subsection (iii); (v) operate or purport to operate as an integrated, single economic unit with respect to ABCR, the Lessee, the Administrator, the Affiliates of the foregoing or any other unaffiliated entity; (vi) seek to obtain credit or incur any obligation to any third party based upon the assets of ABCR, the Lessee, the Administrator, the Affiliates of the foregoing or any other unaffiliated entity; (vii) induce any such third party to reasonably rely on the creditworthiness ABCR, the Lessee, the Administrator, the Affiliates of the foregoing or any other unaffiliated entity; and (viii) be directly or indirectly named as a direct or contingent beneficiary or loss payee on any insurance policy of ABCR, BRAC, the Lessee, the Administrator or any Affiliates of the foregoing other than as required by the Applicable Related Documents for any Series of Notes in any Group with respect to insurance on the Applicable CPF Trucks for any Group;

(k) other than as provided in the Applicable Related Documents for any Series of Notes in any Group, maintain its deposit and other bank accounts and all of its assets separate from those of any other Person;

(l) maintain its financial records separate and apart from those of any other Person;

(m) disclose in its annual financial statements the effects of the transactions contemplated by the Applicable Related Documents in accordance with GAAP;

(n) not suggest in any way, within its financial statements, that its assets are available to pay the claims of creditors of ABCR, BRAC, the Lessee, the Administrator, the Affiliates of the foregoing or any other affiliated or unaffiliated entity;

(o) compensate all its employees, officers, consultants and agents for services provided to it by such Persons out of its own funds;

(p) maintain office space separate and apart from that of ABCR, the Lessee, the Administrator or any Affiliates of the foregoing (even if such office space is subleased from or is on or near premises occupied by ABCR, BRAC, the Lessee, the Administrator or any

Affiliates of the foregoing) and a telephone number separate and apart from that of ABCR, BRAC, the Lessee, the Administrator or any Affiliates of the foregoing;

(q) conduct all oral and written communications, including, without limitation, letters, invoices, purchase orders, contracts, statements, and applications solely in its own name;

(r) have separate stationery from ABCR, BRAC, the Lessee, the Administrator, the Affiliates of the foregoing or any other unaffiliated entity;

(s) have no debt or obligations (other than debt issued under this Indenture based on arm’s length transactions and obligations contemplated by this Base Indenture and the Applicable Related Documents) to any of ABCR, BRAC, the Lessee, the Administrator, the Affiliates of the foregoing or any other unaffiliated entity;

(t) account for and manage all of its liabilities separately from those of ABCR, BRAC, the Lessee, the Administrator or any Affiliates of the foregoing;

(u) allocate, on an arm’s length basis, all shared corporate operating services, leases and expenses, including, without limitation, those associated with the services of shared consultants and agents and shared computer and other office equipment and software; and otherwise maintain an arm’s-length relationship with each of ABCR, BRAC, the Lessee, the Administrator, the Affiliates of the foregoing or any other unaffiliated entity;

(v) refrain from filing or otherwise initiating or supporting the filing of a motion in any bankruptcy or other insolvency proceeding involving ABCR, BRAC, the Lessee, the Administrator or any Affiliate thereof to substantively consolidate CPF with the Lessee, ABCR, BRAC, the Administrator or any Affiliate thereof;

(w) remain solvent and assure adequate capitalization for the business in which it is engaged; and

(x) conduct all of its business (whether written or oral) solely in its own name so as not to mislead others as to the identity of each of ABCR, BRAC, the Lessee, the Administrator and the Affiliates of the foregoing.

CPF acknowledges its receipt of a copy of that certain opinion letter issued by White & Case dated March 9, 2010 addressing the issue of substantive consolidation as they may relate to any of the Lessee, ABCR, BRAC, the Administrator or any Affiliate thereof on the one hand and CPF on the other hand. CPF hereby agrees to maintain in place all policies and procedures, and take and continue to take all action, described in the factual assumptions set forth in such opinion letter and relating to it. On an annual basis commencing on March 31, 2011, CPF will provide to the Trustee an Officer’s Certificate certifying that it is in compliance with its obligations under this Section 8.25.

Section 8.26. Disposition of Applicable CPF Trucks.

If an Applicable CPF Truck is returned to CPF pursuant to Section 2.6(b) of the Applicable CPF Lease, CPF will use commercially reasonable efforts to arrange for the prompt sale of such Applicable CPF Truck and to maximize the sales price thereof.

Section 8.27. Acquisition of Trucks by CPF.

With respect to such Group, CPF shall acquire additional Trucks only as a result of a capital contribution or by purchase directly from an Eligible Truck Manufacturer or an Approved Seller and only if such Trucks will, upon such purchase, constitute Eligible Trucks, and shall give prompt notice to the Trustee of any new Trucks acquired that will become subject to the lien of this Base Indenture and the Series Supplement for any Series of Notes in such Group.

Section 8.28. Insurance.

CPF will obtain and maintain, or cause to be obtained and maintained, with respect to the Applicable CPF Trucks the insurance coverage specified in Section 5 of the Applicable CPF Lease.

Section 8.29. Truck Registration.

CPF shall register all Applicable CPF Trucks in, and obtain Certificates of Title from, the State of Oklahoma.

[ANY ADDITIONAL COVENANTS RELATED TO A SERIES OF NOTES MAY BE SET FORTH IN THE SERIES SUPPLEMENT FOR SUCH SERIES OF NOTES]

ARTICLE 9. AMORTIZATION EVENTS AND REMEDIES

Section 9.1. Amortization Events.

If any one of the following events shall occur with respect to any Series of Notes in a Group (each, an “Amortization Event”):

(a) CPF defaults in the payment of any interest on, principal of or premium on, any Note of a Series in such Group (or any other payment on any Note of a Series in such Group) when the same becomes due and payable and such default continues for a period of five

(5) Business Days with respect to a default in the payment of interest or premium, or one (1) Business Day with respect to a default in the payment of principal;

(b) CPF fails to comply with any of its other agreements or covenants in, or provisions of, the Notes of a Series in such Group or this Base Indenture or the Series Supplement for a Series of Notes in such Group and the failure to so comply materially and adversely affects the interests of the Noteholders of such Series and continues to materially and adversely affect the interests of the Noteholders of such Series for a period of thirty (30) days after the earlier of (i) the date on which CPF obtains knowledge thereof or (ii) the date on which written notice of such failure, requiring the same to be remedied, shall have been given to CPF by the Trustee or to CPF and the Trustee by the Required Noteholders of such Series;

(c) the occurrence of an Event of Bankruptcy with respect to CPF, the Lessee, the Administrator, BRAC or ABCR;

(d) (i) any Lease Event of Default under the Applicable CPF Lease arising from a Lease Payment Default under the Applicable CPF Lease occurs or (ii) any other Lease Event of Default under the Applicable CPF Lease shall occur, whether or not subsequently waived by CPF;

(e) CPF shall have become an “investment company” or shall have become under the “control” of an “investment company” under the Investment Company Act of 1940, as amended;

(f) the Applicable CPF Lease is terminated for any reason;

(g) any representation made by CPF in this Base Indenture, the Series Supplement for a Series of Notes in such Group or any other Applicable Related Document is false and such false representation materially and adversely affects the interests of the Noteholders of any Series of Notes in such Group and such false Representation is not cured for a period of thirty (30) days after the earlier of (i) the date on which CPF obtains knowledge thereof or (ii) the date that written notice thereof is given to CPF by the Trustee or to CPF and the Trustee by the Required Noteholders of any Series in such Group;

(h) any of the Applicable Related Documents or any portion thereof shall not be in full force and effect, enforceable in accordance with its terms or CPF, the Lessee, ABCR, the Administrator shall so assert in writing;

(i) the occurrence of any Administrator Default under the Applicable Administration Agreement; or

(j) any other event shall occur which may be specified in the Series Supplement for such Series of Notes as an “Amortization Event” applicable only to such Series of Notes;

then (i) in the case of any event described in clause (b) or (j) above (with respect to clause (j) above, only to the extent such Amortization Event is subject to waiver as set forth in the Series Supplement for such Series of Notes), either the Trustee, by written notice to CPF, or the

Required Noteholders of such Series of Notes, by written notice to CPF and the Trustee, may declare that an Amortization Event has occurred with respect to such Series as of the date of the notice or (ii) in the case of any event described in clause (a), (c), (d), (e), (f), (g), (h) or (i) above, an Amortization Event with respect to all Series of Notes in the same Group then outstanding shall immediately occur without any notice or other action on the part of the Trustee or any Noteholder or (iii) in the case of any event described in clause (j) above (only to the extent such Amortization Event is not subject to waiver as set forth in the Series Supplement for such Series of Notes), an Amortization Event with respect to the related Series of Notes shall immediately occur without any notice or other action on the part of the Trustee or any Noteholder.

Section 9.2. Rights of the Trustee upon Amortization Event or Certain Other Events of Default.

(a) General. If and whenever an Amortization Event with respect to any Series of Notes Outstanding in a Group shall have occurred and be continuing, the Trustee may and, at the written direction of the Requisite Group Investors for such Group (or the Required Noteholders of any affected Series of Notes, in the case of an Amortization Event that affects less than all Series of Notes in a Group), shall, exercise from time to time any rights and remedies available to it under applicable law or any Applicable Related Document; provided, however, that if such Amortization Event is with respect to less than all Series of Notes Outstanding in a Group, then the Trustee’s rights and remedies pursuant to the provisions of this Section 9.2 shall, to the extent not detrimental to the rights of the holders of the Series of Notes Outstanding in such Group with respect to which such Amortization Event shall have occurred, be limited to rights and remedies pertaining only to those Series of Notes in such Group with respect to which such Amortization Event has occurred and the Trustee shall exercise such rights and remedies at the written direction of the Required Noteholders of any such Series of Notes in such Group with respect to which such Amortization Event has occurred. Any amounts obtained by the Trustee on account of or as a result of the exercise by the Trustee of any right shall be held by the Trustee as additional collateral for the repayment of Note Obligations and shall be applied as provided in Article 5. If so specified in the Series Supplement for a Series of Notes, the Trustee may agree not to exercise any rights or remedies available to it as a result of the occurrence of an Amortization Event with respect to such Series of Notes to the extent set forth therein.

(b) Liquidation Event of Default; Limited Liquidation Event of Default. If a Liquidation Event of Default with respect to a Group or a Limited Liquidation Event of Default with respect to a Series in a Group shall have occurred and be continuing, the Trustee, at the written direction of the Requisite Group Investors for the applicable Group (in the case of a Liquidation Event of Default with respect to a Group) or the Required Noteholders of the applicable Series of Notes (in the case of a Limited Liquidation Event of Default), shall direct CPF to exercise (and CPF agrees to exercise), to the extent necessary, all rights, remedies, powers, privileges and claims of CPF against any party to any Applicable Related Document arising as a result of the occurrence of such Liquidation Event of Default or Limited Liquidation Event of Default, as the case may be, or otherwise, including the right or power to take any action to compel performance or observance by any such party of its obligations to CPF and the right to terminate all or a portion of the Applicable CPF Lease and take possession of the Applicable CPF Trucks and to give any consent, request, notice, direction, approval, extension or waiver in respect of the Applicable CPF Lease, and any right of CPF to take such action independent of such direction shall be suspended.

(c) Applicable CPF Trucks. Upon the occurrence of a Liquidation Event of Default with respect to a Group, the Trustee, at the written direction of the Requisite Group Investors, shall promptly sell, or instruct CPF to sell, or cause the Lessee to sell the Applicable CPF Trucks. Upon the occurrence of a Limited Liquidation Event of Default with respect to any Series of Notes, the Trustee, at the written direction of the Required Noteholders of the applicable Series of Notes, shall promptly sell, or instruct CPF to sell, or cause the Lessee to sell the Applicable CPF Trucks in an amount sufficient to pay all interest and principal on such Series of Notes.

(d) Failure of CPF or the Lessee to Take Action. If (i) CPF or the Lessee shall have failed, within 15 Business Days of receiving the direction of the Trustee, to take commercially reasonable action to accomplish directions of the Trustee given pursuant to clauses (b) or (c) above, (ii) CPF or the Lessee refuses to take such action or (iii) the Trustee reasonably determines that such action must be taken immediately, the Trustee may (and at the written direction of the Required Noteholders of the affected Series of Notes (with respect to any Limited Liquidation Event of Default) or the Requisite Group Investors (with respect to any Liquidation Event of Default with respect to a Group) shall) take such previously directed action (and any related action as permitted under this Base Indenture and the Series Supplement for any affected Series of Notes thereafter determined by the Trustee to be appropriate without the need under this provision or any other provision under this Indenture to direct CPF or the Lessee to take such action). The Trustee may institute legal proceedings for the appointment of a receiver or receivers to take possession of the Applicable CPF Trucks pending the sale thereof pursuant either to the powers of sale granted by this Base Indenture and the other Applicable Related Documents or to a judgment, order or decree made in any judicial proceeding for the foreclosure or involving the enforcement of this Base Indenture or the Series Supplement for any Series of Notes.

(e) Sale of Collateral. Upon any sale of any of the Collateral or Group Specific Collateral for any Group directly by the Trustee, whether made under the power of sale given under this Section 9.2 or under judgment, order or decree in any judicial proceeding for the foreclosure or involving the enforcement of this Base Indenture or the Series Supplement for any Series of Notes:

(i) the Trustee or any Noteholder may bid for and purchase the property being sold, and upon compliance with the terms of sale may hold, retain and possess and dispose of such property in its own absolute right without further accountability;

(ii) the Trustee may make and deliver to the purchaser or purchasers a good and sufficient deed, bill of sale and instrument of assignment and transfer of the property sold;

(iii) all right, title, interest, claim and demand whatsoever, either at law or in equity or otherwise, of CPF of, in and to the property so sold shall be divested; and such sale shall be a perpetual bar both at law and in equity against CPF, its successors and assigns, and against any and all Persons claiming or who may claim the property sold or any part thereof from, through or under CPF or its successors or assigns;

(iv) the receipt of the Trustee or of the officer thereof making such sale shall be a sufficient discharge to the purchaser or purchasers at such sale for his or their purchase money, and such purchaser or purchasers, and his or their assigns or personal representatives, shall not, after paying such purchase money and receiving such receipt of the Trustee or of such officer therefor, be obliged to see to the application of such purchase money or be in any way answerable for any loss, misapplication or nonapplication thereof; and

(v) to the extent that it may lawfully do so, CPF agrees that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any appraisal, valuation, stay, extension or redemption laws, or any law permitting it to direct the order in which the Applicable CPF Trucks shall be sold, now or at any time hereafter in force, which may delay, prevent or otherwise affect the performance or enforcement of this Base Indenture or the Series Supplement for any Series of Notes.

(f) Additional Remedies. In addition to any rights and remedies now or hereafter granted hereunder or under applicable law with respect to the Collateral and the Group Specific Collateral for any Group, the Trustee on behalf of the Secured Parties and/or Group Secured Parties for such Group, as the case may be, shall (subject to the foregoing provisions in respect of the Applicable CPF Trucks) have all of the rights and remedies of a secured party under the UCC as enacted in any applicable jurisdiction.

(g) Series Amortization Event. Upon the occurrence of an Amortization Event with respect to one or more, but not all, Series of Notes Outstanding in a Group, the Trustee shall exercise all remedies hereunder to the extent necessary to pay all interest and principal on the affected Series of Notes or to enforce the performance of any provision of the applicable Notes, this Base Indenture or the Series Supplement for such Series of Notes.

(h) Groups. Upon the occurrence of an Amortization Event relating to any Outstanding Series of Notes in a Group, the Trustee shall limit any recourse hereunder to the related Group Specific Collateral for such Group and, if so directed by the Requisite Investors, the Collateral, in each case, in satisfying the payment of interest and principal due on such Series of Notes. For all purposes hereunder and for the avoidance of doubt, the Required Noteholders with respect to any Series of Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Group Specific Collateral relating to such Series of Notes; provided that any such actions shall not adversely affect in any material respect the interests of the Noteholders of any other Series of Notes Outstanding in such Group.

Section 9.3. Other Remedies.

Subject to the terms and conditions of this Base Indenture and the Series Supplement for a Series of Notes, if an Amortization Event occurs and is continuing, the Trustee may pursue any remedy available under applicable law or in equity to collect the payment of principal of or interest on the Notes (or the applicable Series of Notes, in the case of an Amortization Event that affects less than all Series of Notes) or to enforce the performance of any provision of the Notes, this Base Indenture or the Series Supplement with respect such Series of Notes. In addition, the Trustee may, or shall at the written direction of the Requisite Group Investors with respect to any Group (or the Required Noteholders of one or more Series of Notes, in the case of an Amortization Event that affects only such Series of Notes), direct CPF to exercise any rights or remedies available under any Applicable Related Document or under applicable law or in equity with respect to such Group or Series of Notes, as applicable.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding, and any such proceeding instituted by the Trustee shall be in its own name as trustee. All remedies are cumulative to the extent permitted by law.

Section 9.4. Waiver of Past Events.

Subject to Section 12.2, the Noteholders of any Series of Notes owning an aggregate Invested Amount of Notes in excess of 66 2/3% of the aggregate Invested Amount of the Outstanding Notes of such Series, by notice to the Trustee, may waive any existing Potential Amortization Event or Amortization Event described in clause (b) or (j) of Section 9.1 (with respect to clause (j), only to the extent subject to waiver as provided in the Series Supplement for such Series of Notes) which relate to such Series and its consequences. Upon any such waiver, such Potential Amortization Event shall cease to exist with respect to such Series, and any Amortization Event with respect to such Series arising therefrom shall be deemed to have been cured for every purpose of this Base Indenture and the Series Supplement for such Series of Notes, but no such waiver shall extend to any subsequent or other Potential Amortization Event or impair any right consequent thereon. A Potential Amortization Event or an Amortization Event described in clause (a), (c), (d), (e), (f), (g), (h), (i) or (j) of Section 9.1 (with respect to clause (j) only to the extent not subject to waiver as set forth in the Series Supplement for such Series of Notes) shall not be subject to waiver.

Section 9.5. Control by Requisite Group Investors.

The Requisite Group Investors or the Required Noteholders of a Series (to the extent such remedy relates only to such Series of Notes (unless otherwise specified in the Series Supplement for such Series of Notes) may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to such Group or Series of Notes, as applicable. However, subject to Section 10.1, the Trustee may refuse to follow any direction that conflicts with law or this Base Indenture, that the Trustee determines may be unduly prejudicial to the rights of other Noteholders, or that may involve the Trustee in personal liability.

Section 9.6. Limitation on Suits.

Any other provision of the Indenture to the contrary notwithstanding, a Holder of Notes of any Series may pursue a remedy with respect to the Indenture or the Notes of such Series only if:

(a) the Noteholder gives to the Trustee written notice of a continuing Amortization Event with respect to such Series;

(b) the Noteholders of at least 25% of the aggregate Invested Amount of all then Outstanding Notes of such Series make a written request to the Trustee to pursue the remedy;

(c) such Noteholder or Noteholders offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

(d) the Trustee does not comply with the request within 45 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

(e) during such 45-day period the Required Noteholders of such Series of Notes do not give the Trustee a direction inconsistent with the request.

(f) A Noteholder may not use the Indenture to prejudice the rights of another Noteholder or to obtain a preference or priority over another Noteholder.

Section 9.7. Unconditional Rights of Holders to Receive Payment.

Notwithstanding any other provision of the Indenture, the right of any Noteholder of a Note to receive payment of principal of and interest on the Note, on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, is absolute and unconditional and shall not be impaired or affected without the consent of the Noteholder.

Section 9.8. Collection Suit by the Trustee.

Subject to the limitations described in Sections 3.1(c) and 9.2(h) hereof, if any Amortization Event arising from the failure to make a payment in respect of a Series of Notes occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against CPF for the whole amount of principal and interest remaining unpaid on the Notes of such Series and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 9.9. The Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Noteholders allowed in any judicial proceedings relative to CPF (or any other obligor upon the Notes), its creditors or its property, and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claim and any custodian in any such judicial proceeding is hereby authorized by each Noteholder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Noteholders, to pay the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 10.5. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 10.5 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, and other properties which the Noteholders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Noteholder thereof, or to authorize the Trustee to vote in respect of the claim of any Noteholder in any such proceeding.

Section 9.10. Priorities.

If the Trustee collects any money pursuant to this Article, the Trustee shall pay out the money in accordance with the provisions of Article 5 of this Base Indenture as supplemented by the provisions of the Series Supplement for each Series of Notes.

Section 9.11. Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Base Indenture or the Series Supplement for any Series of Notes or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of any undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Noteholder pursuant to Section 9.7, or a suit by Noteholders of more than 10% of the aggregate Invested Amount of all then Outstanding Notes.

Section 9.12. Rights and Remedies Cumulative.

No right or remedy herein conferred upon or reserved to the Trustee or to the holders of Notes is intended to be exclusive of any other right or remedy, and every right or remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given under the Indenture or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy under this Base Indenture, the Series Supplement for any Series of Notes or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 9.13. Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any holder of any Note to exercise any right or remedy accruing upon any Amortization Event shall impair any such right or remedy or constitute a waiver of any such Amortization Event or an acquiescence therein. Every right and remedy given by this Article 9 or by law to the Trustee or to the holders of Notes may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by such holders of Notes, as the case may be.

Section 9.14. Reassignment of Surplus.

After termination of this Indenture and the payment in full of the Note Obligations, any proceeds of the Collateral received or held by the Trustee shall be turned over to CPF and the Collateral shall be reassigned to CPF by the Trustee without recourse to the Trustee and without any representations, warranties or agreements of any kind. After termination of all Series Supplements for each Series of Notes in a Group and the payment in full of the Note Obligations with respect to each Series of Notes in such Group, any proceeds of the Group Specific Collateral for such Group received or held by the Trustee shall be turned over to CPF and such Group Specific Collateral shall be reassigned to CPF by the Trustee without recourse to the Trustee and without any representations, warranties or agreements of any kind.

ARTICLE 10. THE TRUSTEE

Section 10.1. Duties of the Trustee.

(a) If an Amortization Event with respect to one or more Series of Notes has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Base Indenture and the Series Supplement for such Series of Notes, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs; provided, however, that the Trustee shall have no liability in connection with any action or inaction taken, or not taken, by it upon the deemed occurrence of an Amortization Event of which a Trust Officer has not received written notice. The preceding sentence shall not have the effect of insulating the Trustee from liability arising out of the Trustee’s negligence or willful misconduct.

(b) Except during the occurrence and continuance of an Amortization Event:

(i) The Trustee undertakes to perform only those duties that are specifically set forth in the Indenture and no others, and no implied covenants or obligations shall be read into the Indenture against the Trustee; and

(ii) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of the Indenture. However the Trustee shall examine such certificates and opinions to determine whether or not they conform to the requirements of the Indenture.

(c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i) This clause does not limit the effect of clause (b) of this Section 10.1.

(ii) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

(iii) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 9.5.

(iv) The Trustee shall not be charged with knowledge of any default by any Person in the performance of its obligations under any Applicable Related Document, unless a Trust Officer receives written notice of such failure from CPF, the Lessee or any Noteholder or otherwise has actual knowledge thereof.

(d) Notwithstanding anything to the contrary contained in this Base Indenture or any of the other Applicable Related Documents for any Series of Notes, no provision of the Indenture shall require the Trustee to expend or risk its own funds or incur any liability if there are reasonable grounds (as determined by the Trustee in its sole discretion) for believing that the repayment of such funds is not reasonably assured to it by the security afforded to it by the terms of the Indenture. The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity reasonably satisfactory to it against any risk, loss, liability or expense.

(e) In the event that the Paying Agent or the Registrar shall fail to perform any obligation, duty or agreement in the manner or on the day required to be performed by the Paying Agent or the Registrar, as the case may be, under this Indenture, the Trustee shall be obligated as soon as practicable upon actual knowledge of a Trust Officer thereof and receipt of appropriate records and information, if any, to perform such obligation, duty or agreement in the manner so required.

(f) Subject to Section 10.3, all moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by law or the Applicable Related Documents for any Series of Notes.

Section 10.2. Rights of the Trustee.

Except as otherwise provided by Section 10.1:

(a) The Trustee may conclusively rely and shall be fully protected in acting or refraining from acting based upon any document believed by it to be genuine and to have been signed by or presented by the proper person.

(b) The Trustee may consult with counsel of its selection and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c) The Trustee may act through agents, custodians and nominees and shall not be liable for any misconduct or negligence on the part of, or for the supervision of, any such agent, custodian or nominee so long as such agent, custodian or nominee is appointed with due care. The appointment of agents (other than legal counsel) pursuant to this subsection (c) shall be subject to the prior consent of CPF, which consent shall not be unreasonably withheld.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by the Indenture.

(e) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Base Indenture or the Series Supplement for any Series of Notes, or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of any of the Noteholders, pursuant to the provisions of this Base Indenture or the Series Supplement for any Series of Notes, unless such Noteholders shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee of the obligations, upon the occurrence of an Amortization Event or a default by the Lessee, the Guarantor, the Administrator, CPF, the Applicable Nominee Lienholder with respect to any Series of Notes (which has not been cured), to exercise such of the rights and powers vested in it by this Base Indenture or the Series Supplement for a Series of Notes, and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

(f) The Trustee shall not be bound to make any investigation into the facts of matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by the Required Noteholders of any Series of Notes.

(g) The Trustee shall not be liable for any losses or liquidation penalties in connection with Permitted Investments, unless such losses or liquidation penalties were incurred through the Trustee’s own willful misconduct, negligence or bad faith.

(h) The Trustee shall not be liable for the acts or omissions of any successor to the Trustee so long as such acts or omissions were not the result of the negligence, bad faith or willful misconduct of the predecessor Trustee.

(i) In acting under this Base Indenture and the Series Supplement for a Series of Notes, the Trustee may obtain a written direction from the Administrator to clarify the identification of any Collateral and the Group Specific Collateral for any Group and the related beneficiaries thereof.

Section 10.3. Individual Rights of the Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with CPF or an Affiliate of CPF with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

Section 10.4. Notice of Amortization Events and Potential Amortization Events.

If an Amortization Event or a Potential Amortization Event with respect to any Series of Notes Outstanding occurs and is continuing of which a Trust Officer shall have received written notice, the Trustee shall promptly provide the Noteholders of each Series of Notes in the relevant Group and CPF with notice of such Amortization Event or Potential Amortization Event by first class mail.

Section 10.5. Compensation.

(a) CPF shall promptly pay to the Trustee from time to time compensation for its acceptance of the Indenture and services hereunder as the Trustee and CPF shall from time to time agree in writing. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. CPF shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include (i) the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel and (ii) the reasonable expenses of the Trustee’s agents in administering the Collateral and the Group Specific Collateral for each Group.

(b) CPF shall not be required to reimburse any expense or indemnify the Trustee against any loss, liability, or expense incurred by the Trustee through the Trustee’s own willful misconduct, negligence or bad faith.

(c) When the Trustee incurs expenses or renders services after an Amortization Event occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under the Bankruptcy Code.

(d) The provisions of this Section 10.5 shall survive the termination of the Indenture and the resignation and removal of the Trustee.

Section 10.6. Replacement of the Trustee.

(a) A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 10.6.

(b) The Trustee may, after giving sixty (60) days’ prior written notice to CPF and each Noteholder, resign at any time and be discharged from the trust hereby created; provided, however, that no such resignation of the Trustee shall be effective until a successor trustee has assumed the obligations of the Trustee hereunder. The Requisite Investors may remove the Trustee at any time by so notifying the Trustee, CPF and the Administrator. So long as no Amortization Event has occurred and is continuing with respect to any Series of Outstanding Notes, CPF may remove the Trustee at any time. CPF shall remove the Trustee if:

(i) the Trustee fails to comply with Section 10.8;

(ii) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under the Bankruptcy Code;

(iii) a custodian or public officer takes charge of the Trustee or its property; or

(iv) the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of the Trustee for any reason, CPF (or, if an Amortization Event has occurred and is continuing with respect to any Series of Outstanding Notes, the Requisite Investors) shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Requisite Investors may appoint a successor Trustee to replace the successor Trustee appointed by CPF.

(c) If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, CPF or any Secured Party may petition any court of competent jurisdiction for the appointment of a successor Trustee. At any time after a successor Trustee appointed by a court takes office, the Requisite Investors may appoint a successor Trustee to replace the successor Trustee appointed by the court.

(d) If the Trustee, after written request by any Noteholder, fails to comply with Section 10.8, such Noteholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee. At any time after a successor Trustee appointed by a court takes office, the Requisite Investors may appoint a successor Trustee to replace the successor Trustee appointed by the court.

(e) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee or removed Trustee and to CPF and the Administrator. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Noteholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided, however, that all sums owing to the retiring Trustee hereunder have been paid. Notwithstanding replacement of the Trustee pursuant to this Section 10.6, CPF’s obligations under Section 10.5 shall continue for the benefit of the retiring Trustee.

Section 10.7. Successor Trustee by Merger, etc.

Subject to Section 10.8, if the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

Section 10.8. Eligibility Disqualification.

(a) There shall at all times be a Trustee hereunder which shall be (i) a corporation organized and doing business under the laws of the United States of America or of any state thereof authorized under such laws to exercise corporate trustee power, (ii) subject to supervision or examination by Federal or state authority and shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition, (iii) a member bank, or is a subsidiary of a corporation that is a member bank, of the Federal Reserve System and (iv) subject to Section 10.6(b), if such Trustee is other than The Bank of New York Mellon Trust Company, N.A., (x) acceptable to the Required Noteholders of the Series 2006-1 Notes and (y) an entity as to which the Rating Agency Condition is satisfied with respect to each Series of Notes.

(b) At any time the Trustee shall cease to satisfy the eligibility requirements of Section 10.8(a) above, the Trustee shall resign immediately in the manner and with the effect specified in Section 10.6.

Section 10.9. Appointment of Co-Trustee or Separate Trustee.

(a) Notwithstanding any other provisions of the Indenture, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Collateral or the Group Specific Collateral for any Group may at the time be located, the Trustee shall have the power and may execute and deliver all instruments to appoint one or more persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Collateral or the Group Specific Collateral for any Group, and to vest in such Person or Persons, in such capacity and for the benefit of the Secured Parties and the Group Secured Parties for such Group, respectively, such title to the Collateral and Group Specific Collateral for such Group, or any part thereof, and, subject to the other provisions of this Section 10.9, such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 10.8 and no notice to Noteholders of the appointment of any co-trustee or separate trustee shall be required under Section 10.6. No co-trustee shall be appointed without the consent of CPF unless such appointment is required as a matter of state law or to enable the Trustee to perform its functions hereunder.

(b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i) The Notes of each Series shall be authenticated and delivered solely by the Trustee or an authenticating agent appointed by the Trustee;

(ii) All rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Trustee shall be incompetent or unqualified to perform, such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Collateral, the Group Specific Collateral for any Group or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

(iii) No trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder;

(iv) The Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee; and

(v) The Trustee shall remain primarily liable for the actions of any co-trustee.

(c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to the Indenture and the conditions of this Article 10. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of the Indenture relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to CPF and the Administrator.

(d) Any separate trustee or co-trustee may at any time constitute the Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect to this Base Indenture or the Series Supplement for any Series of Notes on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

(e) In connection with the appointment of a co-trustee, the Trustee may, at any time, at the Trustee’s sole cost and expense, without notice to the Noteholders, delegate its duties under the Indenture to any Person who agrees to conduct such duties in accordance with the terms hereof; provided, however, that no such delegation shall relieve the Trustee of its obligations and responsibilities hereunder with respect to any such delegated duties.

Section 10.10. Representations and Warranties of Trustee.

The Trustee represents and warrants to CPF and the Secured Parties that:

(i) The Trustee is a national banking association, organized, existing and in good standing under the laws of the United States;

(ii) The Trustee has full power, authority and right to execute, deliver and perform this Base Indenture and the Series Supplement for any Series of Notes issued concurrently with this Base Indenture and to authenticate the Notes, and has taken all necessary action to authorize the execution, delivery and performance by it of this Base Indenture and the Series Supplement for any Series of Notes issued concurrently with this Base Indenture and to authenticate the Notes;

(iii) This Base Indenture has been duly executed and delivered by the Trustee; and

(iv) The Trustee meets the requirements of eligibility as a trustee hereunder set forth in Section 10.8.

Section 10.11. CPF Indemnification of the Trustee.

CPF shall indemnify and hold harmless the Trustee or any predecessor Trustee and their respective directors, officers, agents and employees from and against any loss, liability, claim, expense (including taxes, other than taxes based upon, measured by or determined by the income of the Trustee or such predecessor Trustee), damage or injury (collectively, “Losses”) suffered or sustained by reason of any acts, omissions or alleged acts or omissions arising out of or in connection with the activities of the Trustee or such predecessor Trustee pursuant to the Indenture in connection with any Series of Notes, including but not limited to any judgment, award, settlement, reasonable attorneys’ fees and other costs or expenses reasonably incurred in connection with the defense of any actual or threatened action, proceeding, claim (whether asserted by CPF or any Noteholder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, or in connection with enforcing the provisions of this Section 10.11; provided, however, that CPF shall not indemnify the Trustee, any predecessor Trustee or their respective directors, officers, employees or agents if such acts, omissions or alleged acts or omissions constitute willful misconduct, negligence or bad faith by the Trustee or such predecessor Trustee, as the case may be. The indemnity provided herein shall survive the termination of the Indenture and the resignation and removal of the Trustee.

Section 10.12. Possession of Collateral and Group Specific Collateral.

Unless otherwise agreed to in each Series Supplement for the Notes of a Group, the Trustee shall hold in the State of New York each original chattel paper for the Applicable CPF Lease. With respect to any other Group Specific Collateral for such Group that may be perfected by possession in the State of New York under the New York UCC, the Trustee shall hold such Group Specific Collateral in the State of New York to the extent required by the Series Supplement for any applicable Series of Notes.

Section 10.13. Force Majeure.

In no event shall the Trustee be liable for any failure or delay in the performance of its obligations under the Indenture or any Applicable Related Documents with respect to any Series of Notes because of circumstances beyond the Trustee’s control, including, but not limited to, a failure, termination or suspension of a clearing house, securities depositary, settlement system or central payment system in any applicable part of the world or acts of God, flood, war

(whether declared or undeclared), civil or military disturbances or hostilities, nuclear or natural catastrophes, political unrest, explosion, severe weather or accident, earthquake, terrorism, fire, riot, labor disturbances, strikes or work stoppages for any reason, embargo, government action, including any laws, ordinances, regulations or the like (whether domestic, federal, state, county or municipal or foreign) that delay, restrict or prohibit the providing of the services contemplated by the Indenture or any Applicable Related Documents with respect to any Series of Notes, or the unavailability of communications or computer facilities, the failure of equipment or interruption of communications or computer facilities, or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility, or any other causes beyond the Trustee’s control whether or not of the same class or kind as specified above.

Section 10.14. Further Limitation of Liability.

Notwithstanding anything in the Indenture or any Applicable Related Documents with respect to any Series of Notes to the contrary, in no event shall the Trustee or any of its directors, officers, agents or employees be liable under the Indenture or any Applicable Related Documents with respect to any Series of Notes for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee or any of its directors, officers, agents or employees has been advised of the likelihood of such loss or damage and regardless of the form of action.

ARTICLE 11. DISCHARGE OF INDENTURE

Section 11.1. Termination of CPF’s Obligations.

(a) This Indenture shall cease to be of further effect (except that (i) CPF’s obligations under Section 10.5 and Section 10.11, (ii) the Trustee’s and Paying Agent’s obligations under Section 11.2 and Section 11.3 and (iii) the Noteholders’ and the Trustee’s obligations under Section 13.17 shall survive) when all Outstanding Notes theretofore authenticated and issued (other than destroyed, lost or stolen Notes which have been replaced or paid) have been delivered to the Trustee for cancellation and CPF has paid all sums payable hereunder.

(b) In addition, except as may be provided to the contrary in the Series Supplement for a Series of Notes in a Group, CPF may terminate all of its obligations under this Indenture with respect to a Series of Notes in a Group if:

(i) CPF irrevocably deposits in trust with the Trustee or at the option of the Trustee, with a trustee reasonably satisfactory to the Trustee and CPF under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, money or U.S. Government Obligations in an amount sufficient, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the Trustee, to pay, when due, principal and interest on the Notes in such Group to maturity or redemption, as the case may be, and to pay all other sums payable by it hereunder; provided, however, that (1) the trustee of the irrevocable trust shall have been irrevocably instructed to pay such money or the proceeds of such U.S. Government Obligations to the Trustee and (2) the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to the payment of said principal and interest with respect to the Notes in such Group;

(ii) CPF delivers to the Trustee an Officer’s Certificate of CPF stating that all conditions (other than final payment to the Noteholders) precedent to satisfaction and discharge of this Indenture have been complied with, and an Opinion of Counsel to the same effect;

(iii) CPF delivers to the Trustee an Officer’s Certificate of CPF stating that no Potential Amortization Event or Amortization Event, in each case, with respect to any Series of Notes in such Group shall have occurred and be continuing on the date of such deposit; and

(iv) the Required Noteholders of each Series of Notes Outstanding in such Group shall have consented to such deposit and termination of obligations pursuant to this Section 11.1;

then, this Indenture shall cease to be of further effect with respect to such Group (except as provided in this Section 11.1), and the Trustee, on demand of CPF, shall execute proper instruments acknowledging confirmation of and discharge under this Indenture.

(c) After such irrevocable deposit made pursuant to Section 11.1(b) and satisfaction of the other conditions set forth herein, the Trustee upon request shall acknowledge in writing the discharge of CPF’s obligations under this Indenture except for those surviving obligations specified above.

In order to have money available on a payment date to pay principal of or interest on the Notes, the U.S. Government Obligations shall be payable as to principal of or interest at least one Business Day before such payment date in such amounts as will provide the necessary money. U.S. Government Obligations shall not be callable at the issuer’s option.

Section 11.2. Application of Trust Money.

The Trustee or a trustee satisfactory to the Trustee and CPF shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Section 11.1. The Trustee shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent in accordance with this Indenture to the payment of principal and interest on the Notes. The provisions of this Section 11.2 shall survive the expiration or earlier termination of this Indenture.

Section 11.3. Repayment to CPF.

The Trustee and the Paying Agent shall promptly pay to CPF upon written request any excess money or, pursuant to Sections 2.10 and 2.12, return any Notes held by them at any time.

Subject to Section 2.6(c), the Trustee and the Paying Agent shall pay to CPF upon written request any money held by them for the payment of principal or interest that remains unclaimed for two years after the date upon which such payment shall have become due.

The provisions of this Section 11.3 shall survive the expiration or earlier termination of this Indenture.

ARTICLE 12. AMENDMENTS

Section 12.1. Amendments.

The provisions of this Base Indenture and the Series Supplement for any Series of Notes (unless otherwise provided in the Series Supplement for a Series of Notes) may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to in writing by CPF, the Trustee and the Requisite Investors (or the Required Noteholders of a Series of Notes or the Requisite Group Investors of a Group, in respect of any amendment, modification or waiver to the Base Indenture or a Series Supplement which affects only the Noteholders of such Series of Notes or Group, respectively, and does not affect the Noteholders of any other Series of Notes or Group, respectively, in each case, as substantiated by an Officer’s Certificate or, with respect to any legal issue, an Opinion of Counsel to such effect, which Opinion of Counsel may, to the extent same is based on any factual matter, rely upon an Officer’s Certificate of CPF to the truth of such factual matter); provided, that if CPF delivers an Officer’s Certificate to the Trustee that the Noteholders will not be materially adversely affected by any amendment, modification or waiver to the Base Indenture or Series Supplement, no consent of any Noteholder or any Group of Noteholders shall be required, so long as CPF has satisfied the Rating Agency Condition with respect to such amendment, modification or waiver. Notwithstanding the foregoing:

(i) any modification of this Section 12.1, any requirement hereunder that any particular action be taken by Noteholders holding the relevant percentage in the Invested Amount of the Notes or any change in the definition of the terms “Aggregate Required Borrowing Base”, “Aggregate Invested Amount”, “Borrowing Base”, “Borrowing Base Deficiency”, “Collateral” (other than to add additional Collateral), “Invested Amount”, “Invested Percentage”, or the applicable amount of Enhancement or any defined term used for the purpose of any such definitions shall require the consent of each affected Noteholder; and

(ii) any amendment, waiver or other modification that would (A) extend the due date for, or reduce the amount of any scheduled repayment or prepayment of principal of or interest on any Note (or reduce the principal amount of or rate of interest on any Note) will require the consent of each affected Noteholder; (B) approve the assignment or transfer by CPF of any of its rights or obligations under this Base Indenture or under any other Applicable Related Document to which it is a party shall require the consent of each affected Noteholder, unless the express terms of such Applicable Related Document requires the consent of each Noteholder; (C) release any obligor under any Applicable Related Document to which it is a party except pursuant to the express terms of such Applicable Related Document will require the consent of each Noteholder; provided, that any release under any Applicable Related Document relating solely to a particular Group shall require only the consent of the Requisite Group Investors for such Group; provided, further, that no consent will be required to release any liens on Applicable CPF Trucks which are released as permitted by this Base Indenture and the Series Supplement for each Series of Notes in the related Group; (D) affect adversely the interests, rights or obligations of any Noteholder individually in comparison to others shall require the consent of such Noteholder; (E) amend or otherwise modify any Amortization Event or Liquidation Event of Default shall require the consent of each affected Noteholder; and (F) amend or otherwise modify which Amortization Events are not subject to waiver pursuant to Section 9.4 shall require the consent of each affected Noteholder; and

(iii) each Eligible Truck Appendix may be amended and/or supplemented from time to time by CPF without any approval or consent of any party; provided, however, such Eligible Truck Appendix is subject to (i) the calculation of the Termination Value Curve for each newly-added Truck, as determined by (x) in the case of the Eligible Truck Appendix relating to the Group of Notes which includes the Series 2006-1 Notes, Deutsche Bank Securities, Inc. (which Termination Value Curve shall be subject to the consent of CPF) or (y) in the case of any other Eligible Truck Appendix, the procedure set forth in the Series Supplement for each Series of Notes in such Group, (ii) as applicable, the calculation of the credit enhancement percentages for each newly-added Truck, as determined by the Required Noteholders for each Series of Notes Outstanding in the applicable Group or otherwise as set forth in the Series Supplement for each Series of Notes in such Group (which enhancement percentages shall be subject to the consent of CPF) and (iii) the prior satisfaction of the Rating Agency Condition.

No failure or delay on the part of any Noteholder or the Trustee in exercising any power or right under this Base Indenture, the Series Supplement for any Series of Notes or any other Applicable Related Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right.

Section 12.2. Supplements.

Each amendment or other modification to this Indenture or the Notes shall be set forth in a Supplement. The initial effectiveness of each Supplement shall be subject to the delivery to the Trustee of an Opinion of Counsel that such Supplement is authorized by this Indenture and the conditions precedent set forth herein with respect thereto have been satisfied in all material respects. In addition to the manner provided in Section 12.1, each Series Supplement for a Series of Notes may be amended as provided in such Series Supplement.

Section 12.3. Revocation and Effect of Consents.

Until an amendment or waiver becomes effective, a consent to it by a Noteholder of a Note is a continuing consent by the Noteholder and every subsequent Noteholder of a Note or portion of a Note that evidences the same debt as the consenting Noteholder’s Note, even if notation of the consent is not made on any Note. However, any such Noteholder or subsequent Noteholder may revoke the consent as to his Note or portion of a Note if the Trustee receives written notice of revocation before the date the amendment or waiver becomes effective. An amendment or waiver becomes effective in accordance with its terms and thereafter binds every Noteholder. CPF may fix a record date for determining which Noteholders must consent to such amendment or waiver.

Section 12.4. Notation on or Exchange of Notes.

The Trustee may place an appropriate notation about an amendment or waiver on any Note thereafter authenticated. CPF, in exchange for all Notes, may issue and the Trustee shall authenticate new Notes that reflect the amendment or waiver. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment or waiver.

Section 12.5. The Trustee to Sign Amendments, etc.

The Trustee shall sign any Supplement authorized pursuant to this Article 12 if the Supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing such Supplement, the Trustee shall be entitled to receive, if requested, an indemnity reasonably satisfactory to it and to receive and, subject to Section 10.1, shall be fully protected in relying upon, an Officer’s Certificate of CPF and/or an Opinion of Counsel as conclusive evidence that such Supplement is authorized or permitted by this Base Indenture and that all conditions precedent have been satisfied, and that it will be valid and binding upon CPF in accordance with its terms. CPF may not sign a Supplement until its Board of Directors approves it.

ARTICLE 13. MISCELLANEOUS

Section 13.1. Notices.

(a) Any notice or communication by CPF or the Trustee to the other shall be in writing and delivered in person or mailed by first-class mail (registered or certified, return receipt requested), telex, telecopier, facsimile, electronic mail or overnight air courier guaranteeing next day delivery, to the other’s address:

If to CPF:

Centre Point Funding, LLC

6 Sylvan Way

Parsippany, New Jersey 07054

Attn: Treasurer

Phone: (973) 496-7312

Fax: (973) 496-5852

with a copy to the Administrator:

Budget Truck Rental LLC

6 Sylvan Way

Parsippany, NJ 07054

Attn: Treasurer

Tel: (973) 496-5285

Fax: (973) 496-5852

If to the Trustee:

The Bank of New York Mellon Trust Company, N.A.

2 North LaSalle Street, Suite 1020

Chicago, Illinois 60602

Attn: Corporate Trust/Structured Finance Phone: (312) 827-8570

Fax: (312) 827-8562

CPF or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications; provided, however, CPF may not at any time designate more than a total of three (3) addresses to which notices must be sent in order to be effective.

Any notice (i) given in person shall be deemed delivered on the date of delivery of such notice, (ii) given by first class mail shall be deemed given five (5) days after the date that such notice is mailed, (iii) delivered by telex, telecopier, facsimile or electronic mail shall be deemed given on the date of delivery of such notice, and (iv) delivered by overnight air courier shall be deemed delivered one Business Day after the date that such notice is delivered to such overnight courier.

Notwithstanding any provisions of the Indenture to the contrary, the Trustee shall have no liability based upon or arising from the failure to receive any notice required by or relating to the Indenture or the Notes.

If CPF mails a notice or communication to Noteholders, it shall mail a copy to the Trustee at the same time.

(b) Where the Indenture provides for notice to Noteholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided or unless otherwise provided in a Series Supplement for a Series of Notes) if sent in writing and mailed, first-class postage prepaid, to each Noteholder affected by such event, at its address as it appears in the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed (if any) for the giving of such notice. In any case where notice to a Noteholder is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Noteholder shall affect the sufficiency of such notice with respect to other Noteholders, and any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given. Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In the case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made that is satisfactory to the Trustee shall constitute a sufficient notification for every purpose hereunder.

Section 13.2. Communication by Noteholders With Other Noteholders.

Noteholders may communicate with other Noteholders with respect to their rights under this Indenture or the Notes.

Section 13.3. Certificate as to Conditions Precedent.

Upon any request or application by CPF to the Trustee to take any action under the Indenture, the Trustee may request, and in such case CPF shall furnish to the Trustee, an Officer’s Certificate of CPF in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.4) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in the Indenture relating to the proposed action have been complied with.

Section 13.4. Statements Required in Certificate.

Each certificate with respect to compliance with a condition or covenant provided for in the Indenture shall include:

(a) a statement that the Person giving such certificate has read such covenant or condition;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements contained in such certificate are based;

(c) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

Section 13.5. Rules by the Trustee.

The Trustee may make reasonable rules for action by or at a meeting of Noteholders.

Section 13.6. No Recourse Against Others.

A director, Authorized Officer, employee or stockholder of CPF, as such, shall not have any liability for any obligations of CPF under the Notes or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Noteholder by accepting a Note waives and releases all such liability.

Section 13.7. Duplicate Originals.

The parties may sign any number of copies of this Base Indenture. One signed copy is enough to prove this Base Indenture.

Section 13.8. Benefits of Indenture.

Except as set forth in the Series Supplement for a Series of Notes, nothing in this Indenture or in the Notes, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders of each Series of Notes in a particular Group, any benefit or any legal or equitable right, remedy or claim under this Base Indenture or the Series Supplement for a Series of Notes in such Group.

Section 13.9. Payment on Business Day.

Unless otherwise specified in the Series Supplement for any Series of Notes, in any case where any Distribution Date, redemption date or maturity date of any Note shall not be a Business Day, then (notwithstanding any other provision of this Base Indenture) payment of interest or principal (and premium, if any), as the case may be, need not be made on such date but may be made on the next succeeding Business Day with the same force and effect as if made on the Distribution Date, redemption date, or maturity date; provided, however, that no interest shall accrue for the period from and after such Distribution Date, redemption date, or maturity date, as the case may be to and including such next succeeding Business Day.

Section 13.10. Governing Law.

THIS INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 13.11. No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret another indenture, loan or debt agreement of CPF or an Affiliate of CPF. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 13.12. Successors.

All agreements of CPF in this Indenture and the Notes shall bind its successor; provided, however, CPF may not assign its obligations or rights under this Base Indenture or any Applicable Related Document. All agreements of the Trustee in this Indenture shall bind its successor.

Section 13.13. Severability.

In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 13.14. Counterpart Originals.

The parties may sign any number of copies of this Base Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 13.15. Table of Contents, Headings, etc.

The Table of Contents and headings of the Articles and Sections of this Base Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 13.16. Termination; Indenture Collateral.

This Indenture, and any grants, pledges and assignments hereunder, shall become effective concurrently with the issuance of the first Series of Notes and shall terminate when (a) all Note Obligations shall have been fully paid and satisfied, (b) the obligations of each Enhancement Provider under any Enhancement and related documents have terminated, and (c) any Enhancement shall have terminated, at which time the Trustee, at the request of CPF and upon receipt of an Officer’s Certificate of CPF to the effect that the conditions in clauses (a), (b) and (c) above have been complied with and upon receipt of a certificate from the Trustee and each Enhancement Provider to the effect that the conditions in clauses (a), (b) and (c) above have been complied with, shall reassign (without recourse upon, or any warranty whatsoever by, the Trustee) and deliver all Collateral and documents then in the custody or possession of the Trustee promptly to CPF.

CPF and the Secured Parties and the Group Secured Parties for each Group hereby agree that, if any funds remain on deposit in the Collection Account or the Group Collection Account for any Group after the termination of this Indenture, such amounts shall be released by the Trustee and paid to CPF.

Section 13.17. No Bankruptcy Petition Against CPF.

Each of the Noteholders, the Note Owners and the Trustee hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of the latest maturing Note, it will not institute against, or join with any other Person in instituting, against CPF any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings, under any Federal or state bankruptcy or similar law; provided, however, that nothing in this Section 13.17 shall constitute a waiver of any right to indemnification, reimbursement or other payment from CPF pursuant to this Indenture. In the event that any such Secured Party or the Trustee takes action in violation of this Section 13.17, CPF, as the case may be, shall file or cause to be filed an answer with the bankruptcy court or otherwise properly contesting the filing of such a petition by any such Secured Party or the Trustee against CPF or the commencement of such action and raising the defense that such Secured Party or the Trustee has agreed in writing not to take such action and should be estopped and precluded therefrom and such other defenses, if any, as its counsel advises that it may assert. The provisions of this Section 13.17 shall survive the termination of this Indenture, and the resignation or removal of the Trustee. Nothing contained herein shall preclude participation by any Secured Party or the Trustee in the assertion or defense of its claims in any such proceeding involving CPF.

Section 13.18. No Recourse.

The obligations of CPF under this Indenture are solely the obligations of CPF. No recourse shall be had for the payment of any amount owing in respect of any fee hereunder or any other obligation or claim arising out of or based upon this Indenture against any member, employee, officer, manager, or incorporator or other authorized person of CPF. Fees, expenses or costs payable by CPF hereunder shall be payable by CPF to the extent and only to the extent that CPF is reimbursed therefor pursuant to any of the Applicable Related Documents, or funds are then available or thereafter become available for such purpose pursuant to Article 5. In the event that CPF is not reimbursed for such fees, expenses or costs or that sufficient funds are not available for their payment pursuant to Article 5, the excess unpaid amount of such fees, expenses or costs shall in no event constitute a claim (as defined in Section 101 of the Bankruptcy Code) against, or limited liability company obligation of, CPF. Nothing in this Section 13.18 shall be construed to limit the Trustee from exercising its rights hereunder with respect to the Collateral or any Group Specific Collateral for any Group.

Section 13.19. Waiver of Jury Trial.

EACH OF CPF AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 13.20. Confidential Information.

(a) The Trustee and each Note Owner agrees, by its acceptance and holding of a beneficial interest in any Note, to maintain the confidentiality of all Confidential Information in accordance with procedures adopted by the Trustee or such Note Owner in good faith to protect confidential information of third parties delivered to such Person; provided, that such Person may deliver or disclose Confidential Information to: (i) such Person’s directors, trustees, officers, employees, agents, attorneys, independent or internal auditors and affiliates who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 13.20; (ii) such Person’s financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 13.20; (iii) any other Note Owner; (iv) any Person of the type that would be, to such Person’s knowledge, permitted to acquire an interest in the Series of Notes of which such Person is a Note Owner, in accordance with the requirements of this Indenture, to which such Person sells or offers to sell any such Note or any part thereof and that agrees to hold confidential the Confidential Information substantially in accordance with this Section 13.20 (or in accordance with such other confidentiality procedures as are acceptable to CPF); (v) any federal or state or other regulatory, governmental, taxing or judicial authority having or claiming jurisdiction over, or authority to regulate or oversee in any respect the business of, such Person or any of such Person’s Affiliates, or in working with any such authority; (vi) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about the investment portfolio of such Person, (vii) any reinsurers or liquidity or credit providers that agree to hold confidential the Confidential Information substantially in accordance with this Section 13.20 (or in accordance with such other confidentiality procedures as are acceptable to CPF); (viii) any other Person with the consent of CPF; or (ix) any other Person to which such delivery or disclosure may be necessary or appropriate (A) to effect compliance with any law, rule, regulation, statute or order applicable to such Person, (B) in response to any subpoena, civil investigative demand or similar demand or request of any court, regulatory authority, arbitrator or arbitration to which such Person, any Affiliate of such Person or any officer, director, employee or shareholder of such Person or Affiliate is a party or other legal process upon prior notice to CPF (unless prohibited by applicable law, rule, order or decree or other requirement having the force of law), (C) in connection with any litigation to which such Person is a party upon prior notice to CPF (unless prohibited by applicable law, rule, order or decree or other requirement having the force of law), (D) if an Amortization Event with respect to the relevant Series of Notes has occurred and is continuing, to the extent such Person may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under the such Notes, this Indenture or any other Applicable Related Document with respect to such Series of Notes, or (E) pursuant to this Base Indenture or any Applicable Related Documents in connection with any Series of Notes; and provided, further, however, that (i) delivery to any Note Owner of any report or information required by the terms of this Indenture to be provided to such Note Owner by the Trustee and (ii) any disclosure of any Confidential Information in any document pertaining to the transactions contemplated by this Base Indenture or any Applicable Related Documents in connection with any Series of Notes approved in advance by CPF shall not be a violation of this Section 13.20. Each Note Owner agrees, by acceptance of a beneficial interest in any Note, except as set forth in clauses (v), (vi) and (ix) above, that it shall use the Confidential Information for the sole purpose of making an investment in the Notes or administering its investment in the Notes. In the event of any required disclosure of the Confidential Information by such Note Owner, such Note Owner agrees to use reasonable efforts to protect the confidentiality of the Confidential Information.

(b) For the purposes of this Section 13.20, “Confidential Information” means information delivered to the Trustee or any Note Owner by or on behalf of CPF in connection with and relating to the transactions contemplated by or otherwise pursuant to this Indenture and the Applicable Related Documents with respect to any Series of Notes; provided, that such term does not include information that: (i) was publicly known or otherwise known to the Trustee or such Note Owner prior to the time of such disclosure; (ii) subsequently becomes publicly known through no act or omission by the Trustee, any Note Owner or any person acting on behalf of the Trustee or any Note Owner; (iii) otherwise is known or becomes known to the Trustee or any Note Owner other than (x) through disclosure by CPF or (y) as a result of the breach of a fiduciary duty to CPF or a contractual duty to CPF; or (iv) is allowed to be treated as non-confidential by consent of CPF.

(c) Notwithstanding any provisions of this Base Indenture or the Series Supplement for any Series of Notes requiring the delivery of any report or information to the Trustee or any Note Owner, to the extent CPF or any of its Affiliates conclude, based upon the advice of counsel, that any such Person has not expressly agreed to maintain the disclosed report or information in confidence or that providing any such report or information to such Person would otherwise require public disclosure of such report or information, CPF shall not be required to delivery such report or information to such Person.

In no event, however, shall the Trustee be liable for any Losses suffered or sustained by any Person by reason of the failure of CPF to deliver such report or information. CPF shall indemnify and hold harmless the Trustee or any predecessor Trustee and their respective directors, officers, agents and employees from and against any Losses suffered or sustained by any Person by reason of the failure of CPF to deliver such report or information. The term “Losses” as used in this Section 13.20(c) shall have the definition assigned to such term in Section 10.11.

ANNEX I

TO THE

BASE INDENTURE

IN WITNESS WHEREOF, the Trustee and CPF have caused this Base Indenture to be duly executed by their respective duly authorized officers as of the day and year first written above.

CENTRE POINT FUNDING, LLC, as issuer

By:	/s/ David B. Wyshner
Name: David B. Wyshner
Title: Executive Vice President, Chief Financial Officer and Treasurer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., not in its individual capacity, but solely as Trustee

By:	Sally R. Tokich
Name: Sally R. Tokich
Title: Senior Associate

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DEFINITIONS LIST

“ABCR” means Avis Budget Car Rental, LLC, a Delaware limited liability company, and its successors.

“ACRG” means Avis Car Rental Group, LLC, a Delaware limited liability company.

“Accrued Amounts” means, with respect to any Series of Notes (or any class of such Series of Notes), the amount, if any, specified in the Series Supplement for such Series of Notes.

“Additional CPF Truck” means an Eligible Truck that is acquired by CPF after the Initial Closing Date and identified in the Eligible Truck Appendix.

“Administrator” means BTR, in its capacity as Administrator under any Applicable Administration Agreement, or any successor Administrator thereunder.

“Administrator Default” means, with respect to any Applicable Administration Agreement, any of the events described in Section 13(c) of such Applicable Administration Agreement.

“Affiliate” means, with respect to any specified Person, another Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified. For purposes of this definition, “control” means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and “controlled” and “controlling” have meanings correlative to the foregoing.

“Affiliate Issuer” means any special purpose entity that is an Affiliate of ABCR that has entered into financing arrangements secured by one or more Series of Notes.

“Agent” means any Registrar or Paying Agent.

“Aggregate Invested Amount” means, with respect to any Group, the sum of the Invested Amounts with respect to all Series of Notes then Outstanding in such Group.

“Aggregate Required Borrowing Base” means, on any date of determination, with respect to any Group, the sum of the Required Borrowing Base with respect to each Series of Notes Outstanding in such Group on such date.

“Amortization Event” with respect to each Series of Notes, has the meaning specified in Section 9.1 of the Base Indenture.

“Annual Noteholders’ Tax Statement” has the meaning specified in Section 4.2(b) of the Base Indenture.

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“Applicable Administration Agreement” means (i) with respect to the Series 2006-1 Notes, the Amended and Restated Administration Agreement, dated as of March 9, 2010, by and among the Administrator, CPF and the Trustee, as amended, modified or supplemented from time to time in accordance with its terms and (ii) with respect to each other Series of Notes, “Administration Agreement” as defined in the Series Supplement for such Series of Notes.

“Applicable Back-up Administration Agreement” means (i) with respect to the Series 2006-1 Notes, the Back-up Administration Agreement (Group I) dated as of March 9, 2010, by and among the Administrator, CPF, Lord Securities Corporation, as back-up administrator, and the Trustee, as amended, modified or supplemented from time to time in accordance with its terms and (ii) with respect to each other Series of Notes, the “Back-up Administration Agreement” as defined in the Series Supplement for such Series of Notes.

“Applicable Collateral Agreements” means (i) with respect to the Series 2006-1 Notes, the Applicable CPF Lease, the Applicable Nominee Agreement and the Applicable Administration Agreement for such Series of Notes and (ii) with respect to each other Series of Notes, the “Collateral Agreements” as defined in the Series Supplement for such Series of Notes.

“Applicable CPF Lease” means (i) with respect to the Series 2006-1 Notes, the Amended and Restated Master Motor Vehicle Operating Lease Agreement, dated as of March 9, 2010, among CPF, as lessor, BTR, as lessee, ABCR, as guarantor, and BTR, as Administrator, as amended, modified or supplemented from time to time in accordance with its terms and (ii) with respect to each other Series of Notes, “CPF Lease” as defined in the Series Supplement for such Series of Notes.

“Applicable CPF Trucks” means, with respect to each Series of Notes, the “CPF Trucks” as defined in the Series Supplement for such Series of Notes.

“Applicable Disposition Agent Agreement” means (i) with respect to the Series 2006-1 Notes, the Disposition Agent Agreement (Group I) dated as of March 9, 2010, by and among the Administrator, CPF, Fiserv Automotive Solutions, Inc., as disposition agent, and the Trustee, as amended, modified or supplemented from time to time in accordance with its terms and (ii) with respect to each other Series of Notes, the “Back-up Disposition Agent Agreement” as defined in the Series Supplement for such Series of Notes.

“Applicable Nominee Agreement” means (i) with respect to the Series 2006-1 Notes, an Applicable Nominee Lienholder agreement approved in writing by the Requisite Group Investors, among CPF, the Applicable Nominee Lienholder, the Trustee and ABCR, as amended, modified or supplemented from time to time in accordance with its terms and (ii) with respect to each other Series of Notes, “Nominee Agreement” as defined in the Series Supplement for such Series of Notes.

“Applicable Nominee Lienholder” means (i) with respect to the Series 2006-1 Notes, a Person approved in writing by the Requisite Group Investors, in its capacity as nominee lienholder under the Applicable Nominee Agreement with respect to such Series of Notes, and any successor Applicable Nominee Lienholder thereunder and (ii) with respect to each other

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Series of Notes, “Nominee Lienholder” as defined in the Series Supplement for such Series of Notes.

“Applicable Related Documents” means (i) with respect to the Series 2006-1 Notes, the Base Indenture, the Series Supplement for such Series of Notes, the Notes of such Series, any Applicable Nominee Agreements for such Series of Notes, the Applicable Administration Agreement for such Series of Notes, the Applicable Disposition Agent Agreement for such Series of Notes, the Applicable Back-up Administration Agreement for such Series of Notes, the Collection Account Control Agreement, the account control agreement for any Group Collection Account for such Series of Notes, any agreements relating to the issuance or the purchase of any of the Notes of such Series, any Enhancement Agreements for such Series of Notes, the Applicable CPF Lease for such Series of Notes and the Supplemental Documents relating to the Applicable CPF Lease for such Series of Notes and (ii) with respect to each other Series of Notes, “Related Documents” as defined in the Series Supplement for such Series of Notes.

“Applicants” has the meaning specified in Section 2.8 of the Base Indenture.

“Approved Seller” means (i) with respect to Applicable CPF Trucks for the Group which includes the Series 2006-1 Notes, a Person who sells trucks to CPF that has been approved in writing by the Requisite Group Investors of such Group and (ii) with respect to Applicable CPF Trucks for any other Group, a Person (other than an Eligible Truck Manufacturer) who sells trucks to CPF and either (x) is identified in each Series Supplement for the Notes of a Group or (y) with respect to whom the Rating Agency Condition is satisfied for each Series of Notes in such other Group.

“Authorized Officer” means any of the President, any Vice President, the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer of the applicable Person whose signatures and incumbency shall have been certified in such certificates from time to time as duly authorized to execute and deliver the applicable instruments, certificates, notices and other documents in connection herewith on behalf of such Person.

“Bankruptcy Code” means The Bankruptcy Reform Act of 1978, as amended from time to time, and as codified as 11 U.S.C. Section 101 et seq.

“Base Indenture” means the Amended and Restated Base Indenture, dated as of March 9, 2010, between CPF and the Trustee, as amended, modified or supplemented from time to time, exclusive of Series Supplements creating a new Series of Notes.

“Board of Directors” means the Board of Directors of CPF or any authorized committee of the Board of Directors, as applicable.

“Book-Entry Notes” means beneficial interests in the Notes, ownership and transfer of which shall be evidenced or made through book entries by a Clearing Agency as described in Section 2.17 of the Base Indenture; provided that after the occurrence of a condition whereupon book-entry registration and transfer are no longer permitted and Definitive Notes are issued to the Noteholders, such Definitive Notes shall replace Book-Entry Notes.

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“Borrowing Base” means, as of any date of determination with respect to any Group, an amount equal to the sum of (i) the aggregate Termination Value of all Eligible Trucks leased under the Applicable CPF Lease as of such date, plus (ii) cash and Permitted Investments on deposit in the Collection Account, to the extent constituting Group Specific Collateral for such Group, and the Group Collection Account (including any subaccount thereof) for such Group as of such date, plus (iii) all accrued and unpaid Depreciation Charges included in Monthly Base Rent under the Applicable CPF Lease with respect to all Eligible Trucks as of such date that have not been sold or deemed sold under the Applicable Related Documents; plus (iv) all accrued and unpaid Casualty Payments and Truck Special Damage Payments under the Applicable CPF Lease; plus (v) all due and unpaid Liquidation Proceeds.

“Borrowing Base Deficiency” means, with respect to any Group and with respect to any date of determination, the amount, if any, by which the Aggregate Required Borrowing Base for such Group on such date exceeds the Borrowing Base for such Group on such date.

“BRAC” means Budget Rent A Car System, Inc., a Delaware corporation.

“BTR” means Budget Truck Rental LLC, a Delaware limited liability company, and its successors.

“Business Day” means any day other than a Saturday, Sunday or other day on which banking institutions in New York City, New York or the city in which the Corporate Trust Office is located are authorized or required by law or executive order to be closed.

“Capitalized Cost” means, with respect to any Applicable CPF Truck, (i) for each Applicable CPF Truck purchased directly from an Eligible Truck Manufacturer, the initial cost of such Applicable CPF Truck as set forth in the invoice of the applicable manufacturer, minus any incentive payments or rebates used to reduce such initial acquisition cost, as set forth on the applicable Termination Value Curve as the “WA Acquisition Price” for such Applicable CPF Truck and (ii) for each Applicable CPF Truck purchased from an Approved Seller or contributed to CPF, (x) in the case of an Applicable CPF Truck relating to the Group of Notes which includes the Series 2006-1 Notes, the amount agreed to by Deutsche Bank Securities, Inc. or (y) in the case of any other Applicable CPF Truck, an amount set forth, or an amount calculated pursuant to a formula set forth, on a schedule to the Applicable CPF Lease or such other amount, including an amount calculated pursuant to such other formula, as to which the Rating Agency Condition is satisfied for each Series of Notes Outstanding in the such Group, in either case, with respect to such Applicable CPF Truck.

“Carrying Charges” means, as of any Distribution Date, the sum of (a) the aggregate of all Trustee fees and other costs, fees and expenses and indemnity amounts, if any, payable by CPF under the Base Indenture or the other Applicable Related Documents for any Series of Notes which have accrued since the immediately preceding Distribution Date and (b) without duplication, all other operating expenses of CPF.

“Carrying Cost Interest Rate” means, for any Group, for any Interest Period an interest rate equal to the percentage equivalent of a fraction, (i) the numerator of which is equal to the sum of (A) the amount of interest accrued during such Interest Period with respect to all

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Series of Notes in such Group, minus (B) any accrued earnings on Permitted Investments in the Collection Account, to the extent constituting Group Specific Collateral for such Group, and the Group Collection Account for such Group which are available for distribution on the last Business Day of such Interest Period, and (ii) the denominator of which is equal to the average Aggregate Invested Amount for such Group during such Interest Period.

“Casualty” means, with respect to any Applicable CPF Truck, that (a) such Applicable CPF Truck is destroyed, seized or otherwise rendered permanently unfit or unavailable for a period of 10 days or (b) such Applicable CPF Truck is lost or stolen and is not recovered within 60 days following the occurrence thereof.

“Casualty Payment” means, with respect to any Applicable CPF Truck subject to a Casualty, an amount equal the Termination Value of such Applicable CPF Truck as of the date of such Casualty Payment.

“Cede” means Cede & Co., a nominee of DTC.

“Certificate of Title” means, with respect to each Applicable CPF Truck, the certificate of title applicable to such Applicable CPF Truck duly issued in accordance with the certificate of title act or statute of the jurisdiction applicable to such Applicable CPF Truck.

“Change in Control” means (a) BRAC shall at any time cease to own or control, directly or indirectly, greater than 50% of the Voting Stock of the Lessee or the Administrator, or (b) ABCR shall at any time cease to own or control, directly or indirectly, greater than 50% of the Voting Stock of BRAC or (c) Avis Budget Holdings, LLC shall at any time cease to own or control, directly or indirectly, greater than 50% of the Voting Stock of ABCR.

“Class” means, with respect to any Series of Notes, any one of the classes of Notes of that Series as specified in the Series Supplement for such Series of Notes.

“Clearing Agency” means an organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act or any successor provision thereto or Euroclear or Clearstream.

“Clearing Agency Participant” means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book entry transfers and pledges.

“Clearstream” means Clearstream Banking société anonyme, a corporation organized under the laws of the Grand Duchy of Luxembourg, and any successor thereto.

“Closing Date” means the Initial Closing Date or any Series Closing Date.

“Code” means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time, and any successor statute of similar import, in each case as in effect from time to time. References to sections of the Code also refer to any successor sections.

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“Collateral” has the meaning specified in Section 3.1(a) of the Base Indenture.

“Collection Account” means the Eligible Account maintained by the Collection Account Securities Intermediary pursuant to the Collection Account Control Agreement or any successor securities account maintained pursuant to the Collection Account Control Agreement.

“Collection Account Control Agreement” means the agreement among CPF, The Bank of New York Mellon Trust Company, N.A. (f/k/a The Bank of New York Trust Company, N.A.), as securities intermediary, and the Trustee, dated as of May 11, 2006, relating to the Collection Account, as amended, modified or supplemented from time to time in accordance with its terms.

“Collection Account Securities Intermediary” means The Bank of New York Mellon Trust Company, N.A. (f/k/a The Bank of New York Trust Company, N.A.) or any other securities intermediary that maintains the Collection Account pursuant to the Collection Account Control Agreement.

“Collections” means all proceeds of the Collateral and the Group Specific Collateral for each Group including (a) all payments by or on behalf of the Lessee or the Guarantor under each Applicable CPF Lease, (b) all proceeds of the Applicable CPF Trucks, including all Disposition Proceeds from the Applicable CPF Trucks, payments of insurance proceeds and warranty payments which the Administrator is required to deposit into the Collection Account, whether such payments are in the form of cash, checks, wire transfers or other forms of payment and whether in respect of principal, interest, repurchase price, fees, expenses or otherwise, and (c) all amounts earned on funds in the Collection Account or the Group Collection Account for any Group.

“Company Order” and “Company Request” means a written order or request signed in the name of CPF by any one of its Authorized Officers and delivered to the Trustee.

“Consolidated Subsidiary” means, at any time, any Subsidiary or other entity the accounts of which would be consolidated with those of BTR in its consolidated financial statements as of such time.

“Contingent Obligation” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person (a) with respect to any indebtedness, lease, dividend, letter of credit or other obligation of another if the primary purpose or intent thereof by the Person incurring the Contingent Obligation is to provide assurance to the obligee of such obligation of another that such obligation of another will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof or (b) under any letter of credit issued for the account of that Person or for which that Person is otherwise liable for reimbursement thereof. Contingent Obligation shall include (a) the direct or indirect guarantee, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another and (b) any liability of such Person for the obligations of another through any agreement (contingent or otherwise) (i) to purchase, repurchase or otherwise acquire such obligation or any

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security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), (ii) to maintain the solvency of any balance sheet item, level of income or financial condition of another or (iii) to make take-or-pay or similar payments if required regardless of non-performance by any other party or parties to an agreement, if in the case of any agreement described under subclause (i) or (ii) of this sentence the primary purpose or intent thereof is as described in the preceding sentence. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported.

“Contractual Obligation” means, with respect to any Person, any provision of any security issued by that Person or of any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

“Control Agreement” means an agreement establishing “control” within the meaning of 8-106 of the New York UCC by the Trustee over Issuer Accounts.

“Controlled Group” means, with respect to any Person, such Person, whether or not incorporated, and any corporation, trade or business that is, along with such Person, a member of a controlled group of corporations or a controlled group of trades or businesses as described in Sections 414(b) and (c), respectively, of the Code.

“Corporate Trust Office” shall mean the principal office of the Trustee at which at any particular time its corporate trust business shall be administered which office at the date of the execution of the Base Indenture is located at 2 North LaSalle Street, Suite 1020, Chicago, Illinois 60602, Attention: Corporate Trust/Structured Finance, or at any other time at such other address as the Trustee may designate from time to time by notice to the Noteholders, CPF and the Administrator.

“CPF” means Centre Point Funding, LLC (f/k/a Budget Truck Funding, LLC), a Delaware limited liability company and its successors.

“CPF Lease Commencement Date” has the meaning specified in Section 3.2 of the Applicable CPF Lease.

“CPF Lease Expiration Date” is defined in Section 3.2 of the Applicable CPF Lease.

“Daily Report” has the meaning specified in Section 4.1(a) of the Base Indenture.

“Definitions List” means this Definitions List, as amended or modified from time to time.

“Definitive Notes” has the meaning specified in Section 2.5(c) of the Base Indenture.

“Depreciation Charge” means with respect to any Applicable CPF Truck and any period, the excess of (a) the cumulative depreciation charge for such Applicable CPF Truck at

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the end of such period as determined by the product of (i) the Capitalized Cost of such Applicable CPF Truck and (ii) 100% minus the Termination Value Percentage applicable to the last day of such period over (b) the cumulative depreciation charge for such Applicable CPF Truck at the beginning of such period as determined by the product of (i) the Capitalized Cost of such Applicable CPF Truck and (ii) 100% minus the Termination Value Percentage applicable to the first day of such period; provided that, for purposes of determining the Depreciation Charges for a Related Month, the percentage applicable to the last day of such period shall be the Termination Value Percentage for such month and the percentage applicable to the first day of such period shall be the Termination Value Percentage for the month immediately preceding such Related Month; provided further that, for purposes of determining the Depreciation Charges, the Termination Value Percentage applicable to any date of determination shall be the sum of (i) the product of (x) the percentage equivalent of fraction the numerator of which is the number of days from the first day of the month in which such date of determination falls to such date of determination and the denominator is the number of days in such month in which such date of determination falls and (y) the excess of the Termination Value Percentage for the month immediately preceding the month in which such date of determination falls over the Termination Value Percentage for such month and (ii) the Termination Value Percentage for the month in which such date of determination falls.

“Determination Date” means the date five days prior to each Distribution Date.

“Diesel Truck” means an Applicable CPF Truck with a diesel engine.

“Disposition Proceeds” means the net proceeds from the sale or disposition of an Applicable CPF Truck to any Person, whether at an auction, wholesale or otherwise.

“Distribution Account” means, with respect to any Series of Notes, an account established as such pursuant to the Series Supplement for such Series of Notes.

“Distribution Date” means, unless otherwise specified in any Series Supplement for the related Series of Notes, the twentieth day of each calendar month, or, if such day is not a Business Day, the next succeeding Business Day, commencing April 20, 2010.

“Dollar” and the symbol “$” mean the lawful currency of the United States.

“DTC” means The Depository Trust Company.

“Eligibility Requirements” has the meaning specified, with respect to any Series of Notes, in the Series Supplement for such Series of Notes.

“Eligible Account” means, at any time, a separately identifiable securities account established and maintained in the deposit taking department of a Qualified Institution or a segregated identifiable trust account established and maintained in the trust department of a Qualified Trust Institution.

“Eligible Truck” has the meaning specified, with respect to any Series of Notes, in the Series Supplement for such Series of Notes.

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“Eligible Truck Appendix” has the meaning specified, with respect to any Series of Notes, in the Series Supplement for such Series of Notes.

“Eligible Truck Manufacturers” has the meaning specified, with respect to any Series of Notes, in the Series Supplement for such Series of Notes.

“Enhancement” means, with respect to any Series of Notes, the rights and benefits provided to the Noteholders of such Series of Notes pursuant to any letter of credit, surety bond, cash collateral account, overcollateralization, issuance of subordinated Notes, spread account, guaranteed rate agreement, maturity guaranty facility, tax protection agreement, interest rate swap or any other similar arrangement.

“Enhancement Agreement” means any contract, agreement, instrument or document governing the terms of any Enhancement or pursuant to which any Enhancement is issued or outstanding.

“Enhancement Amount” has the meaning specified, with respect to any Series of Notes, in the Series Supplement for such Series of Notes.

“Enhancement Deficiency” has the meaning specified, with respect to any Series of Notes, in the Series Supplement for such Series of Notes.

“Enhancement Provider” has the meaning specified, with respect to any Series of Notes, in the Series Supplement for such Series of Notes.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections.

“Euroclear” means Euroclear Bank, S.A./N.V., as operator of the Euroclear System.

“Event of Bankruptcy” shall be deemed to have occurred with respect to a Person if:

(a) a case or other proceeding shall be commenced, without the application or consent of such Person, in any court, seeking the liquidation, reorganization, debt arrangement, dissolution, winding up, or composition or readjustment of debts of such Person, the appointment of a trustee, receiver, custodian, liquidator, assignee, sequestrator or the like for such Person or all or any substantial part of its assets, or any similar action with respect to such Person under any law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, and such case or proceeding shall continue undismissed, or unstayed and in effect, for a period of 60 consecutive days; or an order for relief in respect of such Person shall be entered in an involuntary case under the federal bankruptcy laws or other similar laws now or hereafter in effect; or

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(b) such Person shall commence a voluntary case or other proceeding under any applicable bankruptcy, insolvency, reorganization, debt arrangement, dissolution or other similar law now or hereafter in effect, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) for such Person or for any substantial part of its property, or shall make any general assignment for the benefit of creditors; or

(c) the board of directors of such Person (if such Person is a corporation or similar entity) shall vote to implement any of the actions set forth in clause (b) above.

“Exchange Act” has the meaning set forth in Section 2.19(a) of the Base Indenture.

“Expected Final Distribution Date” means, with respect to any Series of Notes, the date stated in the Series Supplement for such Series of Notes as the date on which such Series of Notes is expected to be paid in full.

“Financial Officer” means, with respect to any Person, the chief financial officer, vice-president-finance, principal accounting officer, controller or treasurer of such Person.

“GAAP” means the generally accepted accounting principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors and successors from time to time.

“Gasoline Truck” means an Applicable CPF Truck with a gasoline engine.

“Global Note” has the meaning set forth in Section 2.5(b) of the Base Indenture.

“Governmental Authority” means any Federal, state, local or foreign court or governmental department, commission, board, bureau, agency, authority, instrumentality or regulatory body.

“Group” means each Series of Notes designated by the Series Supplement for such Series of Notes as sharing in the same Group Specific Collateral.

“Group Collection Account” means, with respect to each Series of Notes in a Group, the “Collection Account” as defined in the Series Supplement for such Series of Notes.

“Group Secured Parties” has the meaning specified in Section 3.2 of the Base Indenture.

“Group Specific Collateral” has the meaning specified in Section 3.2(a) of the Base Indenture.

“Guaranteed Obligations” has the meaning specified in Section 22.1 of the Applicable CPF Lease.

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“Guarantor” means ABCR in its capacity as guarantor of the Lessee’s obligations under the Applicable CPF Lease for each Series of Notes.

“Guaranty” has the meaning specified in Section 22.1 of the Applicable CPF Lease.

“Indebtedness”, as applied to any Person, means, without duplication, (a) all indebtedness for borrowed money, (b) that portion of obligations with respect to any lease of any property (whether real, personal or mixed) that is properly classified as a liability on a balance sheet in conformity with GAAP, (c) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money, (d) any obligation owed for all or any part of the deferred purchase price for property or services, which purchase price is (i) due more than six months from the date of the incurrence of the obligation in respect thereof or (ii) evidenced by a note or similar written instrument, (e) all indebtedness secured by any Lien on any property or asset owned by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person, and (f) all Contingent Obligations of such Person in respect of any of the foregoing.

“Indemnified Persons” has the meaning specified in Section 16.1 of the Applicable CPF Lease.

“Indenture” means the Base Indenture, together with all Series Supplements for any Series of Notes, as amended, modified or supplemented from time to time by Supplements thereto in accordance with its terms.

“Independent Manager” means, with respect to CPF, an individual who is not, and, except for having previously acted as an “independent” director or manager of CPF (or any special purpose entity who is an Affiliate of CPF) never was,

(i) a stockholder, member, partner, director, officer, employee, affiliate, associate, customer, supplier, creditor or independent contractor of, or any person that has received any benefit (excluding, however, any compensation received in such person’s capacity as a director of CPF, as the case may be) in any form whatever from, or any person that has provided any service (excluding, however, any service provided by a Person engaged as an “independent” director or manager, as the case may be) in any form whatever to, ABCR, CPF, BRAC, the Administrator or any of their Affiliates or associates, or

(ii) any person owning beneficially, directly or indirectly, any outstanding shares of common stock, any limited liability company interests or any partnership interests, as applicable, of CPF, as the case may be, or ABCR, CPF, BRAC, the Administrator or any of their Affiliates, or a stockholder, member, partner, director, officer, employee, Affiliate, associate, customer, supplier, creditor or independent contractor of, or any person that has received any benefit (excluding, however, any compensation received by a Person engaged as an “independent” director or manager, as the case may be) in any form whatever from, or any person that has provided any service (excluding, however, any

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service provided by a Person engaged as an “independent” director or manager, as the case may be) in any form whatever to, such beneficial owner or any of such beneficial owner’s affiliates or associates, or

(iii) a member of the immediate family of any person described above.

“Ineligible Truck” has the meaning specified, with respect to any Series of Notes, in the Series Supplement for such Series of Notes.

“Initial Acquisition Cost” has the meaning specified in Section 2.3 of the Applicable CPF Lease.

“Initial Closing Date” means the date on which the initial Series of Notes is issued pursuant to the Indenture.

“Initial Closing Date Net Book Value” means, with respect to each Applicable CPF Truck on the Initial Closing Date, the Capitalized Cost of such Applicable CPF Truck minus all Depreciation Charges accrued with respect to such Applicable CPF Truck through the day immediately preceding the Initial Closing Date.

“Initial Invested Amount” means, with respect to any Series of Notes, the aggregate initial principal amount specified in the Series Supplement for such Series of Notes.

“Initial Purchase Net Book Value” means, with respect to each Additional CPF Truck on the Vehicle Lease Commencement Date for such Additional CPF Truck, the Capitalized Cost of such Additional CPF Truck minus all Depreciation Charges accrued with respect to such Truck through the day immediately preceding the Vehicle Lease Commencement Date for such Additional CPF Truck.

“Interest Collections” means on any date of determination, all Collections which represent payments of Monthly Base Rent (other than (x) any Depreciation Charges included in payments of Monthly Base Rent pursuant to clause (b) of the definition of thereof and (y) any amount included in payments of Monthly Base Rent pursuant to clause (d) of the definition thereof) plus any amounts earned on Permitted Investments in the Collection Account or the Group Collection Account for any Group which are available for distribution on such date.

“Interest Period” means, with respect to any Series of Notes, the period commencing on and including a Distribution Date and ending on and excluding the day preceding the next succeeding Distribution Date, commencing on the date specified in the Series Supplement for such Series of Notes.

“Invested Amount” means, with respect to each Series of Notes, the amount specified in the Series Supplement for such Series of Notes.

“Invested Percentage” means, with respect to any Series of Notes, the percentage specified in the Series Supplement for such Series of Notes.

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“Investment Company Act” means the Investment Company Act of 1940, as amended.

“Investment Property” has the meaning specified in Section 9-102(a)(49) of the applicable UCC.

“Issuer Accounts” has the meaning specified in Section 5.1(e) of the Base Indenture.

“Lease Event of Default” means, with respect to an Applicable CPF Lease, the occurrence of any of the events described in Section 18.1 of such Applicable CPF Lease.

“Lease Payment Default” means the occurrence of any event described in Section 18.1.1 of the Applicable CPF Lease.

“Lease Payment Deficit” has the meaning specified, with respect to any Series of Notes, in the Series Supplement for such Series of Notes.

“Lessee” means BTR, in its capacity as lessee under the Applicable CPF Lease.

“Lessor” means CPF in its capacity as the lessor under the Applicable CPF Lease.

“Lien” means, when used with respect to any Person, any interest in any real or personal property, asset or other right held, owned or being purchased or acquired by such Person which secures payment or performance of any obligation, and shall include any mortgage, lien, pledge, encumbrance, charge, retained security title of a conditional vendor or lessor, or other security interest of any kind, whether arising under a security agreement, mortgage, lease, deed of trust, chattel mortgage, assignment, pledge, retention or security title, financing or similar statement, or notice or arising as a matter of law, judicial process or otherwise.

“License Agent” has the meaning specified in the definition of “Titling Procedures”.

“Limited Liquidation Event of Default” means, with respect to any Series of Notes, any event specified as such in the Series Supplement for such Series of Notes.

“Liquidation Event of Default” means, with respect to any Group, the occurrence and continuance of an Amortization Event under the Base Indenture (excluding Section 9.1(j)).

“Liquidation Proceeds” means, with respect to any Related Month, amounts paid during such Related Month and amounts due and payable (but not more than 30 days past the date of disposition of the Truck) with respect to the disposition, at auction, wholesale or otherwise, of the Trucks previously leased under any Applicable CPF Lease.

“Luxembourg Agent” means, with respect to each Series of Notes, any agent specified as such in the Series Supplement for such Series of Notes.

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“Material Adverse Effect” means, with respect to any occurrence, event or condition:

(a) a material adverse change in or effect on the financial condition, prospects, business, assets or operations of the Guarantor and its Consolidated Subsidiaries;

(b) a material adverse effect on the ability of BTR, the Guarantor, ABCR, CPF or the Administrator to perform its obligations under any of the Applicable Related Documents; or

(iii) an adverse effect on (a) the validity or enforceability of any Applicable Related Document or (b) on the validity, status, perfection or priority of the Trustee’s Lien on the Collateral or Group Specific Collateral with respect to any applicable Group.

“Maximum Invested Amount” means, with respect to each Series of Notes, the amount, if any, specified in the Series Supplement for such Series of Notes.

“Monthly Administration Fee” means, with respect to each Distribution Date and each Group, the fee payable to the Administrator pursuant to each Applicable Administration Agreement on such Distribution Date.

“Monthly Base Rent” means, with respect to any Group for each Distribution Date, the sum of (a) the aggregate amount of interest accrued on each Outstanding Series of Notes in such Group during the Interest Period ending on the day immediately preceding such Distribution Date minus any accrued earnings on investments in the Collection Account, to the extent constituting Group Specific Collateral for such Group, and the Group Collection Account for such Group which are available for distribution to the Series of Notes of such Group on the last Business Day of such Interest Period, plus (b) the accrued Depreciation Charges for the Related Month for all Applicable CPF Trucks (i) subject to the Applicable CPF Lease as of the end of the Related Month or (ii) that, without double counting, while subject to the Applicable CPF Lease suffered a Casualty or were sold by or on behalf of CPF to any Person, in each case, during the Related Month, plus (c) Truck Special Damage Payments related to Applicable CPF Trucks disposed of during the Related Month, plus (d) the Termination Value of any Applicable CPF Truck with respect to which a Casualty has occurred during the Related Month, plus (e) the Monthly Administration Fee payable to the Administrator pursuant to the Applicable Administration Agreement for each Series of Notes in such Group on such Distribution Date, plus (f) the Carrying Charges as of such Distribution Date allocable to such Group in accordance with the Series Supplement for each Series of Notes in such Group, plus (f) an amount equal to 2% per annum, payable at one-twelfth the annual rate, of the Net Book Value of the Applicable CPF Trucks as of the first day of the Related Month.

“Monthly Certificate” has the meaning specified in Section 4.1(c) of the Base Indenture.

“Monthly Noteholders Statement” means, with respect to any Series of Notes, a statement substantially in the form of an Exhibit to the Series Supplement for such Series of Notes.

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“Moody’s” means Moody’s Investor Service.

“Net Book Value” means, (a) with respect to each Eligible Truck (other than an Additional CPF Truck), (i) as of any date of determination during the period from and including the Initial Closing Date to but excluding the initial Determination Date, the Initial Closing Date Net Book Value of such Eligible Truck, (ii) as of the initial Determination Date, the Initial Closing Date Net Book Value of such Eligible Truck minus the aggregate Depreciation Charges accrued with respect to such Eligible Truck from and including the Initial Closing Date through the last day of the Related Month and (iii) as of any other Determination Date, the Net Book Value of such Eligible Truck as calculated on the immediately preceding Determination Date minus the aggregate Depreciation Charges accrued with respect to such Eligible Truck during the Related Month and (b) with respect to each Additional CPF Truck, (i) as of any date of determination during the period from and including the Vehicle Lease Commencement Date with respect to such Additional CPF Truck to but excluding the initial Determination Date thereafter, the Initial Purchase Net Book Value of such Additional CPF Truck, (ii) as of the initial Determination Date after the Vehicle Lease Commencement Date with respect to such Additional CPF Truck, the Initial Purchase Net Book Value of such Additional CPF Truck minus the aggregate Depreciation Charges accrued with respect to such Additional CPF Truck from and including the Vehicle Lease Commencement Date with respect to such Additional CPF Truck through the last day of the Related Month and (iii) as of any other Determination Date, the Initial Purchase Net Book Value of such Additional CPF Truck as calculated on the immediately preceding Determination Date minus the aggregate Depreciation Charges accrued with respect to such Additional CPF Truck during the Related Month. After the initial Determination Date, on any date of determination that is not a Determination Date, the Net Book Value of an Eligible Truck or an Additional CPF Truck will be the Net Book Value calculated for such Eligible Truck or Additional CPF Truck on the most recent Determination Date.

“Note Obligations” means, with respect to any Group, all principal and interest, at any time and from time to time, owing by CPF on the Notes in such Group and all costs, fees and expenses payable by, or obligations of, CPF under the Base Indenture and/or the Applicable Related Documents, in each case, with respect to the Notes of such Group.

“Note Owner” means a Person holding a beneficial interest in a Global Note.

“Note Rate” means, with respect to any Series of Notes, the annual rate at which interest accrues on the Notes of such Series of Notes (or formula on the basis of which such rate shall be determined) as stated in the Series Supplement for such Series of Notes.

“Note Register” means the register maintained pursuant to Section 2.6(a) of the Base Indenture, providing for the registration of the Notes and transfers and exchanges thereof.

“Noteholder” and “Holder” means the Person in whose name a Note is registered in the Note Register.

“Notes” has the meaning specified in the recitals to the Base Indenture.

“Officer’s Certificate” means a certificate signed by an Authorized Officer of ABCR, CPF, the Administrator or the Lessee, as the case may be.

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“Opinion of Counsel” means a written opinion from legal counsel which is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to ABCR, CPF, the Administrator or, as the case may be, unless the Requisite Investors shall notify the Trustee of objection thereto.

“Original Indenture” has the meaning specified in the recitals to the Base Indenture.

“OTC” has the meaning specified in the definition of “Titling Procedures”.

“Outstanding” has the meaning specified, with respect to any Series, in the Series Supplement for such Series of Notes.

“Paying Agent” has the meaning specified in Section 2.6(a) of the Base Indenture.

“Pension Plan” means any “employee pension benefit plan”, as such term is defined in ERISA, which is subject to Title IV of ERISA (other than a “multiemployer plan”, as defined in Section 4001 of ERISA) and to which any company in the Controlled Group has liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA for any time within the preceding five years or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.

“Permitted Encumbrances” means: (a) a Lien securing a tax, assessment or other governmental charge or levy (excluding any Lien arising under any of the provisions of ERISA) or the claim of a materialman, mechanic, carrier, warehouseman or landlord for labor, materials, supplies or rentals incurred in the ordinary course of business, and foreclosure, distraint, sale or other similar proceedings shall not have been commenced; (b) a Lien consisting of a deposit or pledge made, in the ordinary course of business, in connection with, or to secure payment of, obligations under worker’s compensation, unemployment insurance or similar legislation; (c) a Lien constituting an encumbrance in the nature of zoning restrictions, easements, and rights or restrictions of record on the use of real property which does not materially detract from the value of such property or impair the use thereof in the business of the Lessee; (d) a Lien constituting a lease or sublease granted by the Lessee to others in the ordinary course of business; (e) a Lien securing Purchase Money Indebtedness but only if, in the case of each such Lien: (i) such Lien shall at all times be confined solely to the asset purchase price of which was financed through the incurrence of the Purchase Money Indebtedness secured by such Lien and to fixed improvements then or thereafter erected on such asset; (ii) such Lien attached to such asset within 90 days of the acquisition of such property; and (iii) the aggregate principal amount of Purchase Money Indebtedness secured by such Lien at no time exceeds an amount equal to the lesser of (A) the cost (including the principal amount of such Indebtedness, whether or not assumed) to the Lessee of the asset subject to such Lien and (B) the fair value of such asset at the time of such acquisition; (f) a Lien constituting a renewal, extension or replacement of a Lien constituting a Permitted Encumbrance by virtue of clause (e) of this definition, but only, in the case of each such renewal, extension or replacement Lien, to the extent that the principal amount of indebtedness secured by such Lien does not exceed the principal amount of such indebtedness so secured at the time of the extension, renewal or replacement, and that such renewal, extension or replacement Lien is limited to all or a part of the property that was subject to the Lien extended,

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renewed or replaced and to fixed improvements then or thereafter erected on such property; and (g) a Lien arising pursuant to an order of attachment, distraint or similar legal process arising in connection with legal proceedings, but only if and so long as the execution or other enforcement thereof is not unstayed for more than 20 days. For this purpose “Purchase Money Indebtedness” means Indebtedness of the Lessee that, within 90 days of such purchase, is incurred to finance part or all of (but not more than) the purchase price of a tangible asset in which the Lessee had at any time prior to such purchase any interest other than a security interest or an interest as lessee under an operating lease and renewals, extensions or refundings, thereof, but not any increases in the principal amounts thereof or interest rates thereon, except for increases in interest rates upon the occasion of any such renewal, extension or refunding that are commercially reasonable at such time.

“Permitted Investments” means negotiable instruments or securities maturing on or before the Distribution Date next occurring after the investment therein, payable in Dollars, issued by an entity organized under the laws of the United States of America and represented by instruments in bearer or registered or in book-entry form which evidence:

(i) obligations the full and timely payment of which are to be made by or is fully guaranteed by the United States of America other than financial contracts whose value depends on the values or indices of asset values;

(ii) demand deposits of, time deposits in, or certificates of deposit issued by, any depositary institution or trust company incorporated under the laws of the United States of America or any state thereof whose short-term debt is rated P-1 by Moody’s and A-1 or higher by Standard & Poor’s and subject to supervision and examination by Federal or state banking or depositary institution authorities; provided, however, that at the earlier of (x) the time of the investment and (y) the time of the contractual commitment to invest therein, the certificates of deposit or short-term deposits, if any, or long-term unsecured debt obligations (other than such obligation whose rating is based on collateral or on the credit of a Person other than such institution or trust company) of such depositary institution or trust company shall have a credit rating from Standard & Poor’s of “A-1+”, in the case of certificates of deposit or short-term deposits, or a rating from Standard & Poor’s not lower than “AA”, in the case of long-term unsecured debt obligations;

(iii) commercial paper having, at the earlier of (x) the time of the investment and (y) the time of the contractual commitment to invest therein, a rating from Standard & Poor’s of “A-1+” and a rating from Moody’s of “P-1”;

(iv) bankers’ acceptances issued by any depositary institution or trust company described in clause (ii) above;

(v) investments in money market funds (x) rated “AAm” by Standard & Poor’s or otherwise approved in writing by Standard & Poor’s and (y) rated “Aaa” by Moody’s or otherwise approved in writing by Moody’s;

(vi) Eurodollar time deposits having a credit rating from Standard & Poor’s of “A-1+” and a credit rating from Moody’s of at least “A3” or “P-1”;

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(vii) repurchase agreements involving any of the Permitted Investments described in clauses (i) and (vi) above and the certificates of deposit described in clause (ii) above which are entered into with a depository institution or trust company, having a commercial paper or short-term certificate of deposit rating of “A-1+” by Standard & Poor’s and “P-1” by Moody’s or which otherwise is approved as to collateralization by the Rating Agencies; and

(viii) any other instruments or securities, if the Rating Agencies confirm in writing that the investment in such instruments or securities will not adversely affect any ratings with respect to any Series of Notes.

“Permitted Liens” means (i) Liens for current taxes not delinquent or for taxes being contested in good faith and by appropriate proceedings, and with respect to which adequate reserves have been established, and are being maintained, in accordance with GAAP, (ii) mechanics’, materialmen’s, landlords’, warehousemen’s and carrier’s Liens, and other Liens imposed by law, securing obligations arising in the ordinary course of business that are not more than thirty days past due or are being contested in good faith and by appropriate proceedings and with respect to which adequate reserves have been established, and are being maintained, in accordance with GAAP, (iii) Liens noted on the Certificate of Title in the name of the Applicable Nominee Lienholder for any Series of Notes and (iv) the Liens in favor of the Trustee pursuant to the Base Indenture and the Series Supplement for any Series of Notes.

“Permitted Sublessee” means, with respect to the Applicable CPF Lease, each of ACRG and BRACS and any other Person that becomes a sublessee under a Sublease in accordance with Section 7 of the Applicable CPF Lease; provided that each of ACRG, BRACS and any such other Person shall only be a “Permitted Sublessee” so long as it remains a wholly-owned subsidiary of the Guarantor.

“Person” means any natural person, corporation, business trust, joint venture, association, company, limited liability company, partnership, joint stock company, corporation, trust, unincorporated organization or Governmental Authority.

“Potential Amortization Event” means any occurrence or event which, with the giving of notice, the passage of time or both, would constitute an Amortization Event.

“Potential Lease Event of Default” means, with respect to an Applicable CPF Lease, any occurrence or event which, with the giving of notice, the passage of time or both, would constitute a Lease Event of Default under such Applicable CPF Lease.

“Power of Attorney” means a power of attorney in the form of Exhibit A to an Applicable Nominee Agreement with respect to CPF, as nominee titleholder thereunder, and in the form of Exhibit B to an Applicable Nominee Agreement with respect to the Applicable Nominee Lienholder thereunder.

“Principal Collections” means any Collections other than Interest Collections.

“Principal Terms” has the meaning specified in Section 2.3 of the Base Indenture.

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“Proceeds” has the meaning specified in Section 9-102(a)(64) of the applicable UCC.

“Qualified Institution” means a depositary institution or trust company (which may include the Trustee) organized under the laws of the United States of America or any one of the states thereof or the District of Columbia or incorporated under the laws of a foreign jurisdiction with a branch or agency located in the United States of America or any one of the states thereof and subject to the supervision and examination by federal or state banking authorities which at all times has the Required Ratings and, in the case of any such institution organized under the laws of the United States of America, whose deposits are insured by the FDIC.

“Qualified Trust Institution” means an institution organized under the laws of the United States of America or any State thereof or incorporated under the laws of a foreign jurisdiction with a branch or agency located in the United States of America or any State thereof and subject to supervision and examination by federal or state banking authorities which at all times (i) is authorized under such laws to act as a trustee or in any other fiduciary capacity, (ii) has capital, surplus and undivided profits of not less than $50,000,000 as set forth in its most recent published annual report of condition, and (iii) has a long term deposits rating of not less than “A-” by S&P and “A3” by Moody’s.

“Rating Agency” means, with respect to any Series of Notes, each rating agency rating such Series of Notes as specified in the Series Supplements for such Series of Notes.

“Rating Agency Condition” means, with respect to any Series of Notes and any action or event, confirmation from each Rating Agency with respect to such Series of Notes that such action or event will not in and of itself result in the downgrade or withdrawal of its then-current rating of such Series of Notes, which such confirmation shall be promptly forwarded by CPF to the Trustee.

“Record Date” means, with respect to any Series of Notes and any Distribution Date, the date specified in the Series Supplement for such Series of Notes.

“Registrar” has the meaning specified in Section 2.6(a) of the Base Indenture.

“Regulation S” has the meaning set forth in Section 2.5(b) of the Base Indenture.

“Related Month” means, (i) with respect to any Distribution Date or Determination Date, the most recently ended calendar month, (ii) with respect to any other date, the calendar month in which such date occurs and (iii) with respect to an Interest Period, the month in which such Interest Period commences; provided, however, that with respect to the above clause (i), the initial Related Month shall be the period from and including the Initial Closing Date to and including the last day of the calendar month following the month in which the Initial Closing Date occurs.

“Required Borrowing Base” means, with respect to each Series of Notes, the amount specified in the Series Supplement for such Series of Notes.

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“Required Enhancement Amount” has the meaning specified, with respect to any Series, in the Series Supplement for such Series of Notes.

“Required Ratings” means (i) a short-term certificate of deposit rating of “P-l” from Moody’s and at least “A-1” from Standard & Poor’s and (ii) a long-term unsecured debt rating of not less than “Aa3” from Moody’s and “AA-” from Standard & Poor’s.

“Required Noteholders” has the meaning specified, with respect to any Series, in the Series Supplement for such Series of Notes.

“Requirements of Law” means, with respect to any Person or any of its property, the certificate of incorporation or articles of association and by-laws, limited liability company agreement, partnership agreement or other organizational or governing documents of such Person or any of its property, and any law, treaty, rule or regulation, or determination of any arbitrator or Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject, whether Federal, state or local (including, without limitation, usury laws, the Federal Truth in Lending Act and retail installment sales acts).

“Requisite Group Investors” means, with respect to any Group, Noteholders holding in excess of 50% of the aggregate Invested Amount of all Outstanding Series of Notes in such Group (excluding, for the purposes of making the foregoing calculation, any Notes held by CPF).

“Requisite Investors” means Noteholders holding in excess of 66% (or 50% if all Series of Notes Outstanding are part of the same Group) of the aggregate Invested Amount of all Outstanding Series of Notes (excluding, for the purposes of making the foregoing calculation, any Notes held by CPF).

“Restatement Effective Date” means March 9, 2010.

“Rule 144A” has the meaning set forth in Section 2.5(a) of the Base Indenture.

“Rule 144A Global Note” has the meaning set forth in Section 2.5(a) of the Base Indenture.

“S&P” or “Standard & Poor’s” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

“Secured Parties” has the meaning specified in Section 3.1 of the Base Indenture.

“Securities Act” means the Securities Act of 1933, as amended.

“Series Accounts” means, with respect to any Series of Notes, the account or accounts established pursuant to the Series Supplement for such Series of Notes.

“Series Closing Date” means, with respect to any Series of Notes, the date of issuance of such Series of Notes, as specified in the Series Supplement for such Series of Notes.

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“Series of Notes” or “Series” means each Series of Notes issued and authenticated pursuant to the Base Indenture and the Series Supplement for such Series of Notes.

“Series Supplement” means, with respect to any Series of Notes, a supplement to the Base Indenture complying (to the extent applicable) with the terms of Section 2.3 of the Base Indenture.

“Series Termination Date” means, with respect to any Series of Notes, the date stated in the Series Supplement for such Series of Notes as the termination date.

“Sublease” means, with respect to the Applicable CPF Lease, any sublease entered into between the Lessee and any Permitted Sublessee pursuant to Section 7 of the Applicable CPF Lease and any and all other contracts, agreements, guarantees, insurance, warranties, instruments or certificates entered into or delivered to the Lessee in connection therewith.

“Subsidiary” means, with respect to any Person (herein referred to as the “parent”), any corporation, partnership, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned, controlled or held by the parent or (b) that is, at the time any determination is being made, otherwise controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Supplement” means a supplement to the Base Indenture complying (to the extent applicable) with the terms of Article 12 of the Base Indenture.

“Supplemental Documents” has the meaning specified in Section 2.1 of the Applicable CPF Lease.

“Supplemental Rent” means any and all amounts due under any Applicable CPF Lease other than Monthly Base Rent.

“Tax Opinion” means an Opinion of Counsel to be delivered in connection with the issuance of a new Series of Notes to the effect that, for United States federal income tax purposes, the issuance of such new Series of Notes will not result in any of the Outstanding Series of Notes failing to be characterized as debt for United States federal income tax purposes.

“Term” has the meaning specified in Section 3.2 of the Applicable CPF Lease.

“Termination Value” means, with respect to any Applicable CPF Truck, as of any date, an amount equal to (i) the Capitalized Cost of such Applicable CPF Truck minus (ii) all Depreciation Charges accrued with respect to such Applicable CPF Truck through but excluding such date.

“Termination Value Curve Schedule” means, with respect to any Group, the Termination Value Curve Schedule, attached as a schedule to the Applicable CPF Lease, setting forth the Termination Value Curve for each type of Truck on the Eligible Truck Appendix

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applicable to each Series secured by the Applicable CPF Lease with the expected net book values of such Trucks expressed as a percentage of the original Capitalized Cost of such Trucks in monthly increments, as such schedule may be amended from time to time in the manner specified in the Series Supplement for each Series of Notes in such Group, to add Additional CPF Trucks of a new type, modify the Termination Value Percentages or otherwise amend the Termination Value Curve Schedule, subject to the consent of CPF.

“Termination Value Percentage” means, with respect to any Series of Notes and with respect to each type of Eligible Truck, the percentages of the original Capitalized Cost of such Eligible Truck as set forth on, or derived from, the Termination Value Curve Schedule applicable to such Series.

“Titling Certification Requirements” means, with respect to any Truck for which an Oklahoma Certificate of Title has not been issued in the name of CPF with the Trustee or an Applicable Nominee Lienholder noted as the first lienholder thereon, the following: (a) copies of the items described in clauses (a)(i)(v), (w), (x), (y) and (z) of the definition of “Titling Procedures” have been delivered to the Trustee; (b) an Officer’s Certificate of the Administrator confirming the proper completion and filing with the OTC or any License Agent of the items described in clauses (a)(i)(v), (w), (x), (y) and (z) of the definition of “Titling Procedures”; and (c) if a filing agent has been used to make the filings described in clauses (a)(i)(v), (w), (x), (y) and (z) of the definition of “Titling Procedures”, a certificate from an Authorized Officer of such filing agent confirming the proper filing with the OTC or any License Agent of the items described in clauses (a)(i)(v), (w), (x), (y) and (z) of the definition of “Titling Procedures”.

“Titling Procedures” means, (a) with respect to any Applicable CPF Truck for which an Oklahoma Certificate of Title has not been issued or with respect to a transfer of an Oklahoma Certificate of Title from a person other than CPF to CPF, (i) the proper completion and filing with the Oklahoma Tax Commission (the “OTC”) or any Oklahoma motor vehicle license agent (“License Agent”) of (v) an Application for Oklahoma Certificate of Title for a Vehicle (including the Affidavit for Title/Registration of Rental Vehicles, and, if applicable, the Affidavit for Issuance of Title for a Proportionally Registered Vehicle), (w) the manufacturer’s certificate of origin for such Applicable CPF Truck or, with respect to any Applicable CPF Truck for which a Certificate of Title had previously been issued to a person other than CPF, the Certificate of Title with an endorsed assignment to CPF by the prior owner or such other evidence of ownership in the manner prescribed by the OTC or applicable License Agent, (x) if applicable, documentation necessary to release any Liens (other than Permitted Liens) with respect to such Applicable CPF Truck, (y) the Lien Entry Form containing the name and address of the Trustee and the Closing Date in the manner prescribed by the OTC or any applicable License Agent, and (z) the payment of the applicable lien filing fee for such Applicable CPF Truck, and (ii) the satisfaction of any other requirements for perfection of the Trustee’s Lien on such Applicable CPF Truck and (b) with respect to any Applicable CPF Truck for which an Oklahoma Certificate of Title has been issued (other than any Oklahoma Certificate of Title that has been assigned to CPF, but not yet titled in the name of CPF), (i) the titling of such Applicable CPF Truck in the name of CPF, (ii) the notation of the Trustee or an Applicable Nominee Lienholder as the first lienholder on the Certificate of Title for such Applicable CPF Truck and (iii) the Administrator or its agent, as custodian and agent for the Trustee for the benefit of the Secured Parties, or the Trustee, being in possession such Certificate of Title.

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“Truck” means a truck that is manufactured by an Eligible Truck Manufacturer and purchased by CPF with the proceeds of any Series of Notes.

“Truck Special Damage Payments” has the meaning specified in Section 13.2(a) of the Applicable CPF Lease.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.

“Trust Officer” means, with respect to the Trustee, any Senior Vice President, Vice President, Assistant Vice President, Assistant Secretary or Assistant Treasurer of the Corporate Trust Office, or any trust officer, or any officer customarily performing functions similar to those performed by the person who at the time shall be such officers, or to whom any corporate trust matter is referred because of his knowledge of and familiarity with a particular subject, or any successor thereto responsible for the administration of the Base Indenture.

“Trustee” means the party named as such in the Indenture until a successor replaces it in accordance with the applicable provisions of the Indenture and thereafter means the successor serving thereunder.

“UCC” means the Uniform Commercial Code as in effect from time to time in the specified jurisdiction.

“United States” or “U.S.” means the United States of America, its fifty States and the District of Columbia.

“U.S. Government Obligations” means direct obligations of the United States of America, or any agency or instrumentality thereof for the payment of which the full faith and credit of the United States of America is pledged as to full and timely payment of such obligations.

“Vehicle Lease Commencement Date” has the meaning specified in Section 3.1 of the Applicable CPF Lease.

“Vehicle Lease Expiration Date” has the meaning specified in Section 3.1 of the Applicable CPF Lease.

“Vehicle Perfection and Documentation Requirements” means, with respect to an Applicable CPF Truck, submission of an application for the issuance of a certificate of title for such Applicable CPF Truck with the department of registry of motor vehicles of the State of Oklahoma, which application shall reflect CPF as the registered owner and the Applicable Nominee Lienholder or the Trustee as the first lienholder.

“Vehicle Purchase Price” has the meaning specified in Section 2.5 of the Applicable CPF Lease.

“Vehicle Term” has the meaning specified in Section 3.1 of the Applicable CPF Lease.

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“VIN” means vehicle identification number.

“Wholly-Owned Subsidiary” means, with respect to any Person (herein referred to as the “parent”), any corporation, partnership, association or other business entity of which securities or other ownership interests representing 100% of the equity or 100% of the ordinary voting power or 100% of the general partnership interests are, at the time any determination is being made, owned, controlled or held by the parent.

“written” or “in writing” means any form of written communication, including, without limitation, by means of telex, telecopier device, telegraph or cable.

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